UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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OneSpaWorld Holdings Limited

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Shirley House, 253 Shirley Street, P.O. Box N-624

City of Nassau, Island of New Providence, Commonwealth of The Bahamas

May 22, 2020

Dear Fellow Shareholders:

It is my pleasure to invite you to the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of OneSpaWorld Holdings Limited. The Annual Meeting will be held at 12:30 p.m., Eastern Daylight Time, on Wednesday, June 10, 2020. Due to the emerging public health threat of the coronavirus (COVID-19) outbreak and to support the health and safety of our shareholders, this year’s Annual Meeting will be held as a virtual meeting only. We believe that a virtual meeting format will provide better communication and access for our shareholders.

You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions during the meeting by visiting https://www.cstproxy.com/onespaworld/2020 and using your control number assigned by Continental Stock Transfer & Trust Company. The Annual Meeting live webcast will begin promptly at 12:30 p.m., Eastern Daylight Time, on Wednesday, June 10, 2020.

The accompanying Notice of Annual Meeting of Shareholders and proxy statement describe the items of business that will be discussed and voted upon during the Annual Meeting. On or about May 22, 2020, we will mail the proxy materials to our shareholders of record.

As a global provider and innovator in the fields of health and wellness, fitness and beauty, we strive to create a relaxing and therapeutic environment where guests can receive health and wellness, fitness and beauty services and experiences of the highest quality. On March 19, 2019, we consummated a business combination whereby we became the ultimate parent company of Haymaker Acquisition Corp. and certain direct and indirect subsidiaries of Steiner Leisure Limited that operated its OneSpaWorld business, in addition to a website formally owned by Elemis USA, Inc.

The regional and global outbreak of COVID-19 has had, and we expect will continue to have, a material negative impact on our current financial and cash position and the cruise industry on which our revenue is substantially dependent. The cruise industry in the United States is subject to the U.S. Centers for Disease Control and Prevention (“CDC”) No Sail Order, which was extended on April 9, 2020 to continue until the earliest of (i) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (ii) the date the Director of the CDC rescinds or modifies the No Sail Order or (iii) 100 days after the order appears on the Federal Register, which would be July 24, 2020. Cruise cancellations and hotel closures resulting in the closure of the Company’s onboard and resort spa operations have materially adversely impacted, and will continue to adversely impact, our operations, financial results and liquidity. The Company’s liquidity and operating results will continue to be negatively impacted until cruise and resort industries resume normalized operations. The full extent to which COVID-19 will impact our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the virus and the actions to contain or treat its impact. In light of the cruise industry’s response to the global COVID-19 pandemic and the No Sail Order issued by the CDC, the Company is taking steps to mitigate the adverse impact of the pandemic, which include the Private Placement described below.

On April 30, 2020, we entered into an Investment Agreement with Steiner Leisure Limited, a current shareholder of the Company, and certain other investors, including members of the Company’s management and Board of Directors, which provides for, among other things, the issuance and sale to the investors of our common shares and warrants to purchase our common shares in exchange for an aggregate purchase price of $75.0 million (the “Private Placement”). Our Board of Directors believes that consummation of the Private Placement will provide the Company with the near-term financial support to operate through the COVID-19 pandemic, including the ability to maintain limited operations for more than 24 months and to remain in compliance with, and avoid a potential default under, its existing credit agreements for the foreseeable future. Once the cruise industry’s operations recommence, our Board of Directors believes that the Private Placement also will provide the Company with the near- and long-term support needed to quickly resume operations, facilitate innovation in its service offerings and wellness experiences and position the Company for long-term growth. The closing of the Private Placement is contingent upon, among other things, approval of Proposals 3 and 4 by our shareholders, as described in the accompanying proxy statement for the Annual Meeting.

Our Board of Directors recommends that you vote “FOR” the Private Placement Proposals.

YOUR VOTE IS VERY IMPORTANT. We urge you to vote and submit your proxy as soon as possible by Internet or mail, pursuant to the instructions on your proxy or voting instruction card to ensure your representation and the presence of a quorum at the Annual Meeting.

On behalf of our Board of Directors, I want to thank you for your continued support and confidence in 2020.

Sincerely,

Glenn J. Fusfield

President and Chief Executive Officer

Leonard Fluxman

Executive Chairman

Notice of 2020 Annual Meeting of Shareholders

to be Held on June 10, 2020

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas, will be held online at 12:30 p.m., Eastern Daylight Time, on Wednesday, June 10, 2020 at https://www.cstproxy.com/onespaworld/2020. In light of the emerging public health threat of the coronavirus (COVID-19) outbreak and to support the health and safety of our shareholders, this year’s Annual Meeting will be held as a virtual meeting only, with no in-person meeting.

You will be able to attend the Annual Meeting online, vote your shares electronically, and submit questions during the meeting by visiting https://www.cstproxy.com/onespaworld/2020 and using your control number assigned by Continental Stock Transfer & Trust Company. We are holding the meeting for the following purposes, which are more fully described in the attached proxy statement:

•	To elect each of Steven J. Heyer, Andrew R. Heyer, and Leonard Fluxman to serve as Class A directors and to hold office for a three-year term expiring at the 2023 Annual Meeting of Shareholders;

•	To ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020;

•	To approve the Private Placement (as defined in the accompanying proxy statement) for purposes of Nasdaq Listing Rule 5635;

•

To approve the adoption of our Third Amended & Restated Memorandum of Association and Second Amended & Restated Articles of Association (the “Amended Articles”) to, among other things, authorize a new class of non-voting common shares, par value $0.0001 per share (the “Non-Voting Common Shares”); and

•	To transact any other matter that may properly come before the Annual Meeting, or any postponement or adjournment thereof.

Our Board of Directors has determined that our shareholders of record at the close of business on May 5, 2020 are entitled to notice of, and to vote at, the Annual Meeting.

Most shareholders have a choice of voting on the Internet or by mail. Please refer to your proxy card, voting instruction card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If your shares are held in the name of a brokerage firm, bank or other nominee of record, follow the voting instructions you receive from such holder of record to vote your shares. If your shares are held in the name of a brokerage firm, bank or other nominee of record, you will also need to provide a proxy, letter or recent account statement from that brokerage firm, bank or nominee of record that confirms that you are the beneficial owner of those shares in order to attend the Annual Meeting or vote on any of the proposals in person at the Annual Meeting.

Sincerely,

Inga A. Fyodorova

Corporate Secretary

May 22, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2020. The proxy statement and our Annual Report on Form 10-K for fiscal year 2019 (the “2019 Annual Report”) are available at the website appearing on your proxy card. The proxy statement, proxy card, and the 2019 Annual Report will be provided to shareholders beginning on or about May 22, 2020.

PAGE
PROXY SUMMARY	1
QUESTIONS AND ANSWERS	3
Proxy Materials	3
Proposals To Be Voted On	4
How You Can Vote	8
Attending the Annual Meeting	10
Shareholder Proposals and Director Nominations	11
Obtaining Additional Information	12
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13
PROPOSALS TO BE VOTED ON	16
Proposal 1: Election of Class A Directors	16
Proposal 2: Ratification of Independent Registered Public Accounting Firm	24
Audit Committee Report	25
Background to Proposals 3 and 4	26
Proposal 3: Approval of the Private Placement for purposes of Nasdaq Listing Rule 5635	42
Proposal 4: Approval of the adoption of our Third Amended & Restated Memorandum of Association and Second Amended & Restated Articles of Association to authorize, among other things, a new class of Non-Voting Common Shares, par value $0.0001 per share	52
CORPORATE GOVERNANCE	53
Board of Directors	53
Board of Director Committees	54
Communications with our Board of Directors	59
Code of Ethics	60
Insider Trading Policy—Prohibition on Hedging and Pledging	60
Sustainability and Social Responsibility	60
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	61
Review, Approval or Ratification of Transactions with Related Persons	62
Executive Officers	62
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	64
Introduction	64
Summary Compensation Table	64
Narrative to Summary Compensation Table	65
Outstanding Equity Awards At 2019 Fiscal Year End	66
Severance, Change in Control and Equity Arrangements	66
DIRECTOR COMPENSATION	68
Overview	68
2019 Non-Employee Director Compensation	68
Securities Authorized for Issuance Under Equity Compensation Plans	70
Compensation Committee Interlocks and Insider Participation	70
APPENDIX A: DUFF & PHELPS, LLC FAIRNESS OPINION	A-1
APPENDIX B: FORM OF THIRD AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION AND SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF ONESPAWORLD HOLDINGS LIMITED	B-1

i

PROXY STATEMENT

OneSpaWorld Holdings Limited

2020 Annual Meeting of Shareholders

to be Held on June 10, 2020

PROXY SUMMARY

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (our “Board of Directors” or “Board”) of OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company,” “OneSpaWorld,” “OSW,” “we,” “us,” or “our”). This proxy statement addresses the items of business for the 2020 Annual Meeting of Shareholders of OneSpaWorld (the “Annual Meeting”) to be held on Wednesday, June 10, 2020, or any postponement or adjournment thereof. We will hold the Annual Meeting online at 12:30 p.m., Eastern Daylight Time, at https://www.cstproxy.com/onespaworld/2020. In light of the recent coronavirus (COVID-19) outbreak and to support the health and safety of our people and our shareholders, this year’s Annual Meeting will be held as a virtual meeting only, with no in-person meeting. At our virtual Annual Meeting, shareholders will be able to attend, vote and submit questions, as further described below.

The Notice of Annual Meeting of Shareholders, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Annual Report”), the proxy card and any accompanying proxy materials are being made available to shareholders on or about May 22, 2020.

For purposes of this proxy statement, “OSW Predecessor” is comprised of the net assets and operations of (i) the following wholly owned subsidiaries of Steiner Leisure Limited (“Steiner Leisure”): OneSpaWorld LLC, Steiner Spa Asia Limited, Steiner Spa Limited, and Steiner Marks Limited, (ii) the following respective indirect subsidiaries of Steiner Leisure: Mandara PSLV, LLC, Mandara Spa (Hawaii), LLC, Florida Luxury Spa Group, LLC, Steiner Transocean U.S., Inc., Steiner Spa Resorts (Nevada), Inc., Steiner Spa Resorts (Connecticut), Inc., Steiner Resort Spas (California), Inc., OneSpaWorld Resort Spas (North Carolina), Inc. (formerly known as Steiner Resort Spas (North Carolina), Inc.), OSW SoHo LLC, OSW Distribution LLC, World of Wellness Training Limited (formerly known as Steiner Training Limited), STO Italy S.r.l., One Spa World LLC, Mandara Spa Services LLC, OneSpaWorld Limited, OneSpaWorld (Bahamas) Limited (formerly known as Steiner Transocean Limited), OneSpaWorld Medispa LLC, OneSpaWorld Medispa Limited, OneSpaWorld Medispa (Bahamas) Limited (formerly known as STO Medispa Limited), Mandara Spa (Cruise I), LLC, Mandara Spa (Cruise II), LLC, Steiner Transocean (II) Limited (subsequently dissolved), The Onboard Spa by Steiner (Shanghai) Co., Ltd., Mandara Spa LLC, Mandara Spa Puerto Rico, Inc., Mandara Spa (Guam), L.L.C. (subsequently dissolved), Mandara Spa (Bahamas) Limited, Mandara Spa Aruba N.V., Mandara Spa Polynesia Sarl, Mandara Spa (Saipan), Inc., Mandara Spa Asia Limited, PT Mandara Spa Indonesia, Spa Services Asia Limited, Mandara Spa Palau, Mandara Spa (Malaysia) Sdn. Bhd., Mandara Spa Ventures International Sdn. Bhd., Spa Partners (South Asia) Limited, Mandara Spa (Maldives) PVT LTD, and Mandara Spa (Fiji) Limited, (iii) Medispa Limited, a majority-owned subsidiary of Steiner Leisure (the noncontrolling interest in which was subsequently purchased by the Company), and (iv) the timetospa.com website, owned by Elemis USA, Inc. (formerly known as Steiner Beauty Products, Inc.) and subsequently transferred to OneSpaWorld.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s ability to consummate the Private Placement, statements regarding the expected benefits and risks associated with the Private Placement, expectations with respect to future performance of the Company, and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 pandemic on the Company’s business and its results of operation and liquidity for the foreseeable future; the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on March 30, 2020. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this proxy statement.

QUESTIONS AND ANSWERS

Proxy Materials

1.	Why am I receiving these proxy materials?

Since you owned OneSpaWorld common shares at the close of business on May 5, 2020 (the “Record Date”), you are considered a shareholder entitled to vote at the Annual Meeting. Accordingly, we are providing you with our proxy materials in order to solicit your vote at the Annual Meeting.

2.	What is included in the proxy materials?

The proxy materials include:

•	Our Notice of Annual Meeting of Shareholders;

•	Our proxy statement for the Annual Meeting;

•	Our proxy or voting instruction card; and

•	Our 2019 Annual Report.

3.	I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials, please request an additional copy by contacting Morrow Sodali LLC, our proxy solicitor, at 800-662-5200 (toll free) or OSW.info@investor.morrowsodali.com. A separate set of the proxy materials will be sent promptly following receipt of your request.

If you are a shareholder of record or a beneficial owner of shares and you wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set of proxy materials in the future, please call your broker, bank or other agent and our investor relations department.

Shareholders may also write to Morrow Sodali LLC, our proxy solicitor, at the address below to request a separate copy of the proxy materials:

Morrow Sodali LLC

509 Madison Avenue, Suite 1206

New York, NY 10022

E-mail: OSW.info@investor.morrowsodali.com

4.	Who pays the cost of soliciting proxies for the Annual Meeting?

OneSpaWorld is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and of soliciting any proxies.

Our Board of Directors, officers and employees may also solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.

In addition, we have engaged Morrow Sodali LLC to assist us with the solicitation of proxies for a fee of approximately $8,500, plus reasonable out-of-pocket expenses. In connection with the solicitation, Morrow

Sodali LLC will also request brokerage houses, banks, and other custodians, nominees and fiduciaries to forward proxy materials to their customers or principals who are the beneficial owners of our Common Shares, and we will reimburse those persons for their expenses in doing so. We do not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on at the Annual Meeting.

Proposals To Be Voted On

5.	What items of business will be voted on at the Annual Meeting?

The business items to be voted on at the Annual Meeting are:

Proposal 1. The election of each of Steven J. Heyer, Andrew R. Heyer, and Leonard Fluxman to serve as Class A directors and to hold office for a three-year term expiring at the 2023 annual meeting of shareholders;

Proposal 2. The ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the year ending December 31, 2020;

Proposal 3. The approval of the Private Placement (as defined below) for purposes of Nasdaq Listing Rule 5635; and

Proposal 4. The approval of the adoption of our Third Amended & Restated Memorandum of Association and Second Amended & Restated Articles of Association (the “Amended Articles”) to, among other things, authorize a new class of non-voting common shares, par value $0.0001 per share (the “Non-Voting Common Shares”).

Approval of Proposal 4 is conditioned upon approval of Proposal 3. Unless approval is received with respect to Proposal 3, we will not take any of the actions contemplated under Proposal 4. Shareholder approval of both Proposals 3 and 4 is required to consummate the Private Placement, unless the closing condition in the Investment Agreement related to shareholder approval of the Amended Articles is waived.

We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matters are properly presented for a vote, then the individuals named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

6.	What are my voting choices?

Proposal 1. You may vote “FOR” or “WITHHOLD” in the election of any or all nominees for election as a Class A director. If you vote “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Additionally, because the election of directors is not a “routine” or “discretionary” proposal under the applicable exchange rules, banks, brokers and other custodians will not have the authority to submit proxy cards on behalf of any beneficial owner from which it does not have instructions. Broker non-votes will have no effect on the election of the nominees.

Proposal 2. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the appointment of our registered independent public accounting firm. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the vote for this proposal.

Proposal 3. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the Private Placement pursuant to Nasdaq Listing Rule 5635. Abstentions will not be counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal. Additionally, because this proposal is not a “routine” or “discretionary” proposal under the applicable exchange rules, banks, brokers and other custodians will not have the authority to submit proxy cards on behalf of any beneficial owner from which it does not have instructions. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 4. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the adoption of our Amended Articles to, among other things, authorize a new class of Non-Voting Common Shares. Abstentions will not be counted as votes “FOR” or “AGAINST” this proposal and will have no effect on the outcome of this proposal. Additionally, because this proposal is not a “routine” or “discretionary” proposal under the applicable exchange rules, banks, brokers and other custodians will not have the authority to submit proxy cards on behalf of any beneficial owner from which it does not have instructions. Broker non-votes will have no effect on the outcome of this proposal.

7.	How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the Class A director nominees for election to the Board of Directors;

•	“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020;

•	“FOR” the approval of the Private Placement for purposes of Nasdaq Listing Rule 5635; and

•	“FOR” the approval of the adoption of our Amended Articles to, among other things, authorize a new class of Non-Voting Common Shares.

8.	What vote is required to approve each item?

To conduct business at the Annual Meeting, a quorum must be established. Pursuant to our Amended and Restated Memorandum and Articles of Association (our “Articles”), a quorum is established by the presence, in person or by proxy, of holders of not less than fifty (50) percent of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. A shareholder shall be deemed to be present at a meeting of shareholders if such shareholder participates by telephone or other electronic means and all shareholders participating in the meeting are able to hear each other. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting. Additionally, if you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Similarly, broker non-votes will be counted in determining whether there is a quorum. Our common shares have no cumulative voting rights.

Proposal	Required Vote
1. Election of the Class A directors	Plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors

2. Ratification of the appointment of the independent registered public accounting firm	Majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter

3. Approval of the Private Placement for purposes of Nasdaq Listing Rule 5635	Majority of the votes cast on the subject matter

4. Approval of the adoption of our Amended Articles to, among other things, authorize a new class of Non-Voting Common Shares	Majority of the votes cast on the subject matter

In the election of Class A directors, the affirmative vote of a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors is required. This means the director nominees receiving the greatest number of votes will be elected and withhold votes and broker non-votes will have no effect on the outcome of the vote.

For the ratification of the appointment of the independent registered public accounting firm, the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on such matter is required. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

For the approval of the Private Placement for purposes of Nasdaq Listing Rule 5635, the affirmative vote of a majority of the votes cast on such matter is required. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

For the approval of the adoption of our Amended Articles to, among other things, authorize a new class of Non-Voting Common Shares, the affirmative vote of a majority of the votes cast on such matter is required. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

9.	Why are we seeking shareholder approval of Proposals 3 and 4?

On April 30, 2020, the Company entered into an Investment Agreement (the “Investment Agreement”) with Steiner Leisure Limited (“Steiner Leisure”), a current shareholder of the Company, and certain other investors, including members of the Company’s management and the Board of Directors (collectively, the “Co-Investors” and, together with Steiner Leisure, the “Investors”). The Investment Agreement provides for, among other things, the issuance and sale to the Investors of the Common Shares (as defined below) and warrants to purchase the Common Shares in exchange for an aggregate purchase price of $75.0 million (the “Private Placement”). Closing of the Private Placement is contingent upon, among other things, approval by the Company’s shareholders of Proposals 3 and 4.

Prior to the closing of the Private Placement, and assuming shareholder approval of Proposals 3 and 4, the Company will authorize a new class of Non-Voting Common Shares, by adopting the Amended Articles. At closing, pursuant to the Investment Agreement, the Company will, among other things, (i) issue to Steiner Leisure an aggregate of (x) approximately 17.2 million Non-Voting Common Shares and approximately 2.8 million of the Company’s voting common shares, par value $0.0001 per share (the “Voting Common Shares”, and together with the Non-Voting Common Shares, the “Common Shares”) (each amount includes the applicable portion of the Additional Shares (as defined below)), and (y) warrants to purchase approximately 4.0 million Non-Voting Common Shares at an exercise price of $5.75 per share, and (ii) issue to the Co-Investors an aggregate of (x) approximately 3.7 million of the Voting Common Shares and (y) warrants to purchase approximately 1.0 million Voting Common Shares at an exercise price of $5.75 per share, for an aggregate purchase price of $75.0 million. The Non-Voting Common Shares will be of equal rank to the Voting Common Shares in terms of dividends, liquidation, preferences and all other rights and features, with the following exceptions: (1) the Non-Voting Common Shares have no voting rights, except as may be required by law; (2) Steiner Leisure may vote its Non-Voting Common Shares in favor of its director designees; and (3) the Non-Voting Common Shares will automatically be converted to Voting Common Shares upon the occurrence of certain events.

Use of Proceeds

The Company intends to use the proceeds from the Private Placement for working capital or other general corporate purposes, and to (i) pay any costs, fees and expenses of the Company and (ii) pay or reimburse Steiner Leisure and its affiliates’ costs, fees and expenses (subject to a cap of $1.25 million), in each case, incurred in connection with the Private Placement.

Reasons for Shareholder Approval

Proposal 3. We are seeking shareholder approval of the Private Placement in order to comply with Nasdaq Listing Rule 5635, and because such shareholder approval is a condition to the closing of the Private Placement.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the Company. This rule does not specifically define when a change in control may be deemed to occur, however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of a company’s then-outstanding capital stock and be that company’s largest shareholder. Based on this standard, the closing of the Private Placement would result in a change of control under Nasdaq Listing Rule 5635(b). Steiner Leisure and its affiliates currently beneficially own approximately 16.39% of our Common Shares (or approximately 14.0%, excluding the 1,486,520 Common Shares issuable upon exercise of warrants currently held by Steiner Leisure and its affiliates). If the Private Placement is consummated, Steiner Leisure will beneficially own more than 20% of our Common Shares, which will be the largest ownership position. Accordingly, we are seeking shareholder approval for this “change in control” as used in Nasdaq Listing Rule 5635(b). Shareholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule, and does not constitute a “change of control” for purposes of Bahamian law, our Articles, or any other purpose.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction (other than a public offering) involving the sale, issuance or potential issuance by an issuer of common shares (or securities convertible into or exercisable for common shares) at a price that is less than the “Minimum Price,” which is the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement with respect to the issuance or (ii) the average Nasdaq Official Closing Price of the common shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement, with respect to the issuance if the number of common shares to be issued is or may be equal to 20% or more of the common shares, or 20% or more of the company’s voting power, outstanding immediately prior to the issuance. The securities being sold in the Private Placement are priced below the Minimum Price, and the Private Placement will result in the issuance of more than 20% of the Company’s voting power. Furthermore, pursuant to the Investment Agreement, none of the securities being sold in the Private Placement may be issued unless and until shareholder approval is received.

We are therefore seeking shareholder approval for the Private Placement in order to satisfy (i) the requirements of Nasdaq Listing Rule 5635, and (ii) our obligations under the Investment Agreement.

Proposal 4. We are seeking shareholder approval of Proposal 4 because it is a condition to the closing of the Private Placement.

Approval of Proposal 4 is conditioned upon approval of Proposal 3. Unless approval is received with respect to Proposal 3, we will not take any of the actions contemplated under Proposal 4. Shareholder approval of both Proposals 3 and 4 is required to consummate the Private Placement, unless the closing condition in the Investment Agreement related to shareholder approval of the Amended Articles is waived. Please see “Background to Proposals 3 and 4” for additional information regarding the reasons for Proposals 3 and 4. For a complete description of the terms of the Private Placement, see the section entitled “Proposal 3: Approval of the Private Placement for purposes of Nasdaq Listing Rule 5635”. For a description of the Amended Articles, see the section entitled “Proposal 4: Approval of the adoption of our Third Amended & Restated Memorandum of Association and Second Amended & Restated Articles of Association to authorize, among other things, a new class of Non-Voting Common Shares, par value $0.0001 per share”. The proposed form of the Amended Articles is included as Appendix B to this proxy statement. Shareholders should also carefully read the “Cautionary Note Regarding Forward-Looking Statements” section at the beginning of this proxy statement.

10.	Did the Company engage a financial advisor or placement agent in connection with the Private Placement?

Yes, we engaged Nomura Securities International, Inc. (“Nomura”) as our financial advisor and placement agent with respect to the Private Placement. In addition, we engaged Duff & Phelps LLC (“Duff & Phelps”) to advise the Special Committee of the Board of Directors (the “Special Committee”), which committee was charged with evaluating different potential strategic alternatives for the Company, regarding, and to render to the Special Committee an opinion as to, the fairness, from a financial point of view, to the Company of the Private Placement. For more information, see the section entitled “Background to Proposals 3 and 4—Background of the Private Placement.” Duff & Phelps and Nomura were selected as financial advisors given, among other things, their respective qualifications, experience and reputation, and knowledge of and familiarity with the Company’s business and industry. Nomura was involved with the Company’s prior sale process and its business combination transaction and, based on that experience, was familiar with investors that had expressed interest in the Company in the past, and in a position to conduct potential investor outreach efforts in a targeted and expeditious manner. The Special Committee noted that Nomura previously served as a financial advisor to Steiner Leisure in connection with its sale of the Company and has provided services to Steiner Leisure and/or certain of its affiliates in connection with other matters, and engaged Duff & Phelps to provide an opinion regarding the fairness of any strategic transaction that it identified as desirable to present to the Board of Directors for consideration. On April 29, 2020, Duff & Phelps delivered its written opinion to the Special Committee that as of April 29, 2020, and based on and subject to the matters set forth in the opinion, the Private Placement was fair to the Company from a financial point of view. The full text of Duff & Phelps’s written opinion is included as Appendix A hereto, and a summary of the written opinion is included under the section entitled “Background to Proposals 3 and 4—Opinion of Financial Advisor to the Special Committee.” Duff & Phelps’s opinion does not constitute a recommendation to any shareholder with respect to Proposals 3 or 4 or any of the other proposals to be considered at the Annual Meeting. We encourage you to read the opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken by Duff & Phelps.

11.	Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days following the meeting. The report will be available on our website at www.onespaworld.com and on the SEC’s website at www.sec.gov.

How You Can Vote

12.	What shares can I vote?

You are entitled to one vote for each of our common shares that you owned at the close of business on the Record Date. You may vote all shares owned by you on the Record Date, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee.

13.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Summarized below are distinctions between shares held of record and shares owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to representatives from the Company or to another person, or to vote your shares at the Annual Meeting, or any adjournment or postponement thereof. You have received a proxy card to use in voting your shares, which instructs you how to vote.

Beneficial Owner

If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name. As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Annual Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares at the Annual Meeting, or any adjournment or postponement thereof, unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.

14.	How can I vote?

For directions on how to vote, please refer to the following instructions and those included on your proxy or voting instruction card.

Voting by Mail

Shareholders may submit proxies by completing, signing and dating their proxy or voting instruction card and mailing it in the envelope provided. If you do not timely return your proxy card, your shares will not be voted unless you or your proxy holder attends the Annual Meeting and any adjournment or postponement thereof and votes.

Voting by Internet

Shareholders may submit proxies over the Internet at https://www.cstproxy.com/onespaworld/2020 by following the instructions on the proxy or voting instruction card received in the mail.

Voting Virtually

Shareholders of record may vote virtually at the Annual Meeting with a proxy card by following the instructions at https://www.cstproxy.com/onespaworld/2020.

15.	How will my shares be voted?

Your shares will be voted as you specifically instruct on your online ballot or as you specifically instruct on your proxy or voting instruction card. If you sign and return your proxy or voting instruction card, or complete your online ballot, without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the meeting.

16.	What if I co-own my shares?

The following shall apply in respect of co-ownership of shares:

•	if two (2) or more persons hold shares together each of them may be present in person or by proxy at the Annual Meeting and may speak as a shareholder;

•	if only one of them is present in person or by proxy such person may vote on behalf of all of them; and

•	if two (2) or more are present in person or by proxy they must vote as one.

17.	Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will be prohibited from voting your shares on Proposal 1, Election of Class A Directors, Proposal 3, Approval of the Private Placement or Proposal 4, Approval of the Amended Articles. These “broker non-votes” will have no effect on determining the outcome of any of the proposals included herein.

18.	When is the deadline to vote?

If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the Annual Meeting and any adjournment or postponement thereof. Voting and Internet voting end at 11:59 p.m., Eastern Daylight Time, on June 9, 2020.

If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

19.	May I change or revoke my vote?

You may change or revoke your vote at any time prior to the vote at the Annual Meeting.

If you are a shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by sending a written notice of revocation to the address in Question 24 prior to your shares being voted, or by attending the Annual Meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Annual Meeting.

Attending the Annual Meeting

20.	How can I attend the virtual Annual Meeting?

Shareholders of record will be able to attend the Annual Meeting online, vote their shares electronically and submit questions during the meeting by visiting https://www.cstproxy.com/onespaworld/2020. The Annual Meeting live webcast will begin promptly at 12:30 p.m., Eastern Daylight Time, on Wednesday, June 10, 2020. You will not be able to attend the meeting in person. Shareholders participating in the virtual meeting will be in listen-only mode and will not be able to speak during the webcast. Shareholders may submit questions or comments during the meeting through the virtual meeting portal by typing in the “Submit a question” box.

Shareholders of Record

If you are a registered shareholder and you wish to attend the virtual Annual Meeting, go to https://www.cstproxy.com/onespaworld/2020, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

Beneficial Owner

Beneficial owners who wish to attend the virtual Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Annual Meeting. After contacting Continental Stock Transfer & Trust Company, beneficial shareholders will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial shareholders should contact Continental Stock Transfer & Trust Company at least five business days prior to June 10, 2020.

21.	Who can attend the Annual Meeting?

You may attend the Annual Meeting and any adjournment or postponement thereof only if you were a shareholder of record or a beneficial owner at the close of business on the Record Date, or you hold a valid proxy to vote at the Annual Meeting. Please see Question 20 above for details on how to register for and attend the Annual Meeting.

22.	When and where will the Annual Meeting be held?

The Annual Meeting will be held online on Wednesday, June 10, 2020 at 12:30 p.m., Eastern Daylight Time, at https://www.cstproxy.com/onespaworld/2020.

23.	Why is the Annual Meeting being held virtually?

Due to the emerging public health threat of the COVID-19 outbreak and to support the health and well-being of our shareholders, this year’s Annual Meeting will be held as a virtual meeting only. We believe that the virtual meeting format will provide better access and improved communication for both us and our shareholders, while providing shareholders with the same rights and opportunities to participate as they would have had at an in-person meeting.

Shareholder Proposals and Director Nominations

24.	What is the deadline to submit shareholder proposals to be included in the proxy materials for next year’s annual meeting of shareholders?

To be included in our proxy materials for next year’s annual meeting of shareholders, shareholder proposals must be received by our Secretary no later than January 22, 2021 and must be submitted to our Secretary at OneSpaWorld Holdings Limited, c/o One Spa World LLC, 770 South Dixie Highway, #200, Coral Gables, Florida 33146.

Proposals that are not timely submitted by January 22, 2021 or are submitted to the incorrect address or other than to the attention of our Secretary will be considered untimely and may, at our discretion, be excluded from our proxy materials. Shareholder proponents must also meet the requirements of Rule 14a-8 of the Securities and Exchange Act, as amended (the “Exchange Act”), to be included in our proxy materials.

25.	How may I nominate director candidates or present other business for consideration at an annual meeting of shareholders?

Shareholders who wish to (1) submit director nominees for inclusion in our proxy materials for next year’s annual meeting of shareholders or (2) present other items of business at next year’s annual meeting of shareholders must give written notice of their intention to do so in accordance with the deadlines described below to our Secretary at the address set forth in Question 24 and must be present at such annual meeting. Any such notice also must include the information required by our Articles (which may be obtained as provided in Question 27).

Notice of director nominees, or for the presentation of other items of business, submitted must be received not less than 75 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. The period for the receipt from shareholders of any such notice for the 2021 annual meeting of shareholders is currently set to begin on February 10, 2021 and end on March 27, 2021. In the event that next year’s annual meeting of shareholders is called for on a date that is not within 30 days before the first anniversary of the Annual Meeting, or 60 days after the first anniversary of the Annual Meeting, refer to our Articles for further details on submission.

These above-mentioned notice requirements applicable under our advance notice provisions do not apply to shareholder proposals intended for inclusion in our proxy materials under Rule 14a-8 of the Exchange Act. The deadline for receiving such proposals is set forth in Question 24.

26.	How may I recommend candidates to serve as directors?

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee of our Board of Directors by writing to our Secretary at the address set forth in Question 24. A recommendation must include (1) sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted; (2) a representation that such shareholder (or a qualified representative of such shareholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (3) a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected; and (4) and such other information as required by our Articles.

Obtaining Additional Information

27.	How may I obtain information about OneSpaWorld?

Shareholders may obtain, without charge, a copy of our Articles, code of ethics and board committee charters by writing to us at the address indicated below. Our board committee charters are also available our website at www.onespaworld.com/investor-relations.

OneSpaWorld Holdings Limited

c/o One Spa World LLC

770 South Dixie Highway, #200

Coral Gables, Florida 33146

Attn: Inga A. Fyodorova, Secretary

28.	What if I have questions for OneSpaWorld’s transfer agent?

If you are a shareholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact Continental Stock Transfer & Trust Company, our transfer agent, at the following address or phone number:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Shareholder Services

Phone: 888-509-5586

Email: cstmail@continentalstock.com

29.	Who can answer my questions about voting?

If you have questions about how to vote or direct a vote in respect of your common shares, you may contact Morrow Sodali LLC, our proxy solicitor, at 800-662-5200 (toll free) or OSW.info@investor.morrowsodali.com.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common shares as of the Record Date (unless otherwise indicated) by:

•	each of the Company’s directors, director nominees and named executive officers;

•	all current executive officers and directors of the Company as a group; and

•	each person who is known by the Company to be the beneficial owner of more than 5% of our common shares.

The beneficial ownership of our common shares, subject to the exclusions below, is based on 61,218,151 shares of common shares issued and outstanding as of the Record Date.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants or other derivative securities that are currently exercisable or convertible or are exercisable or convertible within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all of our common shares beneficially owned by them.

Name of Beneficial Owner(1)	Number of Shares	%
Directors & Named Executive Officers:
Leonard Fluxman(2)	2,428,780	3.96%
Steven J. Heyer(3)	1,721,234	2.81%
Glenn J. Fusfield(4)	941,521	1.53%
Marc Magliacano	—	—
Andrew R. Heyer(5)	1,309,679	2.13%
Walter F. McLallen(6)	271,487	*
Jeffrey E. Stiefler(7)	84,033	*
Michael J. Dolan	—	—
Stephen W. Powell	2,500	*
Maryam Banikarim	—	—
Stephen B. Lazarus(8)	1,155,599	1.88%
All current directors and officers as a group (11 persons)	7,410,412	12.10%

5% Shareholders:
Steiner Leisure Limited(9)	10,034,650	16.39%
Franklin Resources Inc(10)	7,005,797	11.44%
BlackRock, Inc.(11)	3,411,493	5.57%

*	Indicates percentage of less than one percent.
(1)	Unless otherwise noted, the business addresses of each of the following entities or individuals is 770 South Dixie Highway, # 200, Coral Gables, Florida, 33146, U.S.A.
(2)	Includes 2,353,780 vested options to purchase common shares.
(3)

Represents (a) (i) 686,420 common shares held directly by Steven J. Heyer; (ii) 32,379 common shares held by the Harris Reid Heyer Trust; (iii) 32,379 common shares held by James Heyer Trust; (iv) 32,379 common shares held by the Peter Justin Heyer Trust; and (v) 32,379 common shares held by the William Heyer Trust, and (b) 905,298 warrants exercisable for common shares on a one-for-one basis consisting of (i) 734,890 warrants held directly by Steven J. Heyer; (ii) 42,602 warrants held by the Harris Reid Heyer Trust; (iii) 42,602 warrants held by James Heyer Trust; (iv) 42,602 warrants held by the Peter

Justin Heyer Trust; and (v) 32,379 warrants held by the William Heyer Trust. Steven J. Heyer and Andrew R. Heyer are the trustees of the Harris Reid Heyer Trust, the James Heyer Trust, the Peter Justin Heyer Trust and the William Heyer Trust, and jointly have voting and dispositive power of the securities held by such entities. Accordingly, Steven J. Heyer may be deemed to have or share beneficial ownership of such securities.
(4)	Represents vested options to purchase common shares.
(5)

Represents (a) (i) 290,697 common shares held directly by Andrew R. Heyer; (ii) 150,878 common shares by Heyer Investment Management, LLC; (iii) 32,379 common shares held by the Harris Reid Heyer Trust; (iv) 32,379 common shares held by James Heyer Trust; (v) 32,379 common shares held by the Peter Justin Heyer Trust; and (vi) 32,379 common shares held by the William Heyer Trust, and (b) 713,588 warrants exercisable for common shares on a one-for-one basis consisting of (i) 415,373 warrants held directly by Andrew R. Heyer; (ii) 127,807 warrants held by Heyer Investment Management, LLC; (iii) 42,602 warrants held by the Harris Reid Heyer Trust; (iv) 42,602 warrants held by James Heyer Trust; (v) 42,602 warrants held by the Peter Justin Heyer Trust; and (vi) 32,379 warrants held by the William Heyer Trust. Andrew R. Heyer is the managing member of Heyer Investment Management, LLC and has voting and dispositive power of the securities held by such entity. Steven J. Heyer and Andrew R. Heyer are the trustees of the William Heyer Trust. Steven J. Heyer and Andrew R. Heyer are the trustees of the Harris Reid Heyer Trust, the James Heyer Trust, the Peter Justin Heyer Trust and the William Heyer Trust, and jointly have voting and dispositive power of the securities held by such entities. Accordingly, Andrew R. Heyer may be deemed to have or share beneficial ownership of such securities.

(6)	Includes 149,108 warrants exercisable for common shares on a one-for-one basis.
(7)

Represents 41,431 common shares and 42,602 warrants exercisable for common shares on a one-for-one basis held by the Stiefler Trust U/T/D 5/31/07. Mr. Stiefler is the trustee of this trust and has voting and dispositive power of the securities held by it. Accordingly, Mr. Stiefler may be deemed to have or share beneficial ownership of such securities.

(8)	Includes 1,080,599 vested options to purchase common shares.
(9)

Includes 1,486,520 warrants to purchase common shares. Steiner Leisure is controlled by Nemo Parent, Inc., an international business company incorporated under the laws of the Commonwealth of The Bahamas. Nemo Parent, Inc. is 100% owned by Nemo Investor Aggregator, Limited, a Cayman Islands exempted company. Nemo Investor Aggregator, Limited is governed by a board of directors consisting of seven directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of Nemo Investor Aggregator, Limited. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no director of Nemo Investor Aggregator, Limited exercises voting or dispositive control over any of the securities held by Steiner Leisure, even those in which he or she directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The address for Steiner Leisure is Suite 104A, Saffrey Square, Nassau, Commonwealth of The Bahamas. The address for Nemo Investor Aggregator, Limited is c/o Mourant Ozannes Corporate Services (Cayman) Ltd., 94 Solaris Avenue, PO Box 1348, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. The address for Nemo Parent, Inc. is c/o Lennox Paton Corporate Services Ltd., 3 Bayside Executive Park, West Bay Street, Nassau, Commonwealth of The Bahamas.

(10)

Includes 1,051,600 common shares beneficially owned by Franklin Resources Inc. (“FRI”) issuable upon the exercise of warrants. These common shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of FRI. When an investment management contract (including a sub-advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. The voting and investment powers held by Franklin Mutual Advisers, LLC (“FMA”), an indirect wholly-owned Investment Management Subsidiary, and Benefit Street Partners LLC (“BSP”), a direct wholly-owned Investment Management Subsidiary, are exercised independently from FRI and from all other Investment Management Subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common shares of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Securities Act of 1933 (the “Securities Act”), the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. FRI, the Principal Shareholders and each of the Investment Management Subsidiaries disclaim any pecuniary interest in such securities. Templeton Investment Counsel, LLC (“Templeton”) claims sole voting power over 6,517,154 common shares and sole dispositive power over 6,735,254 common shares. Franklin Templeton Investments Corp. claims sole voting and dispositive power over 270,543 common shares. This information is based solely on a Schedule 13G/A filed by FRI, Templeton, Charles B. Johnson and Rupert H. Johnson, Jr. with the SEC on February 5, 2020. The address of FRI, Charles B. Johnson and Rupert H. Johnson, Jr. is One Franklin Parkway, San Mateo, CA 94403-1906 and the address of Templeton is 300 S.E. 2nd Street, Fort Lauderdale, FL 33301.
(11)

Represents common shares beneficially owned by BlackRock Inc., of which it has sole voting power of 3,235,625 common shares and sole dispositive power of 3,411,493 common shares. This information is based solely on a Schedule 13G filed with the SEC on February 7, 2020. The address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10055.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Class A Directors

Our Board of Directors currently has ten members and is divided into three classes, designated Class A, Class B, and Class C. Pursuant to our Articles, the term of the initial Class A Directors will expire at the Annual Meeting.

Our Board of Directors recognizes the importance of diversity and strives to achieve an effective combination of experience and institutional knowledge and fresh and diverse perspectives to enhance its ability to further shareholder interests. In furtherance of this objective, the Board recently appointed Ms. Maryam Banikarim as a new director. We believe that our Board represents a broad spectrum of professional experience while balancing independence and tenure. We continue to evaluate our board composition on an ongoing basis.

Our Nominating and Governance Committee, consisting solely of independent directors, has recommended and our Board of Directors has nominated Steven J. Heyer, Andrew R. Heyer and Leonard Fluxman for re-election as Class A Directors for three-year terms expiring at the 2023 Annual Meeting.

Information regarding our directors and nominees, including information they have furnished as to their principal occupations, certain other directorships they hold, or have held, and their ages as of the date hereof is set forth below. Steven J. Heyer and Andrew R. Heyer, members of our Board of Directors, are brothers. Other than Steven J. Heyer and Andrew R. Heyer, there are currently no family relationships among any directors, director nominees or executive officers. In addition, no nominee subject to election has any arrangement or understanding with another person under which he or she was or is to be selected as a director or nominee.

For information related to Steiner Leisure’s board and committee designation rights under the Investment Agreement and the Governance Agreement, which take effect upon the consummation of the Private Placement and supersede the Director Designation Agreement, please refer to “Proposal 3: Approval of the Private Placement for purposes of Nasdaq Listing Rule 5635—Background and Overview—Investment Agreement” and “—Governance Agreement.”

We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may nominate.

The graphic below provides a snapshot of the skills possessed by our Board of Directors:

Our Class A Director Nominees

Steven J. Heyer Age: 66 Title: Vice Chairman

Mr. Heyer has over 35 years of experience in the consumer and consumer-related products and services industries, leading a range of companies and brands. Mr. Heyer has applied his experience and analytical skills in a variety of leadership positions across diverse industry groups, including broadcast media, consumer products, and hotel and leisure companies. Mr. Heyer’s operating experiences include: leading the turnaround of Outback Steakhouse as an advisor (from 2010 to 2012); as Chief Executive Officer of Starwood Hotels & Resorts Worldwide (from 2004 until 2007); as President and Chief Operating Officer of The Coca-Cola Company (from 2001 to 2004); as a member of the boards of the Hellenic Bottling Company, Coca-Cola FEMSA, and Coca-Cola Enterprises (all from 2001 to 2004); as President and Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner’s Operating Committee (from 1994 to 2001); as President and Chief Operating Officer of Young & Rubicam Advertising Worldwide (from 1992 to 1994); and before that, spending 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. Over the past several years, Mr. Heyer has served on the boards of Lazard Ltd, Lazard Group, and Atkins Nutritionals Inc. (each as further described below), as well as investing in a private capacity in early stage and venture consumer and consumer media companies. Mr. Heyer has extensive board experience, including: the board of Atkins Nutritionals Inc., which announced in April 2017 that it had entered into a definitive agreement to be acquired by Conyers Park Acquisition Corp, a publicly traded special purpose acquisition company; the boards of Lazard Ltd and Lazard Group (2005 to present); the board of Haymaker Acquisition Corp. II, a special purpose acquisition company (2019 to present), where he also serves as Chief Executive Officer and Executive Chairman; the board of Haymaker Acquisition Corp., the special purpose acquisition company that entered into a business combination with OneSpaWorld (2017 to 2019), where he also served as Chief Executive Officer and Executive Chairman; the board of WPP Group, a publicly traded digital, internet, and traditional advertising company (2000 to 2004); the board of Equifax, a publicly traded consumer credit reporting and insights company (2002 through 2003); the board of Omnicare, Inc., a supplier of pharmaceutical care to the elderly (2008 through 2015); the board of Vitrue, Inc., a provider of social marketing publishing technologies (2007 through 2012); the board of Internet Security Systems, Inc. a provider of internet security software, appliance, and services (2004 through 2005); and the board of Shopkick, a mobile shopping app that rewards customers for walking into stores. Mr. Heyer received his B.S. from Cornell University and an M.B.A. from New York University. Mr. Heyer is the brother of Mr. Andrew Heyer, who is also a member of our board of directors.

We believe Mr. Heyer is qualified to serve as a director due to his extensive operations, management and business background, particularly in the consumer and consumer-related products and services industries.

Andrew R. Heyer Age: 61 Title: Director

Mr. Heyer is a finance professional with over 35 years of experience investing in the consumer and consumer-related products and services industries, as well as a senior banker in leveraged finance, during which time his clients included many large private equity firms. Mr. Heyer has deployed in excess of $1 billion of capital over that time frame and has guided several public and private companies as a member of their board of directors. Currently, Mr. Heyer is the Chief Executive Officer and Founder of Mistral Equity Partners, a private equity fund manager founded in 2007 that invests in the consumer industry. Prior to founding Mistral in 2007, from 2000 to 2007, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners, a $1.3 billion private equity fund. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds from 1995 to 2001. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. from 1990 to 1995. Before Argosy, from 1984 to 1990, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated, and, prior to that, he worked at Shearson/American Express. Mr. Heyer also serves on the board of several private companies, including Worldwise, a pet accessories business, from 2011 to the present. Mr. Heyer is a director of Haymaker Acquisition Corp. II, a special purpose acquisition company, since 2019 (where he also serves as President) and The Lovesac Company, a publicly traded branded omni-channel retailer of technology-forward furniture, since 2010. Mr. Heyer has also served on the board of Accel Foods, an incubator and investor in early stage food and beverage companies, since 2015. In the past, Mr. Heyer has served as a director of XpresSpa Group, Inc. (formerly known as FORM Holdings, Inc.), a health and wellness services company, from 2016 to 2020; The Hain Celestial Group, Inc., a natural and organic food and products company, from 1993 to 2009 and from 2012 to 2019; Haymaker Acquisition Corp., the special purpose acquisition company that entered into a business combination with OneSpaWorld, from 2017 to 2019 (where he also served as President); Jamba, Inc., a healthful lifestyle brand focused on freshly blended whole fruit and vegetable smoothies, from 1993 to 2009; Las Vegas Sands Corp., a casino company, from 2006 to 2008; El Pollo Loco Holdings, Inc., a casual Mexican restaurant, from 2005 to 2008; and Reddy Ice Holdings, Inc., a manufacturer of packaged ice products, from 2003 to 2006. Mr. Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude. Mr. Heyer is the brother of Mr. Steven J. Heyer, who is also a member of our board of directors.

We believe Mr. Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience, particularly in the consumer and consumer-related products and services industries.

Leonard Fluxman Age: 61 Title: Executive Chairman

Mr. Fluxman previously served as the President and Chief Executive Officer of Steiner Leisure from January 2001 through March 2019 and as a director from November 1995 through March 2019. Mr. Fluxman served as President and Chief Operating Officer of Steiner Leisure from January 1999 through December 2000. From November 1995 through December 1998, Mr. Fluxman served as Chief Operating Officer and Chief Financial Officer of Steiner Leisure. Mr. Fluxman joined Steiner Leisure in June 1994 in connection with Steiner Leisure’s acquisition of Coiffeur Transocean (Overseas), Inc. (“CTO”), which operated a business similar to that of OSW Predecessor. Mr. Fluxman served as CTO’s Vice President—Finance from January 1990 until June 1994 and as its Chief Operating Officer from June 1994 until November 1996. Mr. Fluxman, a certified public accountant, was employed by Laventhol and Horwath from 1986 to 1989, during a portion of which period he served as a manager. Mr. Fluxman earned a Bachelor of Commerce from the University of Witwatersrand and a degree of Honors Bachelor of Accounting Science from the University of South Africa.

We believe Mr. Fluxman is qualified to serve as a director due to his prior leadership roles and operations experience, particularly in the consumer and consumer-related products and services industries.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Our Class B Directors (serving until our 2021 annual meeting of shareholders)

Marc Magliacano Age: 45 Title: Director

Mr. Magliacano joined the board of Steiner Leisure, the former parent company of OneSpaWorld, in December 2015. Mr. Magliacano currently serves as a Managing Partner for L Catterton’s Flagship Buyout Fund. L Catterton is the largest and most global consumer-focused private equity firm with over $15 billion of equity capital under management across six fund strategies in 17 offices worldwide. Since 1989, the firm has made over 200 investments in leading consumer brands. Mr. Magliacano has been a senior investment professional at L Catterton since May 2006. Prior to joining L Catterton, from 1999 to 2006, Mr. Magliacano was a Principal at North Castle Partners, a private equity firm focused on making consumer growth investments that benefit from healthy living and aging trends. While at North Castle, Mr. Magliacano originated and executed investments in the consumer health and wellness sectors. Prior to joining North Castle, Mr. Magliacano worked at NMS Capital, the merchant bank of NationsBanc Montgomery Securities, making growth investments in early stage consumer and retail businesses. Mr. Magliacano has served on the boards of directors of a variety of private and public companies, including Restoration Hardware. Mr. Magliacano received a BS in Economics from the University of Pennsylvania’s Wharton School of Business with dual degrees in Finance and Operations and Information Management and received an MBA from Columbia Business School.

We believe Mr. Magliacano is qualified to serve as a director due to his prior experience on a variety of private and public companies boards.

Mr. Magliacano was nominated to our Board of Directors by Steiner Leisure pursuant to the terms of the Director Designation Agreement. For more information, see the section entitled “Certain Relationships and Related Transactions.”

Jeffrey E. Stiefler Age: 72 Title: Director

Mr. Stiefler has spent 45 years leading a wide range of consumer and business services companies across multiple industry sectors, including financial services, financial technology, real estate, advertising, computer software and services, private equity, and internet start-ups. Mr. Stiefler served as a director and non-executive chairperson of the board of directors of Worldpay, Inc. (formerly known as Vantiv Holding, LLC) from August 2010 until its initial public offering in March 2012, served as its chairman from March 2012 to January 2018, and then director until WorldPay was acquired by FIS in June, 2019, at which point Mr. Stiefler became Lead Independent Director of the combined firm. In addition, Mr. Stiefler currently serves on the board of directors of LogicSource Inc. Mr. Stiefler previously served on the boards of directors of LPL Financial Corporation and VeriFone Systems, Inc., as Lead Director of Taleo Corporation, Inc. prior to its acquisition by Oracle Corporation in April 2012, and Lead Director of Square Trade prior to its acquisition by Allstate in 2017. Mr. Stiefler was the Chairman, President and CEO of Digital Insight from August 2003 until the company’s acquisition by Intuit in February 2007. Prior to Digital Insight, Mr. Stiefler worked with several private equity firms as an operating advisor and held a variety of positions at American Express, including President and Director of the company, and President and CEO of American Express Financial Advisors. Mr. Stiefler received a B.A. from Williams College and an M.B.A. from Harvard Business School.

We believe Mr. Stiefler is qualified to serve as director due to his extensive strategic, operations, financial and leadership experiences at both the company and board levels.

Walter F. McLallen Age: 54 Title: Director

Mr. McLallen is a finance professional with over 25 years of leveraged finance, private equity, restructuring and operations experience. Mr. McLallen has been the Managing Member of Meritage Capital Advisors, an advisory boutique firm focused on debt and private equity transaction origination, structuring and consulting since 2004. Mr. McLallen has extensive board and organizational experience and has served as a director, Chairman or Vice Chairman on numerous corporate and non-profit boards and committees, with a significant historical focus on consumer products-related companies. Mr. McLallen has served as a director of publicly traded Centric Brands Inc., a lifestyle brands collective in the branded and licensed apparel and accessories sectors, since February 2016; The Lovesac Company, a publicly traded branded omni-channel retailer of technology-forward furniture, since June 2019; and Haymaker Acquisition Corp. II, a special purpose acquisition company, since May 2019; as well as of private companies, including Timeless Wine Company, the producer of consumer luxury wine brands Silver Oak, Twomey and OVID, since August 2016; Worldwise, a consumer branded pet products company, since April 2016; adMarketplace, a search engine advertiser, since 2012; Classic Brands, an e-commerce marketer of mattresses and related products, since August 2018; Dutchland Plastics, a roto-molding plastics manufacturer, since January 2017; Champion One, an optical transceiver manufacturer and marketer, since January 2018; Frontier Dermatology, a physician practice platform, since January 2019; and Genus Oncology, an early-stage biotechnology company, since 2015. Mr. McLallen is also a founder and Co-Chairman of Tomahawk Strategic Solutions, a law enforcement, military and corporate training and security company, since 2014. From 2006 to 2015, Mr. McLallen was the Executive Vice Chairman of Remington Outdoor Company, an outdoor consumer platform he co-founded with a major investment firm. Mr. McLallen was formerly with CIBC World Markets from 1995 to 2004, during which time he was a Managing Director, head of Debt Capital Markets and head of High Yield Distribution. Mr. McLallen started his career in the Mergers & Acquisitions Department of Drexel Burnham Lambert and was a founding member of The Argosy Group L.P. in 1990. Mr. McLallen received a B.A. with a double major in Economics and Finance from the University of Illinois at Urbana-Champaign.

We believe Mr. McLallen is qualified to serve as a director due to his extensive consumer, operational and board experience, as well as his background in finance.

Our Class C Directors (serving until our 2022 annual meeting of shareholders)

Glenn J. Fusfield Age: 56 Title: President, Chief Executive Officer and Director

Mr. Fusfield previously served as President and Chief Executive Officer of OSW Predecessor beginning in July 2016, as President and Chief Operating Officer from April 2007 until July 2016, and as Chief Operating Officer from October 2002 until April 2007. From January 2001 until April 2007, Mr. Fusfield served as Steiner Leisure’s Chief Operating Officer. Mr. Fusfield joined OSW Predecessor in November 2000 as Senior Vice President, Group Operations. Prior to joining OSW Predecessor, Mr. Fusfield was with Carnival Cruise Lines for 12 years, serving as Director, Hotel Operations, for Carnival from January 1995 until December 1998, and Vice President, Hotel Operations, from January 1999 to October 2000. Mr. Fusfield earned a B.A. from the University of Denver School of Hotel Management.

We believe Mr. Fusfield is qualified to serve as a director due to his extensive prior experience in the industry.

Stephen W. Powell Age: 61 Title: Director

Mr. Powell’s experience spans private capital investment, investment banking, corporate operating, corporate governance and public accounting roles. Mr. Powell currently invests in and advises private companies focusing on health and wellness, fitness, nutrition, personal care services and consumer technology sectors. He also serves on the board of directors and as a member of the audit committees of Haymaker Acquisition Corp. II and Massage Envy Holdings, LLC. Previously, he served as a member of the boards of directors of Atkins Nutritionals, Strivectin Skincare, and Fusionetics, LLC and Cover FX Cosmetics. Mr. Powell served as a managing director of Prospect Capital Corporation from 2015 to 2017, and as a senior advisor to private equity firms Roark Capital Group from 2012 to 2015 and Catterton Partners from 2009 to 2011. From 2006 to 2008, Mr. Powell co-led the capitalization, acquisitions, merger, restructuring, operations and sale of a salon and spa services, specialty retail, franchising and direct marketing business. From 2001 to 2006, Mr. Powell was head of Consumer Investment Banking for RBC Capital Markets, where he advised private and public companies on capital raising, merger, acquisition and sale initiatives focused on the personal care, fitness, leisure, nutrition and food service sectors. Previously, Mr. Powell was a managing director in the investment banking groups of Prudential Securities, Wheat First Securities and L.F. Rothschild. He began his investment banking career in the high yield finance group of Merrill Lynch Capital Markets and previously was an audit manager with Arthur Andersen & Co.

We believe Mr. Powell is qualified to serve as a director due to his broad experience analyzing, evaluating and advising corporate clients and investee companies, including companies with elements of comparability to the Company, and his board of directors and audit committee experience.

Michael J. Dolan Age: 72 Title: Director

Mr. Dolan served as Chief Executive Officer of Bacardi Limited, the largest privately held spirits company in the world, from November 2014 to September 2017. Prior to that, he served as Interim Chief Executive Officer of Bacardi (May 2014 to November 2014). From November 2011 to May 2014, he served as Chairman of the Board and Chief Executive Officer of IMG Worldwide, a global leader in sports, fashion and media entertainment. Prior to that, Mr. Dolan served at IMG as President and Chief Operating Officer, from April 2011 to November 2011, and before that as Executive Vice President and Chief Financial Officer, from April 2010 to April 2011. He served as Executive Vice President and Chief Financial Officer of Viacom, Inc., a leading global entertainment content company, from May 2004 to December 2006. Mr. Dolan served as Senior Advisor to Kohlberg Kravis Roberts & Co., a leading private equity firm with substantial investments in many large consumer retail companies, from October 2004 to May 2005. Prior to that, he served in the following positions with Young & Rubicam, Inc., a marketing and communications company: Chairman of the Board and Chief Executive Officer (2001 to 2003), Vice Chairman and Chief Operating Officer (2000 to 2001) and Vice Chairman and Chief Financial Officer (1995 to 2000). Mr. Dolan currently serves as Lead Director and Chair of the Compensation Committee for Mattel, Inc.

We believe Mr. Dolan is qualified to serve as a director due to his extensive leadership, finance, global consumer products and branding, strategic marketing, and operations experience.

Maryam Banikarim Age: 50 Title: Director

Ms. Banikarim has served on our Board since May 2019. Ms. Banikarim does not currently serve on the board of directors of any other publicly traded companies. Ms. Banikarim is currently the Head of Marketing at Nextdoor. She previously worked at Hyatt Hotels Corp. as EVP & Global Chief Marketing Officer from 2015 to 2018, at Gannett Co., Inc. as SVP & Chief Marketing Officer from 2011 to 2015, at NBCUniversal Media, LLC as SVP of Integrated Sales Marketing from 2009 to 2011 and at Univision Communications as Chief Marketing Officer from 2002 to 2009. Ms. Banikarim is currently a member of the Samsung Retail Advisory Board, an executive advisor to Cove Hill Partners, an Executive in Residence at Columbia University and the chairwoman of the press advocacy group, Reporters Without Borders USA. Ms. Banikarim earned a Bachelor of Arts degree in political science from Barnard College and an MBA and a Master of International Affairs in National Security from Columbia University.

We believe Ms. Banikarim is qualified to serve as a director due to her extensive experience and leadership in marketing.

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The members of our Audit Committee and our Board of Directors believe the continued retention of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2020 is in our best interest. We anticipate that representatives of Ernst & Young will be present at the Annual Meeting, and it is expected that they will have an opportunity to make a statement regarding their services, and will be available to respond to questions. Our Board of Directors does not know of any direct or indirect financial interest of Ernst & Young in the Company. Ratification requires the receipt of “FOR” votes constituting a majority of the votes cast on the proposal at the Annual Meeting, assuming a quorum is present.

Ernst & Young served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018.

Principal Accountant Fees and Services

The following table sets forth the fees paid to Ernst & Young that were incurred by the Company and paid by the Company in fiscal year 2019 and the fees incurred by the Company and paid by Nemo Investor Aggregator, Limited (the parent company of OSW Predecessor) in fiscal year 2018.

	Year Ended December 31,
	2019	2018
Audit Fees(1)	$2,275,000	$2,499,102
Audit-Related Fees(2)	—	—
Tax Fees(3)	47,900	4,500
All Other Fees(4)	—	—

Total Fees	$2,322,900	$2,503,602

(1)

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audits of our financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings.

(2)

Audit-Related Fees. Audit-related fees would include assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services would include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees. Tax fees consist of fees billed for professional services for tax compliance and tax advice.
(4)	All Other Fees. All other fees would include fees for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by Ernst & Young. These policies and procedures are intended to ensure that the provision of such services does not impair Ernst & Young’s independence. These services may include audit services, audit-related services, tax services and other services. The policy provides for the annual establishment of fee limits for various types of audit services, audit-related services, tax services and other services, within which the services are deemed to be pre-approved by our Audit Committee. Ernst & Young is required to provide to our Audit Committee with back-up information with respect to the performance of such services.

Our Audit Committee has delegated to its chair the authority to pre-approve services, up to a specified fee limit, to be rendered by Ernst & Young and requires that the chair report to our Audit Committee any pre-approval decisions made by the chair at the next scheduled meeting of our Audit Committee.

All services performed by Ernst & Young for the Company were pre-approved by our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 2.

Audit Committee Report

The Audit Committee reports to the Board of Directors by providing oversight of (1) the integrity of our financial statements, (2) the effectiveness of the Company’s internal controls over financial reporting, (3) our compliance with legal and regulatory requirements, (4) the independent registered public accounting firm’s performance, qualifications and independence and (5) the responsibilities, performance, budget and staffing of our internal audit function. The Audit Committee is comprised of four directors, all of whom meet the standards of independence adopted by the SEC and Nasdaq.

In performing our Audit Committee oversight responsibilities, we have reviewed and discussed our audited financial statements for the year ended December 31, 2019 with management and with representatives of Ernst & Young, our independent registered public accounting firm.

The Audit Committee also discussed with Ernst & Young matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the audit committee concerning independence, and the Audit Committee has discussed the independence of Ernst & Young with representatives of such firm. The Audit Committee is satisfied that the non-audit services provided to us by Ernst & Young are compatible with maintaining their independence.

Management is responsible for our system of internal controls and the financial reporting process. Ernst & Young is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the reviews and discussions referred to in this Audit Committee Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Walter F. McLallen, Chair

Stephen W. Powell

Michael J. Dolan

Andrew R. Heyer

Background to Proposals 3 and 4

You are being asked to approve two proposals in connection with the Private Placement: (i) the approval of the Private Placement for purposes of Nasdaq Listing Rule 5635 (Proposal 3); and (ii) the approval and adoption of our Amended Articles to, among other things, authorize a new class of Non-Voting Common Shares (Proposal 4). Pursuant to the Investment Agreement, we are required to seek shareholder approval for Proposals 3 and 4, and both proposals must be approved in order for us to consummate the Private Placement, unless the closing condition in the Investment Agreement related to shareholder approval of the Amended Articles is waived. Proposals 3 and 4 are intended to be read together. Terms used herein but not otherwise defined shall have the meanings assigned to them in Proposals 3 and 4.

As more fully described below, the COVID-19 pandemic has had, and we expect will continue to have, a material negative impact on our current financial and cash position and the cruise industry on which our revenue is substantially dependent. The worldwide growth of the COVID-19 pandemic affected the cruise industry earlier than most other global industries, and the cessation of operations by the three largest global cruise companies on March 13, 2020, along with the subsequent cessation of operations by other cruise companies, resulted in our inability to generate substantially all of our revenue. This significant diminution of our financial and cash position and the other negative effects of the COVID-19 pandemic has resulted in, among other things, a significant decline in our share value. Since December 24, 2019, when the trading price of our Common Shares was at an all-time high of $17.25 per share, the trading price of our Common Shares declined to an all-time low of $2.45 per share on March 20, 2020, a reduction of 85.8% since the all-time high just 97 days prior.

Our Board of Directors is soliciting your vote on these proposals in order to consummate the Private Placement, which is contingent in part upon shareholder approval of these proposals. Our Board of Directors believes that consummation of the Private Placement will provide the Company with the near-term financial support to operate through the COVID-19 pandemic, including the ability to maintain limited operations for more than 24 months and to remain in compliance with, and avoid a potential default under, its existing credit agreements for the foreseeable future. Once the cruise industry’s operations recommence, the Board of Directors believes that the Private Placement also will provide the Company with the near- and long-term support needed to quickly resume operations, facilitate innovation in its service offerings and wellness experiences and position the Company for long-term growth. Further, our Board of Directors believes that the consummation of the Private Placement will provide the Company with both near- and long-term non-financial support by, and a committed partner in, Steiner Leisure, which, as a prior owner of the Company’s business, has an intimate understanding of the operational complexity and key value drivers of the business, previously recognized significant value appreciation for the prior shareholders of the Company and, since the public offering of the Company, has continued to be invested in, and committed to, the long-term success and growth of the Company, as evidenced by Steiner Leisure maintaining an ownership position in the Company since the expiration of the “lock-up” period with respect to approximately 8.5 million Common Shares it previously acquired in the Company’s business combination transaction and its agreement to a 12-month “lock-up” period with respect to the Non-Voting Common Shares to be acquired in the Private Placement.

In light of the cruise industry’s response to the global COVID-19 pandemic, and the cruise industry’s U.S. operations being subject to the U.S. Centers for Disease Control and Prevention (“CDC”) No Sail Order, which was extended on April 9, 2020 to continue until the earliest of (i) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (ii) the date the Director of the CDC rescinds or modifies the No Sail Order or (iii) 100 days after the order appears on the Federal Register, which would be July 24, 2020, the Company has taken the following actions as of May 6, 2020 to reduce costs, prioritize liquidity, and preserve cash:

•	Closed all spas on ships where voyages have been canceled;

•	Closed all U.S., Caribbean-based and Asia-based destination resort spas;

•	Repatriated 52% of all cruise personnel, eliminating all ongoing expenses related to these employees;

•	Continues to work towards repatriating substantially all remaining cruise personnel as soon as is practical;

•	Furloughed 96% of U.S. and Caribbean-based destination resort spa personnel and 38% of corporate personnel;

•	Eliminated all non-essential operating and capital expenditures;

•	Withdrew its dividend program until further notice and deferred payment of the dividend declared on February 26, 2020 until approved by the Board of Directors; and

•	Borrowed $20 million on its revolving credit facility to improve short-term liquidity.

Background of the Private Placement

The Board of Directors and the Company’s management regularly review and assess the Company’s operations and performance, financial condition and business strategy, and the various trends and conditions affecting the industry in which the Company operates in relation to the Company’s near- and long-term financial and strategic goals and plans.

Beginning in February 2020, the Company has experienced an unprecedented diminution in its financial position, liquidity and market capitalization from the effects of COVID-19 on the Company’s business, including, in particular, on the cruise industry on which the Company’s revenue is substantially dependent. In light of the Company’s near-term working capital and debt service requirements, to avoid a potential default under the Company’s existing credit facilities (as well as the potential acceleration of approximately $247.5 million of gross debt outstanding as of March 19, 2020), and to enhance the Company’s long-term financial position and ability to drive long-term growth, the Board of Directors began considering various strategic and financing alternatives in March 2020 as part of its regular review and assessment of the Company’s business and operations. Among other alternatives, the Board of Directors explored the possibility of obtaining additional debt financing from existing lenders, which were unwilling to consider extending additional debt to the Company given existing circumstances.

On March 20, 2020, the Company received an unsolicited non-binding summary of proposed terms from Steiner Leisure for an investment in the Company. This proposal contemplated, among other things, (i) an investment of no less than $125 million in Common Shares at a per share price that represented a discount to the Company’s three-day volume weighted average price per share (which implied a per share purchase price of approximately $2.61 as of the date of the proposal), (ii) the issuance of the Additional Shares, (iii) the right of Steiner Leisure to designate four directors to the Board of Directors, (iv) a six-month post-closing “lock-up” of the Common Shares to be acquired, and (v) certain other governance, information and other rights in favor of Steiner Leisure, including an uncapped expense reimbursement in favor of Steiner Leisure and its affiliates. In connection with the submission of the March 20, 2020 proposal and in anticipation of a potential proposed investment in the Company, Marc Magliacano, who is a director and officer of Steiner Leisure, recused himself from the Board of Directors’ evaluation of potential strategic and financing alternatives and the related process, including the evaluation of, and subsequent negotiation of, Steiner Leisure’s proposals and the Private Placement.

On March 21, 2020, in light of Steiner Leisure’s unsolicited proposal, the Board of Directors established a special committee, composed of Leonard Fluxman, Andrew R. Heyer, Walter F. McLallen, Jeffrey E. Stiefler and Stephen W. Powell (the “Special Committee”), to evaluate potential strategic and financing alternatives. After its formation, the Special Committee determined it was in the best interests of the Company and its shareholders to engage its own advisors to assist the Special Committee in evaluating, and to conduct a process on behalf of the Company to solicit, potential strategic and financing alternatives.

The Special Committee considered, and members of the Special Committee held discussions with, several potential financial advisors regarding their potential engagement to assist in an evaluation of potential strategic and financing alternatives for the Company. The Company subsequently engaged Nomura Securities International, Inc. (“Nomura”) as the Company’s financial advisor and placement agent to assist in such evaluation and, if so determined by the Special Committee, to assist in the negotiation and consummation of any such transaction, and the Special Committee engaged Duff & Phelps as its financial advisor to advise, and to render an opinion to, the Special Committee regarding the fairness of any strategic transaction that the Special Committee identified as desirable to present to the Board of Directors for consideration. Duff & Phelps and Nomura were selected as financial advisors given, among other things, their respective qualifications, experience and reputation, and knowledge of and familiarity with the Company’s business and industry. Nomura was involved with the Company’s prior sale process and its business combination transaction and, based on that experience, was familiar with investors that had expressed interest in the Company in the past, and in a position to conduct potential investor outreach efforts in a targeted and expeditious manner. The Special Committee noted that Nomura previously served as a financial advisor to Steiner Leisure in connection with its sale of the Company and has provided services to Steiner Leisure and/or certain of its affiliates in connection with other matters, and engaged Duff & Phelps to provide an opinion regarding the fairness of any strategic transaction that it identified as desirable to present to the Board of Directors for consideration.

During late March and early April 2020, the Special Committee met telephonically several times with representatives of DLA Piper LLP (US) (“DLA”), counsel to the Special Committee and the Company for purposes of the potential strategic transaction, and Nomura to discuss the Company’s financial position, its near and long-term capital needs and funding strategy, the long-term prospects of the Company’s business and the effect of market and economic factors generally, Steiner Leisure’s March 20, 2020 proposal, and potential strategic and financing alternatives. At the Special Committee’s request, Nomura contacted 19 potential investors that were believed to potentially have interest in and the ability to provide the Company with the support needed. The potential investors included seven private equity firms, seven long-only investors, two hedge funds and three family offices / sovereign wealth funds. Among these potential investors, 14 parties agreed to be and were wall-crossed. Of the potential investors that were wall-crossed, eight parties requested and received presentations from the Company’s management. During the process, potential investors were advised of the Special Committee’s preference for a Common Share transaction as opposed to another investment structure given, among other things, the potential for material adverse tax consequences related to a preferred equity structure in certain circumstances.

Based on its unsolicited proposal and existing ownership in the Company, Steiner Leisure was one of the potential investors that was contacted and, like the other investors contacted, Steiner Leisure was asked to provide an indication of interest to the Company. At the Special Committee’s direction, Steiner Leisure was informed that certain aspects of its March 20, 2020 proposal would need to be improved in order for it to be considered. Ultimately, the Company received five proposals, including a revised proposal from Steiner Leisure on April 8, 2020 and the proposals described below that were received after entering into an exclusivity agreement with Steiner Leisure.

Steiner Leisure’s revised proposal contained improved economic and other terms relative to Steiner Leisure’s March 20, 2020 proposal. The revised proposal contemplated, among other things, an aggregate investment of $75 million in Common Shares at a per share price based on the lower of the 10-day volume weighted average price per Common Share immediately before and after the signing (in each case, without a discount), which implied an upper limit on the per share purchase price of approximately $3.43 as of the date of the proposal. Steiner Leisure agreed to “back-stop” the full $75 million of the investment, but also indicated that it would provide other third-party investors with an opportunity to participate in up to $25 million of the issuance and that a portion of the Common Shares acquired by it would not be entitled to voting rights. The proposal also contemplated (i) the issuance of 9.9 million perpetual warrants exercisable for Common Shares (exercisable at 1.25x, 1.75x and 2.25x of the purchase price for the Common Shares acquired), (ii) the issuance of the Additional Shares, (iii) the right of Steiner Leisure to designate four directors to the Board of Directors, (iv) a six-month post-closing “lock-up” period with respect to the Common Shares acquired and (v) certain other governance, information and other rights in favor of Steiner Leisure and/or the other investors, as applicable, including an uncapped expense reimbursement in favor of Steiner Leisure. Steiner Leisure also expressed that it would not require any further due diligence and would be ready, willing and able to quickly finalize and sign the definitive documentation for a potential transaction, which Steiner Leisure indicated that it believed was a key advantage to its proposal.

Following the Company’s receipt of these proposals, including Steiner Leisure’s revised proposal, the Special Committee met several times with representatives of DLA and Nomura to discuss and compare such proposals. The Special Committee then determined that, for the reasons, among others, described in the section entitled “The Board’s Reasons for Recommending Approval of the Private Placement,” it was in the best interests of the Company and its shareholders to continue discussions with Steiner Leisure regarding a potential transaction, which the Special Committee viewed, at that time, as the proposal that was most likely to result in a transaction that met the Company’s objectives, while also continuing discussions with other potential investors.

On April 20, 2020, after extensive negotiations with Steiner Leisure regarding its proposal and negotiations with other potential investors regarding alternative proposals, the Special Committee unanimously determined that it was in the best interests of the Company and its shareholders to enter into a non-binding indication of interest with Steiner Leisure. At the time, the Special Committee determined that the terms of the alternative proposals received were less favorable than those proposed by Steiner Leisure based on a number of considerations, including:

•	Proposal One: Inadequate size and inferior pricing.

•	Proposal Two: Preferred equity structure, and the potential for material adverse tax consequences to the Company related to such structure in certain circumstances.

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Proposal Three: Preferred equity structure, the potential for material adverse tax consequences to the Company related to such structure in certain circumstances, and extensive due diligence requests that were likely to delay execution of a transaction.

The non-binding indication of interest negotiated with Steiner Leisure contained further improved economic and other terms relative to Steiner Leisure’s April 8, 2020 proposal, including, among other things, (i) an increase in, and additional certainty with respect to, the proposed purchase price, (ii) a reduction in the number of warrants to be issued (from 9.9 million to 5 million) to Steiner Leisure and any other third-party investors (exercisable at 1.5x the purchase price for the Common Shares acquired) that would expire on the fifth anniversary of the closing of the transaction and would be redeemable by the Company if the trading price of the Common Shares exceeded $14.00 per share for any 20 trading days during any consecutive 30 trading-day period, (iii) a requirement that one of the four Steiner Leisure Board designees would need to be reasonably acceptable to the disinterested Board of Directors, (iv) a 12-month post-closing “lock-up” of the Common Shares acquired by Steiner Leisure and (v) a cap, to be mutually agreed upon, with respect to the expense reimbursement in favor of Steiner Leisure. This non-binding indication of interest also contained a binding exclusivity period through April 30, 2020 for the parties to negotiate definitive transaction documents with respect to the proposed investment.

In March and April 2020, the Company engaged in discussions and negotiations with its lenders regarding potential amendments to the Company’s existing credit agreements in light of the Company’s financial position, potential defaults that may occur, as well as the potential acceleration of approximately $247.5 million of gross debt outstanding as of March 19, 2020 under such credit agreements, in the absence of such amendments and a potential equity investment by one or more third parties. During these discussions and negotiations, the Company’s lenders expressed their desire to only amend the Company’s existing credit agreements if a minimum amount of cash was invested in the Company’s equity by third-party investors.

Between April 22, 2020 and April 30, 2020, Kirkland & Ellis LLP (“K&E”), counsel to Steiner Leisure, and DLA exchanged, and the Special Committee and Steiner Leisure with the assistance of their respective advisors engaged in extensive negotiations regarding, drafts of the Investment Agreement and other definitive documents. Advisors to the third-party co-investors also reviewed and provided comments to the Investment Agreement and other relevant definitive documents during this period.

On April 24, 2020, the Company received two unsolicited proposals from parties that had been contacted prior to the Company’s execution of its exclusivity agreement with Steiner Leisure. The Special Committee reviewed these proposals with the assistance of its legal and financial advisors and instructed Nomura, in accordance with the Company’s obligations under its exclusivity agreement with Steiner Leisure, to inform Steiner Leisure of the fact that the Company had received two unsolicited proposals with potentially more favorable terms than Steiner Leisure’s then-current proposal.

On April 26, 2020, following further negotiations, Steiner Leisure sent a revised proposal to the Company that contained improved economic and other terms relative to the previously agreed non-binding indication of interest, including, among other things, (i) an increase in the proposed purchase price of the Common Shares, (ii) an increase in the exercise price of the warrants, and (iii) a reduction in the number of directors that Steiner Leisure would be entitled to designate to the Board of Directors from four to three, with one nominee not subject to redesignation after the initial term thereof. The revised proposal also contemplated extending the exclusivity period through May 10, 2020, and indicated that its proposal would be withdrawn if it was not accepted on April 26, 2020. The Special Committee met to discuss and evaluate this revised proposal, and the two other unsolicited proposals in more detail, and determined that, for the reasons, among others, described in the section entitled “The Board’s Reasons for Recommending Approval of the Private Placement,” it was in the best interests of the Company and its shareholders to execute an amended and restated non-binding summary with Steiner Leisure containing these revised terms, subject to Steiner Leisure agreeing to further improvements in its proposal, including a further increase in the exercise price of the warrants and an extension of the exclusivity period to May 3, 2020 (as compared to Steiner Leisure’s proposal of May 10, 2020). The Special Committee determined that the terms of the two unsolicited proposals were less favorable than those provided by Steiner Leisure based on a number of considerations, including:

•	Proposal One: Uncertainty regarding pricing risk, confirmatory due diligence requirements, and the resulting transaction timeline.

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Proposal Two (a revised version of Proposal Two discussed above, which was evaluated by the Special Committee on April 20, 2020): Preferred equity structure, and the potential for material adverse tax consequences to the Company related to such structure in certain circumstances.

In addition, the Special Committee considered the risk of Steiner Leisure abandoning the transaction if the Special Committee pursued the other alternative proposals. On April 27, 2020, after additional negotiations in which Steiner Leisure agreed to increase the exercise price and redemption price of the warrants and limit the extension of the exclusivity period, the Company (with the approval of the Special Committee) and Steiner Leisure executed an amended and restated non-binding summary of proposed terms and extended the exclusivity period to May 3, 2020. The terms reflected in the amended and restated non-binding summary of proposed terms reflected the material economic terms of the Private Placement, which were memorialized in definitive documentation over the course of the following days.

On April 29, 2020, the Special Committee and the Board of Directors (other than Mr. Magliacano, who previously had recused himself with respect to all Board of Directors’ matters related to the evaluation and negotiation of potential strategic and financing alternatives) met telephonically with representatives of DLA, Nomura and Duff & Phelps to discuss and consider the terms of the Private Placement. Representatives of Duff & Phelps presented certain financial analyses with respect to the financial terms of the Private Placement as summarized below under “Opinion of Financial Advisor to the Special Committee.” Representatives of Duff & Phelps then delivered Duff & Phelps’ oral opinion to the Special Committee, which opinion was confirmed by delivery of a written opinion dated April 29, 2020, as to the fairness of the Private Placement, from a financial point of view, to the Company. The full text of the written opinion of Duff & Phelps, dated April 29, 2020, which sets forth the assumptions made, procedures followed, and matters considered in connection with Duff & Phelps’ opinion, is attached as Appendix A to this proxy statement and is incorporated by reference herein. After further discussion, the Special Committee unanimously determined that the terms of the Investment Agreement and the other transaction documents and the transactions contemplated thereby were advisable and in the best interests of the Company and its shareholders, approved the terms of the Private Placement, and recommended its approval by the Board of Directors. The Board of Directors, based on the recommendation of the Special Committee, the opinion of Duff & Phelps and the other factors considered by the Special Committee, (i) unanimously approved the terms of the Private Placement, (ii) determined that the terms of the Investment Agreement and the other transaction documents and the transactions contemplated thereby were advisable and in the best interests of the Company and its shareholders, (iii) directed that the Private Placement be submitted to the shareholders of the Company for approval and (iv) recommended approval of Proposal 3 and Proposal 4 by the shareholders of the Company.

On April 29, 2020, the Company completed negotiations of and entered into amendments to the Company’s existing credit agreements. The continued effectiveness of these amendments is conditioned on the consummation of the Private Placement.

On April 30, 2020, the Company and the Investors executed the Investment Agreement.

The Board’s Reasons for Recommending Approval of the Private Placement

The Special Committee evaluated potential alternatives to the Private Placement during April 2020, and concluded that the Private Placement was in the best interests of the Company and its shareholders. In the weeks leading to the signing of the Investment Agreement, the Special Committee evaluated and negotiated the price, terms and conditions of the Private Placement, compared the price, terms and conditions of the Private Placement with other potential strategic and financing alternatives, consulted with the Company’s senior management and legal and financial advisors, and considered a number of factors. The various factors that the Special Committee considered that weighed positively in favor of the Private Placement included, among others and not necessarily in order of relative importance:

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the Company’s business, future prospects and financial performance and condition, including the Company’s deteriorating cash position, current leverage position, obstacles to incurring additional debt in light of the Company’s current leverage position, obstacles to issuing preferred equity given the Company’s tax structure, the Company’s obligations under its existing credit agreements and the imminent need for additional capital and the ability of Steiner Leisure to enter into definitive agreements expeditiously to meet this need for imminent capital (without any due diligence period);

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the results of the Company’s process of investigating, analyzing, reviewing and evaluating (including with respect to cost of capital considerations) potential strategic and financing alternatives and the Special Committee’s belief that the value offered to the Company’s shareholders in the Private Placement was fair and reasonable and represented the best available opportunity to stabilize and strengthen the Company’s near- and long-term financial position;

•	the fact that the consideration issuable in the Private Placement consists of Common Shares and warrants to purchase Common Shares rather than senior or preferred equity or debt securities;

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the familiarity of Steiner Leisure with the Company as a current shareholder with a representative on the Board of Directors, which enabled Steiner Leisure to proceed expeditiously in evaluating and signing definitive agreements regarding the proposed transaction;

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the uncertainty regarding signing and closing, and the pricing risk, associated with potential alternatives to the Private Placement, and the consequences of failing to secure equity financing expeditiously in light of the Company’s current financial condition and the requirement of its existing lenders to secure a minimum equity investment amount as a condition to agreeing to potential amendments to the Company’s existing credit agreements;

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the agreement of the Company’s existing lenders to enter into the Credit Agreement Amendments substantially concurrently with the Private Placement, thus allowing the Company to avoid a potential default, as well as the potential acceleration of approximately $247.5 million of gross debt outstanding as of March 19, 2020, if the closing of the Private Placement occurs;

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the agreement of Steiner Leisure to invest in Non-Voting Common Shares, the limited effect on the voting power of the Company’s shareholders as a result of the Private Placement and the effect of the Private Placement on the voting power of the Company’s shareholders relative to certain other alternative transactions;

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the director designation rights to be granted to Steiner Leisure in the transaction, which the Special Committee viewed as reasonable in light of, among other things, the proportionality of Steiner Leisure’s director designation rights to its post-investment ownership in the Company, consistent with Nasdaq listing rules, and the fact that one nominee would not be subject to redesignation after the initial term thereof;

•	the dependence of the Company’s business on the cruise industry, which directly impacts the Company’s financial performance and cash requirements;

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current industry, economic and market conditions and trends in the markets in which the Company competes, including the effect of the COVID-19 pandemic on the cruise industry, and the uncertainty regarding the timeline for the industry to resume operations;

•	the effect of the Private Placement on employees, customers and communities, to the extent those effects will have an impact on the Company;

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the strategic value of the Steiner Leisure proposal given its history with the Company and intimate knowledge of the Company’s business, including the operational complexity and key value drivers of the business;

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the strategic value of a long-term investment in the Company (including a 12-month “lock-up” period with respect to the Common Shares to be acquired) compared to potential negative factors regarding the Private Placement, including downward pressure on the price of the Common Shares, related to a short-term term investment;

•	the limited representations and warranties and post-closing recourse in the Investment Agreement;

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the potential impact of the Private Placement on the market price of the Common Shares, including the expected market reaction to any investment by Steiner Leisure in the Company under these circumstances and the impact if the Company did not obtain equity financing in the near term;

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Steiner Leisure allowing for the participation in the Private Placement by certain members of the Board of Directors, including Messrs. Fluxman, Andrew Heyer, Steven Heyer, Fusfield, Stiefler, and McLallen, whose new investment in the Company further aligns their incentives with those of the Company’s other shareholders and evidences their commitment to, and belief in, the long-term growth of the Company and the related expected market reaction; and

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the opinion of Duff & Phelps, delivered on April 29, 2020, that the Private Placement was fair from a financial point of view to the Company, which opinion is described below under the heading “Opinion of Financial Advisor to the Special Committee” and is included in its entirety in Appendix A to this proxy statement.

The Special Committee also considered a variety of risks and other potentially negative factors regarding the Private Placement. These factors included the following, which are not necessarily listed in order of relative importance:

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the dilution to existing shareholders (which represented a potentially incrementally higher cost of capital and dilution relative to certain other alternative proposals), offset by the additional cash and resulting financial stability provided by the funds to be received in the Private Placement, the relative uncertainty in execution and pricing of other alternative transactions, the willingness of Steiner Leisure to agree to a 12-month “lock-up” period with respect to the Common Shares acquired and the fact that the Additional Shares to be issued currently are considered outstanding for purposes of the Company’s earnings per share and other GAAP financial metrics;

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the governance rights required by Steiner Leisure (specifically, Board representation, which was reduced compared to prior proposals, and certain veto rights), offset in the Special Committee’s view by both the near- and long-term support by, and a committed partner in, Steiner Leisure, which, as a prior owner of the Company’s business, has an intimate understanding of the operational complexity and key value drivers of the business, and Steiner Leisure’s agreement (i) to a 12-month “lock-up” period with respect to the Common Shares to be acquired, (ii) that only two of its director seats would be subject to redesignation and (iii) that these governance rights would terminate if Steiner Leisure’s ownership fell below certain thresholds;

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the provisions contained in the Investment Agreement restricting the Company and its representatives from soliciting alternative transactions and prohibiting the Board of Directors from changing its recommendation in favor of the Private Placement, which were offset in the Special Committee’s view by the Company’s pre-signing third-party solicitation process and evaluation of other potential alternative transactions, and requiring that the Company reimburse Steiner Leisure’s expenses in certain circumstances, subject to a cap on such reimbursed expenses;

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the interests of certain members of the Board of Directors in a potential transaction with Steiner Leisure, particularly with respect to (i) Mr. Fluxman, who has an indirect economic interest in a portion of the Additional Shares, (ii) Messrs. Andrew Heyer, Steven Heyer, McLallen and Stiefler, who have an economic interest in certain deferred shares issuable to former members of Haymaker Sponsor, LLC and (iii) Messrs. Fluxman, Andrew Heyer, Steven Heyer, Fusfield, Stiefler, and McLallen, who participated in the Private Placement as investors; and

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Steiner Leisure’s proposal was conditioned on shareholder approval, the expiration or termination of the waiting period under the HSR Act, and receipt of certain amendments to the Company’s existing credit agreements, although these amendments were viewed by the Special Committee as beneficial to the Company, were conditioned on the Company not being charged any fees for such amendments, and were expected to be able to be obtained, and that, in the absence of obtaining these amendments, the Company potentially could be in default under such existing credit agreements.

The Special Committee concluded that the potentially negative factors associated with the Private Placement were outweighed by the potential benefits that it expected the Company would receive as a result of entering into the Private Placement. Accordingly, the Special Committee determined that the Private Placement was advisable and in the best interest of the Company and its shareholders.

The foregoing discussion of the factors considered by the Special Committee is not intended to be exhaustive, but, rather, includes the material factors considered by the Special Committee. In reaching their respective decision to approve the Private Placement and recommend its approval to the Company’s shareholders, the Special Committee and the Board of Directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Special Committee unanimously recommended that the Board of Directors approve the Private Placement and recommend its approval to the Company’s shareholders, and the Board of Directors approved the Private Placement and recommends that the shareholders approve these proposals, in light of all these factors as a whole, and overall considers the factors to be favorable to, and to support, its determination.

Before voting on these proposals, shareholders should carefully read the “Cautionary Note Regarding Forward-

Looking Statements” section at the beginning of this proxy statement.

Opinion of Financial Advisor to the Special Committee

On April 29, 2020, Duff & Phelps rendered its oral opinion to the Special Committee of the Board of the Company (solely in their capacity as members of the Board) in connection with its consideration of the Proposed Transaction (which was subsequently confirmed in writing by delivery of its written opinion dated the same date) to the effect that, subject to the assumptions, qualifications, limitations and other matters considered by Duff & Phelps in connection with the preparation of its opinion, as of such date, the Proposed Transaction was fair from a financial point of view to the Company. In the portions of this proxy statement addressing the opinion, the term “Proposed Transaction” refers to the capital raise by the Company of approximately $75 million in exchange for Common Shares, warrants to purchase Common Shares, and modifications of the restriction period of the Company’s deferred shares.

The full text of Duff & Phelps’ opinion is included as Appendix A to this proxy statement and describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Duff & Phelps. The summary of Duff & Phelps’ opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion. The opinion was furnished for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and was not intended to be used for any other purpose, without Duff & Phelps’ express consent. Neither Duff & Phelps’ opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be or constitutes a recommendation to any shareholder of the Company as to how such holder should act with respect to the Proposed Transaction.

Duff & Phelps’ opinion (i) did not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction, (ii) did not address any transaction related to the Proposed Transaction, (iii) was not a recommendation as to how the Board or any shareholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) did not indicate that the consideration received was the best possibly attainable under any circumstances; instead, it merely stated whether the consideration in the Proposed Transaction was within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which Duff & Phelps’ opinion was based.

In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

•	Reviewed the following documents:

•	The Company’s annual report and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2019;

•	The Company’s monthly profit and loss statements for the year-to-date periods ending February 29, 2020, December 31, 2019, and February 28, 2018;

•	Additional financial information with respect to the Company, such as cash and debt balances as of March 31, 2020, provided by Company management;

•	A summary of the proposals received while considering and negotiating the Proposed Transaction, and their respective terms; and

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Documents related to the Proposed Transaction, including an amended & restated non-binding summary of proposed terms dated April 26, 2020 between the Company and Steiner Leisure Limited for the investment in the Company by Steiner Leisure Limited, its affiliates, and certain mutually agreed investors (the “Investment Term Sheet”);

•	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;

•	Reviewed the historical trading price and trading volume of the Company’s common shares;

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Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including an analysis of selected public companies that Duff & Phelps deemed relevant and an analysis of selected private investment in public equity (“PIPE”) transactions that Duff & Phelps deemed relevant; and

•	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering its opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

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Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

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Relied upon the fact that the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

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Assumed that any estimates and evaluations furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expressed no opinion with respect to the underlying assumptions;

•	Assumed that information supplied and representations made by Company management were substantially accurate regarding the Company and the Proposed Transaction;

•	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conformed in all material respects to the drafts reviewed;

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Assumed that there had been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the information made available to Duff & Phelps by Company management, and that there was no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

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Assumed that all of the conditions required to implement the Proposed Transaction would be satisfied and that the Proposed Transaction would be completed in accordance with the Investment Term Sheet without any amendments thereto or any waivers of any terms or conditions thereof; and

•	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction would be obtained without any adverse effect on the Company.

To the extent that any of the foregoing assumptions or any of the facts on which Duff & Phelps’ opinion is based prove to be untrue in any material respect, the opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of its opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps prepared its opinion effective as of the date of such opinion. Duff & Phelps’ opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the opinion, and Duff & Phelps disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of Duff & Phelps after the date of the opinion.

Duff & Phelps’ opinion noted that the credit, financial and stock markets had been experiencing unusual volatility. In rendering its opinion, Duff & Phelps expressed no opinion or view as to any potential effects of such volatility on the Company or the Proposed Transaction.

Duff & Phelps’ opinion further noted that, in January 2020, the World Health Organization declared COVID-19 to constitute a “Public Health Emergency of International Concern” and that given the uncertainty of the current situation regarding COVID-19, the duration of any business disruption and related financial impact with respect to the Company or the Proposed Transaction could not be reasonably estimated as of the date of such opinion. In rendering its opinion, Duff & Phelps expressed no opinion or view as to any potential effects of COVID-19 on the Company or the Proposed Transaction.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps assumed that such terms were the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Investment Term Sheet and the Proposed Transaction, or (iii) advise the Board or any other party with respect to alternatives to the Proposed Transaction.

Duff & Phelps did not express any opinion as to the market price or value of the Company’s common shares (or anything else) after the announcement or the consummation of the Proposed Transaction. Duff & Phelps’ opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s or any other party’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering its opinion, Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration in the Proposed Transaction, or with respect to the fairness of any such compensation.

Summary of Material Financial Analyses by Duff & Phelps

Set forth below is a summary of the material financial analyses performed by Duff & Phelps in connection with providing its opinion to the Special Committee of the Board of the Company. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the Special Committee of the Board of the Company, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, neither its opinion nor Duff & Phelps’ underlying analysis is susceptible to partial analysis or summary description. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps’ analyses must be considered as a whole and selecting portions of its analyses and of the factors considered by it in rendering its opinion, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.

The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses undertaken by Duff & Phelps. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps’ financial analyses.

Selected Precedent Transactions Analysis. Duff & Phelps performed an analysis of selected PIPE transactions that Duff & Phelps deemed relevant. The selected transactions were chosen because they involved common equity raises within the last five years for companies in similar situations as the Company, as evidenced by the companies’ leverage at the time of the transaction announcement based on total debt to total capital; the companies’ publicly traded stock price one day prior to announcement of the transaction as a percent of the 52-week historical high publicly traded stock price; and the size of the investment as a percent of the companies’ market capitalization one day prior to the announcement of the transaction. Duff & Phelps analyzed the discount or premium of the offering price per share in the selected transactions relative to the following publicly traded stock price metrics prior to the announcement date: (i) the five-day volume weighted average price (“VWAP”); (ii) the stock price one day prior to announcement; (iii) the stock price five days prior to announcement; and (iv) the stock price ten days prior to announcement.

In order to compare the discount per share offered in the Proposed Transaction to that of the selected transactions, Duff & Phelps adjusted the purchase price per share of $4.00 for the impact of the warrants issued as part of the Proposed Transaction to arrive at an effective purchase price per share. Duff & Phelps arrived at an estimated warrant value per underlying share using a Black-Scholes option pricing model, which resulted in a value of $1.67 per warrant. Duff & Phelps then multiplied the value per warrant by five million warrants, which resulted in an aggregate warrant value of approximately $8.3 million, and then divided the aggregate warrant value by the number of shares being issued in the Proposed Transaction, or 18.75 million shares. This analysis resulted in an estimated warrant value per share of $0.45 and an estimated effective purchase price per share of $3.55. For valuation purposes, Duff & Phelps considered the deferred shares to be issued and outstanding because the Company had a pre-existing obligation to issue such deferred shares and such shares were treated, under GAAP, as being issued and outstanding for purposes of the Company’s financial statements. In considering the impact of the modifications of the restriction period of the Company’s deferred shares, Duff & Phelps did not view such modifications as reducing the aggregate equity value of the Company and, therefore, did not consider it in evaluating the purchase price per share. As of April 28, 2020, the effective purchase price per share represented the following: (i) a discount to the five-day VWAP of approximately 20.4%; (ii) a discount to the stock price as of the market close one day prior to announcement of approximately 23.4%; (iii) a discount to the stock price as of the market close five days prior to announcement of approximately 7.7%; and (iv) a discount to the stock price as of the market close ten days prior to announcement of approximately 11.3%.

The selected transactions, and corresponding financial data for the selected transactions, were:

						PIPE Offering Price (Discount) / Premium To:
Company Name	Announced Date	Total Transaction Value ($USDmm)	Transaction Value as % of Market Cap 1-Day Prior	Total Debt / Capital 1-Day Prior	Stock % of 52-Week High Prior	5-Day VWAP Prior	Stock Price 1 Trading Day Prior	Stock Price 5 Trading Days Prior	Stock Price 10 Trading Days Prior
Bright Horizons Family Solutions Inc.	4/19/2020	$250.00	3.5%	20.4%	68.7%	0.6%	(3.8%)	0.3%	28.3%
Noble Midstream Partners LP	11/14/2019	$250.00	27.8%	34.4%	56.2%	(9.0%)	(8.6%)	(9.6%)	(14.2%)
Gridsum Holding Inc.	2/28/2019	$11.08	9.4%	23.3%	34.4%	(13.7%)	(16.0%)	(10.9%)	1.6%
TDH Holdings, Inc.	1/31/2019	$1.00	17.4%	62.5%	10.4%	(21.3%)	(18.2%)	(25.4%)	(31.5%)
Remark Holdings, Inc.	12/4/2018	$3.10	5.9%	43.3%	9.5%	(3.2%)	(9.7%)	(7.8%)	(21.7%)
Clean Energy Fuels Corp.	5/9/2018	$83.40	29.2%	46.5%	61.3%	(9.0%)	(12.3%)	(8.4%)	4.5%
Enphase Energy, Inc.	2/4/2018	$20.00	11.3%	21.9%	60.0%	1.4%	1.4%	3.4%	6.6%
American Lorain Corporation	12/28/2017	$1.28	18.9%	81.4%	28.8%	4.5%	(3.8%)	(1.7%)	(14.1%)
Famous Dave’s of America, Inc.	11/10/2017	$1.46	5.8%	30.0%	54.5%	(5.4%)	(2.8%)	(10.7%)	(13.6%)
CBAK Energy Technology, Inc.	5/31/2017	$9.61	37.5%	58.3%	39.0%	15.3%	15.4%	15.4%	7.1%
JAKKS Pacific, Inc.	3/15/2017	$19.31	19.8%	68.4%	52.3%	2.3%	3.4%	0.5%	(0.5%)
Noodles & Company	3/13/2017	$31.50	31.8%	46.1%	26.5%	3.7%	0.0%	(1.4%)	(10.1%)
Enphase Energy, Inc.	1/9/2017	$10.00	14.6%	33.0%	32.4%	(13.6%)	(16.7%)	(8.4%)	(24.8%)
StoneMor Inc.	12/30/2016	$20.00	6.2%	49.9%	30.3%	(1.7%)	(4.8%)	0.6%	9.5%
Eagle Bulk Shipping Inc.	12/13/2016	$100.00	36.3%	46.8%	7.7%	(27.9%)	(21.3%)	(32.4%)	(25.6%)
Teekay Corporation	5/24/2016	$100.00	14.2%	68.0%	19.8%	(8.4%)	(14.0%)	(14.1%)	(17.0%)
Tribune Publishing Company	2/3/2016	$44.37	19.6%	63.2%	39.4%	(4.3%)	(1.7%)	(0.6%)	9.7%
Torchlight Energy Resources, Inc.	5/11/2015	$1.08	6.5%	44.1%	14.9%	(55.0%)	(64.3%)	(43.2%)	(20.6%)
Parsley Energy, Inc.	2/5/2015	$230.73	13.9%	25.8%	68.9%	(8.7%)	(12.5%)	(6.3%)	(7.1%)
Highest Discount						(55.0%)	(64.3%)	(43.2%)	(31.5%)
Mean Discount						(8.1%)	(10.0%)	(8.5%)	(7.0%)
Median Discount						(5.4%)	(8.6%)	(7.8%)	(10.1%)
Lowest Discount						15.3%	15.4%	15.4%	28.3%
Proposed Transaction		$75.00	26.4%	46.6%	26.9%	(20.4%)	(23.4%)	(7.7%)	(11.3%)

“Prior” refers to prior to the announced date

Source: S&P Capital IQ, PrivateRaise

Additional Information

Solely for informational purposes, Duff & Phelps estimated the enterprise value and equity value of the Company as of April 28, 2020. Due to a lack of projected financial results for the Company, Duff & Phelps was unable to perform a discounted cash flow analysis of the Company and therefore relied upon an analysis of selected public companies for purposes of determining a range of enterprise values for the Company.

Selected Public Companies Analysis of OneSpaWorld Holdings Limited. Solely for informational purposes, Duff & Phelps reviewed certain financial information for selected public companies that Duff & Phelps deemed relevant. The selected public companies were selected because they were deemed to be similar to the Company in one or more respects, including the nature of the business and financial performance economics. Duff & Phelps reviewed the enterprise value as a multiple of latest twelve months (“LTM”) of earnings before interest, taxes, depreciation, and amortization (“EBITDA”).

Enterprise value means, generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company), plus the amount of debt outstanding, preferred stock and non-controlling interests, and less the amount of cash and cash equivalents on its balance sheet. Enterprise values used in the selected public companies analysis were calculated using the closing price of the common shares of the selected companies as of April 28, 2020 and, with respect to the Company, Duff & Phelps selected a range of LTM EBITDA multiples of 9.0x to 10.0x.

The selected public companies, and corresponding financial data for the selected public companies were:

Enterprise Value as a Multiple of LTM EBITDA
Aramark	8.4x
Bright Horizons Family Solutions Inc.	22.2
Compass Group PLC	10.0
Elior Group S.A.	5.6
Planet Fitness, Inc.	23.2
Regis Corporation	3.6
SP Plus Corporation	6.9
Carnival Corporation & Plc	4.2
Hilton Worldwide Holdings Inc.	13.3
Hyatt Hotels Corporation	8.5
InterContinental Hotels Group PLC	11.3
Lindblad Expeditions Holdings, Inc.	6.9
Marriott International, Inc.	11.4
Norwegian Cruise Line Holdings Ltd.	5.1
Royal Caribbean Cruises Ltd.	6.0
Wyndham Hotels & Resorts, Inc.	9.3
Mean	9.7x
Median	8.4x

Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports

The selected public companies analysis resulted in a range of enterprise values for the Company, based on LTM EBITDA as of February 29, 2020 of $55.9 million, of $502.9 million to $558.7 million. Duff & Phelps adjusted the enterprise value range for net debt, other non-operating assets of the Company and the impact of outstanding options and other equity securities of the Company to arrive at the aggregate equity value of the Company, which implied a range of per share equity value of $3.89 per share to $4.62 per share.

Other Matters

Duff & Phelps is a premier global valuation and corporate finance advisor with expertise in complex valuation, dispute and legal management consulting, M&A, restructuring, and compliance and regulatory consulting. Duff & Phelps reports that, since 2005, it has rendered over 900 fairness opinions in transactions aggregating more than $370 billion and is regularly engaged in the valuation of businesses and securities in the preparation of fairness opinions in connection with mergers, acquisitions and other strategic transactions.

Duff & Phelps was retained by the Company to provide an opinion to the Special Committee of the Board of the Company (solely in their capacity as members of the Board) as to the fairness, from a financial point of view, of the Proposed Transaction to the Company. Pursuant to the terms of its engagement, Duff & Phelps became entitled to a fee of $450,000 for its services, $100,000 of which was previously paid in connection with its engagement and the remainder of which became payable upon Duff & Phelps informing the Special Committee that it was prepared to deliver its opinion. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in its opinion or whether the Proposed Transaction is successfully consummated. Furthermore, Duff & Phelps is entitled to be paid additional fees at Duff & Phelps’ standard hourly rates for certain time incurred should Duff & Phelps be called upon to support its findings subsequent to the delivery of its opinion. The Company has also agreed to reimburse Duff & Phelps for its out-of-pocket expenses and reasonable fees and expenses of counsel, consultants and advisors retained by Duff & Phelps in connection with the engagement. The Company has also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement.

The issuance of Duff & Phelps’ opinion was approved by its fairness review committee.

Other than this engagement, during the two years preceding the date its opinion was delivered, Duff & Phelps has provided corporate finance advisory services to affiliates of principals in the Proposed Transaction for which Duff & Phelps received fees, in the aggregate, of approximately $1,500,000. For these prior engagements, Duff & Phelps also received customary expense reimbursement and indemnification.

Risks of Shareholder Non-Approval

If the shareholders do not approve both Proposals 3 and 4, the Company will not be able to proceed with the Private Placement, and the Investment Agreement will likely be terminated unless additional votes in favor of the proposals are obtained following an adjournment of the Annual Meeting and the solicitation of additional proxies or, in the case of Proposal 4, the closing condition in the Investment Agreement related to shareholder approval of the Amended Articles is waived. If the Private Placement is not consummated, the Company will be required to seek alternative sources of financing in order to enhance its liquidity position.

The amount of funding that the Company seeks and the timing of such fundraising efforts will continue to depend on the extent to which the Company is able to restart operations in light of the ongoing COVID-19 pandemic. Adequate funds may not be available when needed, and if the Company does not receive sufficient capital, the Company may be required to further reduce its limited operations and may have insufficient funds to pay its existing accounts payable. Furthermore, there can be no guarantee that the Company will be able to effect another long-term financing option on terms as favorable as the Private Placement.

The Investment Agreement contains non-solicitation provisions that prohibit us from, among other things, directly or indirectly, initiating, soliciting or encouraging, or facilitating, any offer or proposal from any person or group which constitutes, or could reasonably be expected to result in, an alternative transaction or an inquiry with respect to such a transaction. In addition, the Company agreed to certain covenants in support of the transaction, including that the Board of Directors recommend that the Company’s shareholders adopt and approve the Investment Agreement and approve the transactions contemplated by the Investment Agreement and other related agreements. The Co-Investors also agreed to vote in support of the transaction.

In the event that the Investment Agreement is terminated, in certain circumstances, including in the event we fail to obtain shareholder approval of Proposals 3 and 4, we must reimburse Steiner Leisure and its affiliates for up to $1.25 million in fees and expenses incurred in connection with the Private Placement.

In addition, the Credit Agreement Amendments (as defined below) will be deemed to be ineffective if, among other reasons, (i) the Company has not received cash proceeds from an investment by Steiner Leisure and certain other investors in an aggregate amount of not less than $75 million (less transaction fees, costs and expenses of

Steiner Leisure and its affiliates required to be paid or reimbursed by the Company pursuant to the Investment Agreement) by July 15, 2020, which may be extended to July 31, 2020 under certain circumstances, (ii) the Investment Agreement has been terminated by the Company or any other party thereto or (iii) the Investment Agreement shall have been amended, amended and restated, supplemented or otherwise modified in a manner the effect of which shall be to reduce the minimum investment amount to an amount less than $65 million. In the event that the Private Placement does not occur and, as a result, the Credit Agreement Amendments are not effective, the Company may not be in compliance with certain representations, warranties and affirmative covenants under its existing credit agreements, which would, absent an agreement from the Company’s existing lenders, result in a default under these existing credit agreements and the potential acceleration of approximately $247.5 million of gross debt outstanding as of March 19, 2020.

Proposal 3: Approval of the Private Placement for purposes of Nasdaq Listing Rule 5635

Background and Overview

Please refer to “Background of the Private Placement” and “The Board’s Reasons for Recommending Approval of the Private Placement” above for information with respect to the background and overview of, and the reasons for, the Private Placement.

Description of the Investment Agreement

Overview

The Investment Agreement provides that, prior to the closing of the Private Placement, and assuming shareholder approval of Proposals 3 and 4, the Company will authorize a new class of Non-Voting Common Shares by adopting the Amended Articles. At closing of the Private Placement, pursuant to the Investment Agreement, the Company will, among other things, (i) issue to Steiner Leisure an aggregate of (x) approximately 15.0 million Non-Voting Common Shares and (y) warrants to purchase approximately 4.0 million Non-Voting Common Shares at an exercise price of $5.75 per share, and (ii) issue to the Co-Investors an aggregate of (x) approximately 3.7 million shares of the Voting Common Shares and (y) warrants to purchase approximately 1.0 million Voting Common Shares at an exercise price of $5.75 per share, for an aggregate purchase price of $75.0 million.

In addition, the Investment Agreement provides that, in consideration for, among other things, Steiner Leisure providing a “back stop” for the Private Placement and Steiner Leisure’s agreement to voting limitations in respect of certain of the securities issuable to it, the Company will issue and deliver an aggregate of 5.0 million Common Shares to Steiner Leisure at the closing of the Private Placement (collectively, the “Additional Shares”), which will satisfy in full the Company’s obligation to issue 5.0 million “deferred” Common Shares to Steiner Leisure pursuant to Section 2.6 of the Business Combination Agreement, dated as of November 1, 2018 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “BCA”).

Conditions to the Closing of the Private Placement

The obligations of the Company and the Investors to close the Private Placement are subject to the satisfaction or waiver (to the extent permitted by law) by the Company and a majority-in-interest of the Investors (based on the number of Company securities to be issued to such Investors) (the “Majority of the Investors”) at or prior to the closing of the Private Placement of each of the following conditions, among other customary conditions:

•	the Common Shares and the Common Shares issuable upon exercise of the warrants have been approved for listing on Nasdaq, subject only to official notice of issuance;

•	shareholder approval for Proposal 3 and Proposal 4 has been obtained; and

•

the waiting periods applicable to the consummation of the transactions contemplated by the Investment Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) have expired or been terminated.

The obligation of the Company to close the Private Placement is subject to the satisfaction or waiver (to the extent permitted by law) by the Company at or prior to the closing of the Private Placement of each of the following conditions, among other customary conditions:

•

the accuracy of the representations and warranties made by the Investors in the Investment Agreement, except for any inaccuracies in such representations and warranties that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Investors to close the Private Placement; and

•

each Investor has performed in all material respects all of its obligations under the Investment Agreement required to be performed by such Investor at or prior to the closing of the Private Placement.

The obligations of the Investors to close the Private Placement are subject to the satisfaction or waiver (to the extent permitted by law) by the Majority of the Investors at or prior to the closing of the Private Placement of each of the following conditions, among other customary conditions:

•	the accuracy in all material respects of certain “fundamental” representations and warranties made by the Company in the Investment Agreement;

•

the accuracy of all other representations and warranties made by the Company in the Investment Agreement, except for any inaccuracies in such representations and warranties that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;

•	the Company has performed in all material respects all of its obligations under the Investment Agreement required to be performed by it at or prior to the closing of the Private Placement; and

•	the Amended Articles are in full force and effect and have not been further amended or modified or otherwise been rescinded.

The obligation of Steiner Leisure to close the Private Placement as between the Company and Steiner Leisure is subject to the satisfaction or waiver (to the extent permitted by law) by Steiner Leisure at or prior to the closing of the Private Placement of each of the following conditions, among other customary conditions:

•

the Board of Directors and any committee thereof is comprised of individuals determined pursuant to, and is consistent in all respects with the requirements of, the Investment Agreement immediately following the closing of the Private Placement with respect to Steiner Leisure;

•

the Company has paid or reimbursed Steiner Leisure and its affiliates for their costs, fees and expenses incurred in connection with the Private Placement (subject to a cap of $1.25 million) substantially concurrently with the closing of the Private Placement with respect to Steiner Leisure; and

•	the amendments to the Company’s first-lien and second-lien credit agreements are in full force and effect and have not been repudiated, rescinded, modified or terminated by the parties thereto.

The obligation of Neuberger Berman Alternative Funds, Neuberger Berman Long Short Fund and NB All Cap Alpha Master Ltd. (collectively, “Neuberger Berman”) to close the Private Placement as between the Company and Neuberger Berman is subject to the satisfaction or waiver by Neuberger Berman at or prior to the closing of the Private Placement of the following condition: the closing of the purchase by Steiner Leisure of no less than $50 million of Common Shares and warrants prior to or simultaneously with the purchase by Neuberger Berman.

Assuming the applicable conditions to closing have been satisfied or waived, the closing of the Private Placement with respect to Steiner Leisure will occur even if a Co-Investor does not or is unable to close its portion of the Private Placement.

None of the parties to the Investment Agreement may rely on the failure of any condition set forth above to be satisfied if such failure was proximately caused by such party’s failure to use reasonable best efforts to cause the applicable closing of the Private Placement to occur or a breach of the Investment Agreement.

Termination

The Investment Agreement may be terminated at any time prior to the closing of the Private Placement by mutual written consent of the Company and the Majority of the Investors.

The Investment Agreement may also be terminated by either the Company or the Majority of the Investors in certain customary circumstances, including if:

•	the closing of the Private Placement has not occurred on or prior to July 15, 2020 (as it may be extended, the “Outside Date”); provided, that if at the initial Outside Date, the Company shareholders’

meeting to approve Proposal 3 and Proposal 4 has not been held and all other conditions to closing of the Private Placement, subject to certain exceptions, have been satisfied, then either Steiner Leisure or the Company may extend the Outside Date to July 22, 2020;

•

approval of Proposal 3 and Proposal 4 by the Company’s shareholders has not been obtained upon a vote taken at the applicable meeting of the Company’s shareholders or any adjournments or postponements thereof; or

•

there has been a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the other party that would cause the other party to fail to satisfy any condition to the closing of the Private Placement related to the accuracy of its representations and warranties or the performance of its covenants and agreements, subject to the limitations set forth in the Investment Agreement.

The Investment Agreement may also be terminated by the Majority of the Investors if:

•

the Board of Directors has (i) failed to recommend the adoption and approval of Proposal 3 and Proposal 4 in the Company’s proxy statement as contemplated by the Investment Agreement or the Board of Directors has withdrawn or modified such recommendation in a manner adverse to the Investors, (ii) recommended to the Company’s shareholders an alternative transaction to the Private Placement, or (iii) otherwise changed or modified its recommendation that the Company’s shareholders adopt and approve Proposal 3 and Proposal 4; or

•	the Company has breached any of its non-solicitation obligations in any material respect.

Neuberger Berman may terminate the Investment Agreement with respect to its purchase thereunder in the event of a termination of the Investment Agreement by Steiner Leisure.

Assuming the applicable conditions to closing have been satisfied or waived, the termination of the Investment Agreement by any Co-Investor or by the Company with respect to any Co-Investor will not affect the ability of the Company and Steiner Leisure to close Steiner Leisure’s portion of the Private Placement. Upon a termination of the Investment Agreement with respect to any Co-Investor or any failure by the Co-Investor to close its portion of the Private Placement, Steiner Leisure may elect to acquire the Common Shares (in the form of Non-Voting Common Shares) and warrants to acquire Common Shares (in the form of Non-Voting Common Shares) that such Co-Investor would otherwise have acquired.

Upon a termination of the Investment Agreement in accordance with its terms, and subject to the limitations set forth therein, (i) neither the Company nor the Investors will have any further liability or obligation with respect to the Investment Agreement, except for liability for fraud or any material and willful breach by any party and (ii) the Company may be required to reimburse the fees, costs and expenses of Steiner Leisure and its affiliates incurred in connection with the Private Placement (subject to a cap of $1.25 million) in certain circumstances.

No Solicitation

The Investment Agreement contains non-solicitation provisions that prohibit the Company and its representatives from, among other things, directly or indirectly initiating, soliciting or encouraging, or facilitating, any offer or proposal from any person or group which constitutes, or could reasonably be expected to result in, an alternative transaction to the Private Placement or an inquiry with respect to such a transaction. In addition, the Company has agreed to certain covenants in support of the Private Placement, including that the Board of Directors recommend that the Company’s shareholders adopt and approve the Investment Agreement and approve the transactions contemplated by the Investment Agreement and other related agreements.

Transaction Support

At the Company shareholders’ meeting to approve Proposal 3 and Proposal 4, each Co-Investor that beneficially owns any Common Shares as of the date of the Investment Agreement (such Common Shares, collectively, the “Covered Shares”) has agreed to, among other things, (i) appear at such meeting for quorum purposes, (ii) vote all Covered Shares in favor of Proposal 3 and Proposal 4 and (iii) vote all Covered Shares that would oppose or impede the approval of Proposal 3 and Proposal 4.

Each Co-Investor has also agreed not to deposit the Covered Shares into a voting trust or enter into any voting or similar agreement with respect to the Covered Shares.

Steiner Leisure Director Designation Right

Under the terms of the Investment Agreement, Steiner Leisure will have the right to designate and appoint three directors to the Company’s board of directors at the closing of the Private Placement, with two of these directors being Class C directors and the other director being a Class B director. One of the Class C director seats will not be subject to re-designation by Steiner Leisure at the expiration of the initial term thereof under the Governance Agreement.

Representations and Warranties

In the Investment Agreement, each of the Company and the Investors made certain customary and limited representations and warranties. Certain “fundamental” representations and warranties of the Company and the Investors under the Investment Agreement survive until the first anniversary of the closing of the Private Placement.

Covenants

The Company has agreed to certain customary covenants in the Investment Agreement restricting the conduct of its business between the date of the Investment Agreement and the earlier of the closing of the Private Placement and the termination of the Investment Agreement in accordance with its terms.

Pursuant to the Investment Agreement, the Company applied to cause the Common Shares to be issued in connection with the Private Placement to be approved for listing on Nasdaq, subject only to official notice of issuance.

In addition, pursuant to the Investment Agreement, the Company and the Investors have agreed to certain other customary covenants, including, among other things, (i) preparing and filing the proxy statement with respect to and seeking shareholder approval of the Private Placement, (ii) using their respective reasonable best efforts to consummate the Private Placement as promptly as practicable and (iii) submitting the required filings under the HSR Act to the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice.

Transfer Restrictions

Following the closing of the Private Placement, the Investors (other than Neuberger Berman) may not transfer the purchased Common Shares and warrants until the twelve-month anniversary of such closing, subject to customary exceptions (e.g., transfers to affiliates).

Description of Non-Voting Common Shares

See Proposal 4 for a description of the rights, preferences and privileges of the Non-Voting Common Shares.

Description of Warrants

The warrants issuable pursuant to the Investment Agreement will expire on the earlier of (i) the fifth anniversary of the closing of the Private Placement or (ii) the Redemption Date (as defined below). The warrants will be immediately exercisable by the holder thereof upon payment of the purchase price; provided, however, that the holder may exercise such warrants on a “cashless” basis, in accordance with a specified formula. In addition, the Company may, at any time prior to their expiration, elect to redeem not less than all of such then-outstanding warrants at a price of $0.01 per warrant, provided that the last sales price of the Common Shares reported has been at least $14.50 per share (subject to adjustment in accordance with certain specified events), on each of twenty trading days within the thirty-trading day period ending on the third business day prior to the date on which notice of the redemption is given (the “Redemption Date”), and provided that the Common Shares issuable upon exercise of such warrants have been registered, qualified or are exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”) and under the securities laws of the state of residence of the registered holder of the warrant. The warrants to be issued to Steiner Leisure pursuant to the Private Placement will initially be exercisable solely for Non-Voting Common Shares.

Governance Agreement

Designation Rights

Contingent upon shareholder approval of Proposals 3 and 4, in connection with the closing of the Private Placement, the Company, Steiner Leisure and, solely for the purpose of Section 18 thereof, HYAC will enter into the Governance Agreement, pursuant to which Steiner Leisure and certain of its affiliates will be granted certain consent, director designation, and other rights with respect to the Company described in this subsection. Subject to, and conditioned upon, the closing of the Private Placement, the Governance Agreement will supersede the Director Designation Agreement, dated as of November 1, 2018, by and among the Company, Steiner Leisure and HYAC.

Under the terms of the Governance Agreement, among other things, Steiner Leisure will have the right to designate and appoint (a) two directors after the closing of the Private Placement (three directors until the Company’s 2022 annual meeting of shareholders) so long as Steiner Leisure and its affiliates own at least 15% of the issued and outstanding Common Shares and (b) one director after the closing of the Private Placement so long as Steiner Leisure and its affiliates own at least 5% of the issued and outstanding Common Shares.

So long as Steiner Leisure and its affiliates own at least 15% of the issued and outstanding Common Shares, (a) the directors designed by Steiner Leisure will have proportionate representation on each committee of the Board (rounded up to the nearest whole number of directors, unless such rounding would result in Steiner Leisure directors representing a majority), subject to applicable legal and stock exchange requirements, and (b) Steiner Leisure will have the right to appoint a non-voting observer to all committees for which none of the Steiner Leisure directors are members.

The following individuals are Steiner’s initial director designees pursuant to its designation rights under the Investment Agreement (for more information regarding Steiner Leisure’s board designation and appointment rights upon the closing of the Private Placement, see “Steiner Leisure Director Designation Rights” above for more information).

Class B Initial Steiner Designee: Marc Magliacano will be the initial Class B director designee by Steiner Leisure and will serve as a member of the Compensation Committee. For more information regarding Mr. Magliacano, see “Proposal 1: Election of Directors—Our Class B Directors.”

Class C Initial Steiner Designee: Adam Hasiba will be the initial Class C director designee by Steiner Leisure and will serve as a member of the Nominating and Governance Committee. Mr. Hasiba joined the board of Steiner Leisure, the former parent of company of OneSpaWorld, in 2019. Mr. Hasiba is currently serving as a Vice President at L Catterton. L Catterton is the largest and most global consumer-focused private equity firm with over $15 billion of equity capital under management across six fund strategies in 17 offices worldwide.

Since 1989, the firm has made over 200 investments in leading consumer brands. Mr. Hasiba has been an investment professional since 2014. Prior to joining L Catterton, Mr. Hasiba was the Director of Strategy at Ferrara Candy Company where he led a business transformation program spanning the marketing, sales, and supply chain functions. Prior to Ferrara, Mr. Hasiba spent a number of years at McKinsey & Company as a Business Analyst, Senior Associate and Engagement Manager. While at McKinsey, Mr. Hasiba was a part of the consumer packaged goods & retail practice where he focused on global assignments in supply chain, retail, finance, and business process optimization. Mr. Hasiba graduated cum laude from Northwestern University with a B.S. in Electrical Engineering and cum laude from Loyola University at Chicago with a B.S. in Physics. He also received an M.B.A from the Harvard Business School.

Initial Non-Continuing Class C Steiner Designee: Stephen Powell will be the initial Class C director designee by Steiner Leisure and will not be subject to re-designation by Steiner Leisure at the expiration of his term following the closing of the Private Placement.

We expect Michael Dolan will step down from the Board of Directors and all committees on which he serves, effective as of the closing of the Private Placement for purposes of facilitating the designation and appointment rights of Steiner Leisure and its affiliates.

Consent Rights

Under the terms of the Governance Agreement, a majority-in-interest (based on ownership of Common Shares) of Steiner Leisure and its affiliates will be entitled to negative consent rights related to the following matters so long as they own at least 15% of the issued and outstanding Common Shares:

•

any amendment of the Company’s organizational documents in a manner that adversely affects the rights or obligations of Steiner Leisure and its affiliates under (i) the organizational documents of the Company or (ii) any shareholders or similar agreement with Steiner Leisure and its affiliates; provided that this negative consent right shall not apply to any amendment to the Company’s organizational documents in connection with the issuance of senior equity securities so long as the Common Shares held by Steiner Leisure and its affiliates are treated the same economically as the Common Shares held by shareholders other than Steiner Leisure and its affiliates.

•	any liquidation, dissolution, recapitalization, reorganization, bankruptcy or similar event;

•	changing the size of the Board of Directors or the classes on which members of the Board serve; and

•	entry into any related party transaction, subject to customary exceptions.

A majority in interest of Steiner Leisure and its affiliates will be entitled to negative consent rights related to the following matters so long as they own at least 25% of the issued and outstanding Common Shares:

•

any issuance of senior equity securities that, together with one or more series of related issuances of equity securities, would require shareholder approval under Nasdaq’s (or, if the Company’s equity securities are listed on another exchange, such other exchange’s) listing rules;

•	any merger, consolidation or other sale of the Company that would result in net consideration per Common Share to Steiner Leisure and its affiliates less than $4.00 per Common Share;

•

any new incentive equity or similar plan or any amendments or modifications to any such existing plans that require shareholder approval under Nasdaq’s (or, if the Company’s equity securities are listed on another exchange, such other exchange’s) listing rules;

•

any increase in the Company’s consolidated aggregate net indebtedness for borrowed money (other than revolving credit) to an amount exceeding four times the Company’s EBITDA for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional indebtedness is incurred;

•

acquisitions that require shareholder approval under Nasdaq’s (or, if the Company’s equity securities are listed on another exchange, such other exchange’s) listing rules or the disposition of all or substantially all of the Company’s assets; and

•	materially altering the Company’s existing principal line of business.

Information Rights

In addition to any other information or similar rights that Steiner Leisure and its affiliates may be entitled to as an equityholder of a Bahamian public company, so long as Steiner Leisure and its affiliates are entitled to designate a director to the Board of Directors, Steiner Leisure will be entitled to receive any information received by members of the Board of Directors and share such information with its affiliates and other representatives (subject to customary exceptions and conditions).

Registration Rights Agreement

Contingent upon shareholder approval of Proposals 3 and 4, in connection with the closing of the Private Placement, the Company, the Investors and certain existing shareholders of the Company will enter into a Second Amended and Restated Registration Rights Agreement (the “A&R RRA”). The A&R RRA provides for customary registration rights, including demand and piggyback rights subject to cut-back provisions. In addition, the Company has agreed to use its commercially reasonable efforts to file a shelf registration statement to register the resale of the Investors’ securities within 30 days following the closing of the Private Placement. At any time, and from time to time, after the shelf registration statement has been declared effective by the Securities and Exchange Commission (“SEC”), Steiner Leisure will be entitled to make up to three demands per year (subject to meeting a minimum offering size requirement) that a resale of Common Shares pursuant to such shelf registration statement be made pursuant to an underwritten offering. Pursuant to the A&R RRA, subject to certain exceptions, the Investors will agree not to sell, transfer, pledge or otherwise dispose of their shares during the seven days before and 90 days after the pricing of any underwritten offering of the Company, and will enter into a customary lock-up agreement to such effect.

Amendments to Credit Agreements

On April 30, 2020, the Company, Dory Intermediate LLC, Dory Acquisition Sub, Inc., the lenders party thereto and Goldman Sachs Lending Partners LLC, as administrative agent, entered into Amendment No. 1 to First Lien Credit Agreement (the “First Lien Amendment”). On that same date, the Company, Dory Intermediate LLC, the lenders party thereto, and Cortland Capital Market Services LLC, as administrative agent, entered into Amendment No. 1 to Second Lien Credit Agreement (the “Second Lien Amendment” and, together with the First Lien Amendment, the “Credit Agreement Amendments”). The purpose of the Credit Agreement Amendments was to, among other things, amend the definition of “Material Adverse Effect” to exclude any effect, change, event or development related to or arising from the COVID-19 pandemic that occurs prior to or on December 31, 2020 and qualify certain representations and affirmative covenants in respect of material contracts by reference to a Material Adverse Effect.

The Credit Agreement Amendments shall be deemed to be ineffective if, among other reasons, (i) the Company has not received cash proceeds from an investment by Steiner Leisure and certain other investors in an aggregate amount of not less than $75 million (less transaction fees, costs and expenses of Steiner Leisure and its affiliates required to be paid or reimbursed by the Company pursuant to the Investment Agreement) by the Outside Date, which may be extended to July 31, 2020 under certain circumstances, (ii) the Investment Agreement has been terminated by the Company or any other party thereto or (iii) the Investment Agreement shall have been amended, amended and restated, supplemented or otherwise modified in a manner the effect of which shall be to reduce the minimum investment amount to an amount less than $65 million.

Third Amended & Restated Memorandum of Association and Second Amended & Restated Articles of Association

Contingent upon shareholder approval of Proposals 3 and 4, the Company will adopt the Third Amended & Restated Memorandum of Association and Second Amended & Restated Articles of Association (the “Amended Articles”) in the form attached hereto as Appendix B, in order to, among other things, authorize a new class of Non-Voting Common Shares for issuance in the Private Placement. Please see the section entitled “Proposal 4: Approval of the adoption of our Third Amended & Restated Memorandum of Association and Second Amended & Restated Articles of Association to authorize, among other things, a new class of Non-Voting Common Shares, par value $0.0001 per share” for more details on the Amended Articles.

Amendment to the BCA

In addition, in order to align the incentives of certain members of the Board of Directors, the parties to the Investment Agreement agreed to amend the terms of the Founder Deferred Shares (as defined in the BCA), such that, effective as of the closing of the Private Placement, such shares will be issuable upon the occurrence of any of the following: (i) the first day on which the Common Shares achieve a five-day volume weighted average price equal to or greater than $10.50 (such share price, as may be adjusted, the “Price Target”); (ii) in the case of a change in control of the Company, if the price per common share paid or payable in connection with such change in control is equal to or greater than the Price Target; or (iii) the two-year anniversary of the closing of the Private Placement.

Other Terms

The Company anticipates that closing of the Private Placement will take place as soon as reasonably practicable after shareholder approval of Proposals 3 and 4, and no later than the Outside Date. All securities purchased by Steiner Leisure or members of the Company’s management and the Board of Directors will be subject to customary lock-up provisions for twelve months following closing of the Private Placement.

The offer and sale of the securities in the Private Placement are being made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act. Such offers and sales are being made solely to “accredited investors” under Rule 506 and are being made without any form of general solicitation.

The terms of the Investment Agreement, the warrants, the Governance Agreement, the Credit Agreement Amendments, the A&R RRA, and the Amended Articles are complex and only briefly summarized above. Representations and warranties contained in the agreements were made for purposes of that contract between the parties, are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of such agreements and, except as specified in relation to Nomura as the Company’s placement agent, are not intended to be relied upon by third parties. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The agreements not intended to be a source of factual, business or operational information about the Company beyond information regarding the legal relationships between the parties to such agreement. For further information, please refer to the descriptions contained in the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2020, and the transaction documents filed as exhibits to such report. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Use of Proceeds

The Company intends to use the proceeds from the Private Placement for working capital or other general corporate purposes, and to (i) pay any costs, fees and expenses of the Company and (ii) pay or reimburse Steiner Leisure and its affiliates’ costs, fees and expenses (subject to a cap of $1.25 million), in each case, incurred in connection with the Private Placement.

Why We Need Shareholder Approval

We are seeking shareholder approval of the Private Placement in order to comply with Nasdaq Listing Rule 5635, and because such shareholder approval is a condition to consummation of the Private Placement.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the Company. This rule does not specifically define when a change in control may be deemed to occur, however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction a person or entity will hold 20% or more of a company’s then-outstanding capital stock and be that company’s largest shareholder. Based on this standard, the closing of the Private Placement would result in a change of control under Nasdaq Listing Rule 5635(b). Steiner Leisure and its affiliates currently beneficially own approximately 16.39% of our Common Shares (or approximately 14.0%, excluding the 1,486,520 Common Shares issuable upon exercise of warrants currently held by Steiner Leisure and its affiliates). At closing, Steiner Leisure will beneficially own more than 20% of our Common Shares, which will be the largest ownership position. Accordingly, we are seeking shareholder approval for this “change in control” as used in Nasdaq Listing Rule 5635(b). Shareholders should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule, and does not constitute a “change of control” for purposes of Bahamian law, our Articles, or any other purpose.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction (other than a public offering) involving the sale, issuance or potential issuance by an issuer of common shares (or securities convertible into or exercisable for common shares) at a price that is less than the “Minimum Price,” which is the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement or (ii) the average Nasdaq Official Closing Price of the common shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement, if the number of common shares to be issued is or may be equal to 20% or more of the common shares, or 20% or more of the company’s voting power, outstanding immediately prior to the issuance. The securities being sold in the Private Placement are priced below the Minimum Price, and the Private Placement will result in the issuance of more than 20% of the Company’s voting power. Furthermore, pursuant to the Investment Agreement, none of the securities being sold in the Private Placement may be issued unless and until shareholder approval is received.

We are therefore seeking shareholder approval for the Private Placement in order to satisfy (i) the requirements of Nasdaq Listing Rule 5635, and (ii) our obligations under the Investment Agreement.

Effect of this Proposal on Current Shareholders

If Proposals 3 and 4 are adopted, and assuming the other closing conditions are met, the Company will (i) issue to Steiner Leisure an aggregate of (x) approximately 17.2 million Non-Voting Common Shares and approximately 2.8 million Voting Common Shares (each amount includes the applicable portion of the Additional Shares), and (y) warrants to purchase approximately 4.0 million Non-Voting Common Shares at an exercise price of $5.75 per share, and (ii) issue to the Co-Investors an aggregate of (x) approximately 3.7 million Voting Common Shares and (y) warrants to purchase approximately 1.0 million Voting Common Shares at an exercise price of $5.75 per share. As of May 5, 2020, these Common Shares would represent approximately 28% of our Common Shares outstanding immediately following the closing and, together with the Common Shares issuable upon exercise of these warrants, would represent approximately 24% of our Common Shares outstanding on a fully-diluted basis immediately following the closing. The issuance of such shares would result in significant dilution to our shareholders, and would afford our shareholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. The sale or any resale of the Common Shares, or Common Shares issued upon exercise of the warrants, could also cause the market price of our Voting Common Shares to decline.

Before voting on this proposal, shareholders should carefully read the “Cautionary Note Regarding Forward-Looking Statements” section at the beginning of this proxy statement.

Vote Required

This Proposal requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 3.

Proposal 4: Approval of the adoption of our Third Amended & Restated Memorandum of Association and Second Amended & Restated Articles of Association to authorize, among other things, a new class of Non-Voting Common Shares, par value $0.0001 per share

Background and Overview

You are being asked to approve the adoption of our Amended Articles in order to authorize, among other things, a new class of Non-Voting Common Shares for issuance in the Private Placement. Please see Proposal 3 for a full description of the Private Placement.

Description of the Amended Articles

Among the other changes to the Company’s existing Articles described more fully below, the Amended Articles authorizes the creation of a new class of Non-Voting Common Shares.

The Non-Voting Common Shares will be of equal rank to the Voting Common Shares, in terms of dividends, liquidation, preferences and all other rights and features, with the following exceptions:

•	the Non-Voting Common Shares have no voting rights, except as may be required by law;

•	Steiner Leisure may vote its Non-Voting Common Shares in favor of its director designees; and

•	the Non-Voting Common Shares will automatically be converted to Voting Common Shares upon the occurrence of certain events set forth in the Amended Articles.

In addition to the creation of a new class of Non-Voting Common Shares, the Amended Articles include certain changes to the Company’s existing Articles related to Steiner Leisure’s transfer restrictions, including in light of the potential for converting Non-Voting Common Shares to Voting Common Shares.

The above descriptions of the Amended Articles do not purport to be complete, and are qualified entirely by reference to the full text of the Amended Articles, which is attached to this proxy statement as Appendix B.

Why We Need Shareholder Approval

We are seeking shareholder approval to adopt the Amended Articles because it is a condition to closing of the Private Placement.

Approval of Proposal 4 is conditioned upon approval of Proposal 3. Unless approval is received with respect to Proposal 3, we will not take any of the actions contemplated under Proposal 4. Shareholder approval of both Proposals 3 and 4 are required to consummate the Private Placement, unless the closing condition in the Investment Agreement related to shareholder approval of the Amended Articles is waived.

Before voting on this proposal, shareholders should carefully read the “Cautionary Note Regarding Forward-Looking Statements” section at the beginning of this proxy statement.

Vote Required

This Proposal requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 4.

CORPORATE GOVERNANCE

Strong corporate governance is an integral part of our core values. The Company’s business and affairs are managed by our Board of Directors, who may exercise all such powers of the Company as are not by our Articles required to be exercised by our shareholders. Our Board of Directors establishes company policies and oversees our performance, our executive officers and other members of our management team to whom our Board of Directors has delegated authority to manage day-to-day business operations.

Board of Directors

Director/Nominee	Age	Class	Audit Committee		Compensation Committee		Nominating and Governance Committee
Leonard Fluxman*	61	A
Steven J. Heyer	66	A			✓	*	✓
Glenn J. Fusfield	56	C
Marc Magliacano	45	B			✓
Andrew R. Heyer	61	A	✓
Walter F. McLallen†	54	B	✓	*			✓
Jeffrey E. Stiefler	72	B			✓		✓
Michael J. Dolan	72	C	✓				✓	*
Stephen W. Powell	61	C	✓		✓
Maryam Banikarim	50	C					✓

*	Indicates chairperson.
†	Indicates audit committee financial expert.

Leadership Structure

Our Board of Directors is responsible for establishing and maintaining an effective leadership structure for the Company. Our Board of Directors has not mandated a particular leadership structure, and thus maintains the flexibility to determine on an individual basis whether the positions of Chief Executive Officer and Executive Chairman of the board (the “Chairman of the Board”) should be combined or separated. This flexibility allows our Board of Directors to organize its functions and conduct its business in a manner it deems most effective based on the current circumstances. Leonard Fluxman currently serves as the Chairman of the Board. Together, Mr. Fluxman, Stephen Lazarus (our Chief Financial Officer), and Glenn Fusfield (our Chief Executive Officer), lead an internally developed senior management team with over 150 years of combined industry experience. Steven J. Heyer is our designated lead independent director.

The Chairman of the Board performs such duties and possess such powers as are assigned to him by our Board of Directors and our Articles, including to act as chairman of all special and annual shareholder meetings of the Company. At any meeting of our shareholders, the chairman of the board shall be responsible for deciding in such manner as the chairman considers appropriate whether any resolution has been carried or not and the result of his decision will be announced to the meeting and recorded in the minutes thereof.

Our Board of Directors believes that this leadership structure is appropriate because it furthers its independence, provides optimal oversight of our management team and employees, and effectively allocates authority and responsibility between our management team and the independent members of our Board of Directors. Our Board of Directors will continue to review its leadership structure as we continue to grow as a company.

Board of Directors Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Members will serve on these committees until their successors are duly elected and qualified or until their earlier resignation, removal or death. Our Board of Directors may establish other committees as it deems necessary or appropriate.

Our standing committee charters and code of ethics are posted on our website at www.onespaworld.com/investor-relations. Paper copies may be obtained upon request by writing to us: c/o One Spa World LLC, 770 South Dixie Highway, # 200, Coral Gables, Florida, 33146, Attention: Inga A. Fyodorova, Secretary.

The following information is presented as of the date of the proxy statement. For information related to Steiner Leisure’s board and committee designation rights under the Investment Agreement and the Governance Agreement, which take effect upon the consummation of the Private Placement and supersede the Director Designation Agreement, please refer to “Proposal 3: Approval of the Private Placement for purposes of Nasdaq Listing Rule 5635—Background and Overview—Investment Agreement” and “—Governance Agreement.”

Audit Committee

At least annually, our Audit Committee reviews and assesses its charter and its performance under the charter. In addition, our Audit Committee has, among others, the following authority and responsibilities:

•	Reviews the effectiveness and adequacy of our internal accounting controls structure and procedures and discusses such results with our independent auditors and management;

•

Considers the adequacy of internal accounting controls and procedures, the selection and recommendations of our independent auditors, the scope and results of annual audits, fees to be paid to our independent auditors, the annual audit plan and changes to the audit plan, and the performance of our independent auditors; and

•	At least quarterly, meets with management, internal auditors, and the independent auditor, in separate executive sessions, to review the Company’s financial statements and financial reports.

Our Audit Committee charter requires that each of the members of our Audit Committee is independent, as defined under SEC rules and the Nasdaq Listing Rules and that each member is able to read and understand fundamental financial statements, including a balance sheet, an income statement and a cash flow statement. Additionally, at least one member of our Audit Committee will have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and at least one member of the Committee must be an audit committee financial expert. The authority and responsibilities of our Audit Committee are described in greater detail in our Audit Committee charter, available on our website at www.onespaworld.com/investor-relations.

Our Audit Committee consists of Mr. McLallen (chairperson), Mr. Powell, Mr. Dolan and Mr. A. Heyer. Mr. McLallen qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and has employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background as required by the Nasdaq Listing Rules. Each of our Audit Committee members is “financially literate” as that term is defined by the Nasdaq Listing Rules and our Board of Directors has determined that each is independent pursuant to applicable SEC regulations and the Nasdaq Listing Rules. Our Audit Committee held eight meetings during the fiscal year ended December 31, 2019.

If the Private Placement is consummated, we expect Mr. Dolan to resign from the Board and our Audit Committee.

Compensation Committee

Our Compensation Committee of our Board of Directors has the responsibility and authority to supervise and review the affairs of the Company as they relate to the compensation and benefits of our executive officers and our Board of Directors. In carrying out these responsibilities, our Compensation Committee reviews all components of executive officer and director compensation for consistency with the Company’s compensation philosophy, as in effect from time to time, and with the interests of our shareholders. Notwithstanding the foregoing, our Board of Directors, at the recommendation of our Compensation Committee, is solely responsible for determining the compensation of our Board of Directors. The responsibilities and activities of our Compensation Committee are described in greater detail in the Compensation Committee charter, available on our website at www.onespaworld.com/investor-relations.

In addition, our Compensation Committee has, among others, the following authority and responsibilities:

•

Periodically review and advise our Board of Directors concerning the Company’s overall compensation (including executive officer and director compensation) for consistency with the Company’s compensation philosophy, as in effect from time to time, and with the interests of the Company’s shareholders, and will review and advise our Board of Directors concerning policies and plans, including a review of both regional and industry compensation practices and trends;

•

Review and recommend to our Board of Directors for approval the frequency with which the Company will conduct Say-on-Pay Votes, taking into account the results of the most recent shareholder advisory vote on frequency of Say-on-Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in the Company’s proxy statement;

•	Monitor and assess risks associated with the Company’s compensation policies and consult with management regarding such risks;

•

Review and discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information, and determine whether to recommend the CD&A and related executive compensation information for inclusion in the Company’s proxy statement for the annual meeting of shareholders, in accordance with applicable rules and regulations of the SEC.

•	Make recommendations to our Board of Directors regarding the establishment and terms of the Company’s incentive compensation plans and administer such plans;

•	Determine share ownership guidelines for the chief executive officer and other executive officers of the Company and monitor compliance with such guidelines;

•	Obtain advice or assistance from compensation consultants, independent legal counsel, accounting, or other advisors, as appropriate to perform its duties;

•	Delegate all or a portion of its duties and responsibilities to one or more subcommittees of our Compensation Committee comprised of at least two members of our Compensation Committee;

•	Report to our Board of Directors on our Compensation Committee’s activities on a regular basis; and

•	Perform such other activities consistent with the charter, our Articles, and governing law as our Compensation Committee deems necessary or as our Board of Directors may direct.

Our Compensation Committee meets as often as it deems necessary to fulfill its responsibilities, but not less frequently than four times each year. Our Compensation Committee may request that any employee of the Company attend any of its meetings or meet with any Compensation Committee member or any consultant or advisor to the Compensation Committee. Our Compensation Committee will meet at least annually with the Company’s chief executive officer and such other senior executives of the Company as the Committee deems appropriate; provided, however, that the chief executive officer may not be present during deliberations or voting regarding his or her compensation. They will also meet periodically in executive session without the presence of management.

Our Compensation Committee charter requires that each of the members of our Compensation Committee is independent and satisfies the requirements of Rule 10C-1 under the Exchange Act, and the Nasdaq Listing Rules. In addition, no director may serve on our Compensation Committee unless he or she is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. A director cannot serve on our Compensation Committee if any executive officer of the Company serves on the board of directors of an entity that employs such director as an executive officer.

In 2019, our Compensation Committee engaged a compensation consultant to assist with the review, assessment, and implementation of the Company’s executive compensation governance platform, including the design of compensation programs to be consistent with the Compensation Committee’s executive compensation philosophy, confirmation of appropriate peer group composition, conducting benchmarking of executive compensation and development of recommendations for target pay levels, evaluation of equity plan utilization and overhang relative to peers, conducting a competitive compensation analysis for the Board of Directors, and providing the Compensation Committee with executive compensation trends and regulatory and legislative changes.

Our Compensation Committee consists of Mr. Steven Heyer (chairperson), Mr. Powell, Mr. Magliacano and Mr. Stiefler. All members of our Compensation Committee are independent as defined by the applicable standards of the SEC and the Nasdaq Stock Market. Each member of our Compensation Committee is an “outside director” as defined in Section 162(m) of the Code and is a “non-employee” director as defined under Section 16 of the Exchange Act. Our Compensation Committee held five meetings during the fiscal year ended December 31, 2019.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for (i) identifying individuals qualified to become members of our Board of Directors; (ii) selecting, or recommending to our Board of Directors, director nominees for each election of directors; (iii) developing and recommending to our Board of Directors criteria for selecting qualified director candidates; (iv) considering committee member qualifications, appointment and removal; (v) recommending a code of conduct applicable to the Company; and (vi) providing oversight in the evaluation of our Board of Directors and each committee. The responsibilities and activities of our Nominating and Governance Committee are described in greater detail in the Nominating and Governance Committee charter, available on our website at www.onespaworld.com/investor-relations.

Our Nominating and Governance Committee meets as often as it deems necessary or appropriate to fulfill its responsibilities, and at least once during each fiscal year. Our Nominating and Governance Committee may meet with management or individual directors at such time as it deems appropriate to discuss any matters.

Our Nominating and Governance Committee consists of Mr. Dolan (chairperson), Mr. McLallen, Ms. Banikarim, Mr. Stiefler and Mr. S. Heyer. All members of our Nominating and Governance Committee are independent as defined by the applicable standards of the SEC and the Nasdaq Stock Market. Our Nominating and Governance Committee held two meetings during the fiscal year ended December 31, 2019.

If the Private Placement is consummated, we expect Mr. Dolan to be replaced on our Nominating and Governance Committee with Adam Hasiba, who is expected to be designated as a member of our Nominating and Governance Committee by Steiner Leisure pursuant to the terms of the Investment Agreement. Mr. Stiefler is expected to serve as the chairperson of the Nominating and Governance Committee.

Nominating Functions

To fulfill its responsibilities and duties in connection with its nominating functions, our Nominating and Governance Committee, among other things:

•	Determines criteria for selecting new directors, including desired board skills, experience and attributes, and identifies and actively seeks individuals qualified to become directors;

•

Evaluates and selects, or recommends to our Board of Directors, nominees for each election of directors, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, our Nominating and Governance Committee need not evaluate or propose such nomination, unless required by contract or requested by our Board of Directors;

•	Develops and recommends to our Board of Directors for approval standards for determining whether a director is independent;

•

Considers any nominations of director candidates validly made by the Company’s shareholders, reviews shareholder proposals and recommends Board responses, oversees engagement with shareholders and proxy advisory firms, and reviews proxy advisory firm policies and voting recommendations;

•	Reviews and makes recommendations to our Board concerning qualifications, appointment, and removal of committee members; and

•	Reviews our leadership structure and recommends changes to our Board of Directors as appropriate.

Corporate Governance

To fulfill its responsibilities and duties in connection with its corporate governance functions, our Nominating and Governance Committee, among other things:

•

Develops, proposes changes to our Board of Directors, or recommends for approval, and reviews on an ongoing basis the adequacy of our Articles, and corporate governance guidelines applicable to the Company, including principles for director qualification standards, and diversity and sustainability and other corporate governance policies;

•	Reviews the code of ethics periodically and recommends changes and adopts procedures for monitoring and enforcing compliance with such code of ethics;

•	Reviews, at least annually, the Company’s compliance with the Nasdaq corporate governance listing requirements, and reports to our Board of Directors regarding the same;

•

Reviews and discusses with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Committee and other committees, director independence and the director nominations process, and recommends that this disclosure be included in the Company’s proxy statement or annual report on Form 10-K, as applicable;

•	Reviews emerging corporate governance trends and practices, and recommends changes to the Company’s corporate governance practices to our Board of Directors;

•	Assists our Board of Directors in developing evaluation criteria, and in the evaluation of the performance of our Board of Directors and committees; and

•	Performs any other activities consistent with the charter, our Articles, and governing law, as the Nominating and Governance Committee or our Board of Directors deems necessary or appropriate.

Board Diversity

Our Nominating and Governance Committee is committed to seeking members from various professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional integrity. Our Nominating and Governance Committee seeks to ensure that qualified director candidates with a diversity of gender, ethnicity and tenure are included in each pool of candidates from which Board of Director nominees are chosen, and reviews the Company’s policies, programs and initiatives for employee diversity and inclusion, and provides guidance to our Board of Directors on diversity matters.

Shareholder Nominations

Our Nominating and Governance Committee considers and evaluates any candidate who is properly recommended by shareholders or identified by members of our Board of Directors.

A shareholder’s written nomination notice to the Secretary of the Company must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at such annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, (d) the names of any other beneficial owners of such shares, (e) any material interest of the shareholder in such business and (f) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal and the class and numbers of shares beneficially owned by such shareholders.

Director Independence

Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the SEC and the Nasdaq Listing Rules.

The Nasdaq Listing Rules require listed companies to have a board of directors with at least a majority of “Independent Directors” (as such term is defined in the Nasdaq Listing Rules). Under the Nasdaq Listing Rules, in order for a director to be deemed independent, the board of directors must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.

In accordance with the Nasdaq Listing Rules, our Board of Directors will annually determine each director’s independence. We will not consider a director independent unless our Board of Directors has determined that he or she has no material relationship with us. We will monitor the relationships of our directors and officers through a questionnaire each director will complete no less frequently than annually and update periodically as information provided in the most recent questionnaire changes.

As part of its analysis, our Board of Directors affirmatively determined that Messrs. Dolan, McLallen, Magliacano, Stiefler and Powell and Ms. Banikarim are independent. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and other outside activities as they may relate to the Company and our management team.

Board of Directors Meetings; Executive Sessions; Annual Shareholders’ Meetings

The Chairman of the Board presides over each Board of Directors meeting. Our Board of Directors meets at least quarterly to assess corporate governance matters and the effectiveness of our current management and leadership structure. An executive session of independent members of our Board of Directors is held at least annually, and any director may call for an executive session at any Board of Directors’ meeting.

Our Board of Directors may convene special meetings of the shareholders of the Company at such times and in such manner and places within or outside The Bahamas, or by means of remote communication, as the directors consider necessary or desirable.

During the fiscal year ended December 31, 2019, our Board of Directors held four regular meetings and no special meetings. All of our directors attended at least 75% of the meetings of the Board and of the committees on which they served during such fiscal year. We have not established a policy with respect to director attendance at our annual meeting of shareholders, however, all of our directors and nominees are encouraged to attend our annual meetings. The Annual Meeting will be our first annual meeting of shareholders as a public company.

Evaluation of Board and Committee Performance

The Nominating and Governance Committee assists our Board of Directors in developing criteria for the evaluation, and in evaluating, the performance of our Board of Directors and committee performance.

The Nominating and Governance Committee will evaluate the standing committees, including each member of such committee. The committee will assess and recommend to our Board of Directors committee composition and any necessary changes to committee charters.

The Nominating and Governance Committee will periodically assess and communicate with our Board of Directors concerning the appropriate criteria for nominating and appointing directors, including the size and composition of our board of directors, corporate governance policies, Nasdaq Capital Market listing standards, SEC laws, and any other applicable rules and regulations.

Risk Oversight

Our Board of Directors fulfills its oversight role through the operations of, and discussions with, its standing committees. Our Audit Committee, at least annually, reports and discusses the guidelines and policies with respect to risk assessment and risk management of the Company’s risk exposure with our Board of Directors. Our Audit Committee reviews with the Chief Executive Officer and Chief Financial Officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in the internal controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls. Additionally, our Audit Committee discusses major financial risk exposures and cybersecurity risks and the steps management has taken to monitor and control such exposures.

Our Audit Committee also establishes procedures for the receipt, investigation, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Our Audit Committee also adopts, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns and review and investigates conduct alleged by our Board of Directors to be in violation of the Company’s code of ethics, and adopts, as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

Communications with our Board of Directors

Shareholders and interested parties may contact any member (or all members) of our Board of Directors (including, without limitation, the non-management directors as a group), any committee of our Board of Directors or the chair of any such committee by mail. All such correspondence may be sent to our Board of Directors, any committee or any individual director, c/o One Spa World LLC, 770 South Dixie Highway, # 200, Coral Gables, Florida, 33146, Attention: Inga A. Fyodorova, Secretary.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to our executive officers, directors, employees and agents. A copy of the code of ethics will be provided without charge upon request from us, and is available on our corporate website at onespaworld.com/investor-relations. The information on our website is not part of this proxy statement. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Insider Trading Policy—Prohibition on Hedging and Pledging

Our insider trading policy prohibits our and our subsidiaries’ directors, officers and employees from engaging in hedging or monetization transactions such as selling “short,” buying or selling puts or calls or other derivatives on OneSpaWorld securities, or otherwise entering into any hedging arrangements involving our securities. Additionally, our directors, officers and other employees are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Sustainability and Social Responsibility

OneSpaWorld strives for a better tomorrow by effecting positive change in the lives of our guests, employees and the inhabitants of the destinations we visit and the locations where we operate and call home. Sustainability is at the core of our commitment to the world, and through our advocacy and support of a diverse range of charitable organizations and activities, we strive to inspire others to make the world a better place. We currently have new environmental directives that aim to ensure that we are more mindful of our environment and the next generation. Such directives include, among others, removing more than 500,000 plastic spatulas from global production, saving approximately 450 kilograms of plastic waste to landfill and removing 1.2 million cardboard liners where possible, saving approximately 9,070 kilograms in waste each year, reducing paper waste and protecting our forests.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation arrangements with our named executive officers and directors are described elsewhere in this proxy statement.

Registration Rights Agreement

Steiner Leisure and Haymaker Sponsor, LLC (“Haymaker Sponsor”) are entitled to certain customary registration rights pursuant to the Registration Rights Agreement, dated as of March 19, 2019 (the “Registration Rights Agreement”). We have filed a shelf prospectus registering Steiner Leisure’s and Haymaker Sponsor’s common shares. At any time, and from time to time, Steiner Leisure will be entitled to make up to three demands (and Haymaker Sponsor will be entitled to make up to three demands per year) that a resale of our common shares reasonably expected to exceed $10,000,000 in gross offering price pursuant to such shelf prospectus be made pursuant to an underwritten offering. In addition, Steiner Leisure and Haymaker Sponsor have customary piggyback registration rights subject to cut-back provisions. We will bear the expenses incurred in connection with the filing of the shelf prospectus. Pursuant to the Registration Rights Agreement, Steiner Leisure and Haymaker Sponsor have agreed not to transfer any of their shares in us during the seven days before and 90 days after the pricing of any underwritten offering of our common shares, subject to certain exceptions, and Steiner Leisure and Haymaker Sponsor will enter into a customary lock-up agreement to such effect.

In addition, certain private placement investors have certain registration rights under certain subscription agreements.

Indemnity Agreements

On March 19, 2019, we entered into indemnity agreements with each of our directors and executive officers. Each indemnity agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Lock-up Agreements

On March 19, 2019, in connection with the our previously entered into business combination, whereby we became the ultimate parent company of the Haymaker Acquisition Corp. (“Haymaker”) and a combined company comprised of assets and operations of direct and indirect subsidiaries Steiner Leisure, in addition to a website formally owned by Elemis USA, Inc. (the “Business Combination”), Haymaker Sponsor, Steiner Leisure, our directors and officers, and (solely for the purpose of certain provisions thereof) Haymaker (the “Lock-up Parties”), entered into a Lock-up Agreement (the “Lock-up Agreement”) with us, that, among other things, modifies that certain lock-up agreement, dated as of October 24, 2017, by and among Haymaker, Haymaker Sponsor, and the directors and officers of Haymaker. Pursuant to the Lock-up Agreement, the Lock-up Parties agreed that they would not, subject to certain limited exceptions, transfer or sell their common shares for a period of six months after March 19, 2019, the date on which we completed the Business Combination.

Director Designation Agreement

On November 1, 2018, the Company, Haymaker Acquisition Corp., a Delaware corporation, and Steiner Leisure entered into a Director Designation Agreement, pursuant to which, among other things, Steiner Leisure has the right to appoint one member of our Class B Board of Directors and one member of our Compensation Committee for so long as Steiner Leisure and certain of its affiliates, in the aggregate, beneficially own 5% or more of our issued and outstanding common shares. Pursuant to the Director Designation Agreement, Marc Magliacano shall serve as a Class B director until the 2021 annual meeting.

Executive Services Agreement

OSW Predecessor entered into an Executive Services Agreement, concurrent with the closing of the Business Combination, with Nemo Investor Aggregator, Limited, the parent company of Steiner Leisure, which became effective at the time of the closing. The agreement provides that after the closing of the Business Combination, Leonard Fluxman and Stephen Lazarus are to be made available to provide certain transition services to Nemo until December 31, 2020 in exchange for $850,000.

Agreements Related to the Private Placement

For information related to the agreements with Steiner Leisure and certain other investors, including members of the Company’s management and board of directors, please refer to “Proposal 3: Approval of the Private Placement for purposes of Nasdaq Listing Rule 5635—Background and Overview.”

Review, Approval or Ratification of Transactions with Related Persons

Consistent with Bahamian law and our Articles, we have adopted a code of ethics that prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. The code of ethics includes a policy requiring that our Board of Directors review any transaction a director or executive officer proposes to have with us that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, our Board of Directors is obligated to ensure that all such transactions are approved by a majority of our Board of Directors not otherwise interested in the transaction and are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties.

Our Audit Committee also reviews and approves any transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) on an ongoing basis, in accordance with Company policies and procedures; keeps the Company’s independent auditor informed of the Committee’s understanding of the Company’s relationships and transactions with related persons that are significant to the Company and whether the Audit Committee has concerns regarding relationships or transactions with related persons and, if so, the substance of those concerns; and reviews and discusses with the Company’s independent auditor the independent auditor’s evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related persons, including any significant matters arising from the audit regarding the Company’s relationships and transactions with related persons.

Executive Officers

Name	Age	Position
Leonard Fluxman	61	Executive Chairman
Glenn J. Fusfield	56	President, Chief Executive Officer and Director
Stephen B. Lazarus	56	Chief Financial Officer and Chief Operating Officer

Leonard Fluxman See “Proposal 1: Election of Directors—Our Class A Directors Nominees.”

Glenn J. Fusfield See “Proposal 1: Election of Directors—Our Class C Directors.”

Stephen B. Lazarus is our Chief Financial Officer and Chief Operating Officer. He previously served as Chief Operating Officer and Chief Financial Officer of Steiner Leisure from December 2014 through March 2019. From August 2006 to 2014, Mr. Lazarus served as Steiner Leisure’s Executive Vice President and Chief Financial Officer. From July 2003 through August 2006, Mr. Lazarus served as Steiner Leisure’s Senior Vice President and Chief Financial Officer. From October 1999 until joining Steiner Leisure, Mr. Lazarus was

Division Vice President and Chief Financial Officer for Rayovac Corporation’s Latin America Division. From September 1998 through September 1999, Mr. Lazarus was Director, Financial Planning and Analysis for Guinness, a division of Diageo. Prior to that, Mr. Lazarus was with Duracell, Inc. (later a subsidiary of The Gillette Company) from February 1990 until April 1998, where he held finance and business positions of increasing responsibility. From February 1988 to January 1990, Mr. Lazarus was employed by Ernst & Young as a senior auditor. Mr. Lazarus earned a Bachelor of Commerce degree from the University of Witwatersrand and a Masters of Science in Management from the University of London.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Introduction

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act. This section discusses the material components of the executive compensation program for our Chief Executive Officer and our two other most highly compensated officers, who we refer to as our “Named Executive Officers”. As of the year ended December 31, 2019, our Named Executive Officers were Leonard Fluxman, Glenn J. Fusfield and Stephen B. Lazarus.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Leonard Fluxman(5) Executive Chairman	2019 2018	825,000 825,000	— 825,000	10,544,934 —	— 825,000	92,504 77,211		11,462,438 2,552,211

Glenn J. Fusfield(5) President and Chief Executive Officer	2019 2018	525,000 440,000	— 500,000	4,217,974 —	— 500,000	21,638,734 55,256	(6)	26,381,708 1,495,256

Stephen B. Lazarus Chief Operating Officer and Chief Financial Officer	2019 2018	525,000 525,000	— 393,750	4,841,084 —	— 393,750	67,183 46,172		5,433,267 1,358,672

(1)

Amounts reflect the discretionary portion of the 2018 Annual Performance Bonus paid to each Named Executive Officer, which were paid to reward individual efforts and performance, including in connection with the Business Combination, which was a transformative transaction for the Company.

(2)

Amounts reflect the grant date fair value of stock options granted to the Named Executive Officers as computed in accordance with FASB ASC 718. The assumptions used in calculating the grant date fair value of the stock options are set forth in Note 9 to the Consolidated Financial Statements included in the Company’s 2019 Annual Report, filed with the SEC on March 30, 2020. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the Named Executive Officers for the stock options.

(3)

No amounts were earned in 2019 for any Named Executive Officer’s annual performance-based cash incentive bonus opportunity set forth in his Employment Agreement. See “—Narrative to Summary Compensation Table—Executive Employment Agreements” below for further information regarding these bonus opportunities. Amounts reflected for the 2018 fiscal year now correctly reflect the following annual performance-based cash incentive bonuses that were earned by each Named Executive Officer in 2018 based on achievement of the applicable performance goals: (i) $825,000 for Mr. Fluxman, $500,000 for Mr. Fusfield, and $393,750 for Mr. Lazarus (each, a “2018 Annual Performance Bonus”). The discretionary portions of such 2018 Annual Performance Bonuses are reflected in the “Bonus” column. The “Non-Equity Incentive Plan Compensation” amounts previously reflected for 2018 in the Company’s 2019 Annual Report reflected the performance-based cash incentive bonuses paid to the Named Executive Officers in 2018 rather than the amounts earned for each Named Executive Officer in 2018.

(4)	Amounts reflect: (i) $11,000 for each Named Executive Officer for 401(k) Plan employer matching contributions; (ii) an annual automobile allowance equal to $15,000 for each of Messrs. Lazarus and

Fusfield and $25,000 for Mr. Fluxman, (iii) an amount equal to $35,863 for Mr. Fluxman, $32,477 for Mr. Fusfield and $31,855 for Mr. Lazarus, in each case, for fringe payments received in 2019 for medical, dental, vision and long-term disability premiums, (iv) an amount equal to $19,752 for Mr. Fluxman, $5,410 for Mr. Fusfield and $6,102 for Mr. Lazarus, in each case, for reimbursement of life insurance premiums, and (v) the incremental cost to the Company for providing services for each Named Executive Officer and their immediate family members at Company facilities in an amount equal to $889 for Mr. Fluxman, $4,479 for Mr. Fusfield and $3,226 for Mr. Lazarus.
(5)	Messrs. Fluxman and Fusfield serve on our Board, but are not paid additional compensation for such service.
(6)

As described immediately below, this amount reflects payments to Mr. Fusfield in connection with the Business Combination and certain other corporate transactions, in each case pursuant to prior agreements between Mr. Fusfield and corporate entities other than the Company. We do not consider this amount representative of the Company’s executive compensation program on a go-forward basis.

In 2016, OneSpaWorld (Bahamas) entered into two separate exit bonus award agreements with Mr. Fusfield that were subject to certain service and performance-vesting conditions through an exit event, and the bonuses vested and were paid out by Steiner Management Services, LLC to Mr. Fusfield upon the consummation of the Business Combination, in amounts equal to $16,706,300 and 1,887,237. See “—Severance, Change in Control and Equity Arrangements—Prior Bonus Arrangements” below for further information regarding these bonuses. The amount reflected also includes $2,976,831 paid by Steiner Leisure to Mr. Fusfield for his share of Nemo’s (as defined below) profits from Steiner Leisure’s sale of the Company and Elemis Group, of which $2,000,000 was used to repay a loan Nemo made to Mr. Fusfield in 2016. This bonus share was subject to Mr.  Fusfield’s continued employment through the completion of such sales.

Narrative to Summary Compensation Table

Executive Employment Agreements

Executive Employment Agreements. Certain of the compensation paid to the Named Executive Officers reflected in the Summary Compensation Table above was provided pursuant to employment agreements with OneSpaWorld (collectively, the “Employment Agreements”). Each Employment Agreement provides an initial term ending on December 31, 2020, subject to automatic one-year renewals thereafter unless either party provides 90 days’ prior notice not to renew the term. The Employment Agreements generally provide for base salary, incentive compensation, benefits, severance protection and a grant of Company stock options. Pursuant to the terms of the Employment Agreements, the Named Executive Officers are subject to non-competition, non-hire and non-solicitation of employees and customers/suppliers restrictions during employment and for a period of two years following their termination of employment, as well as perpetual mutual non-disparagement and confidentiality obligations.

Non-Equity Incentive Compensation. For 2019, our Named Executive Officers were eligible to earn annual performance-based cash incentive bonuses pursuant to their respective Employment Agreements. Bonus opportunities for 2019 were based on a formula and performance criteria approved by our Compensation Committee in its sole discretion. The potential bonus each Named Executive Officer was eligible to earn for 2019 ranged from 75% to 150% of base salary (with a target bonus equal to 75% of base salary) for Messrs. Lazarus and Fusfield, and 100% to 200% of base salary (with a target bonus equal to 100% of base salary) for Mr. Fluxman (each applicable target bonus, the Named Executive Officer’s “Target Annual Bonus”), subject to continued employment through the end of the performance period. Achievement falling below the minimum performance targets would result in no payout of the award, unless our Compensation Committee determined otherwise. The performance goals used to determine 2019 annual bonuses were based on achievement of budgeted EBITDA levels. These 2019 performance goals were not achieved and as a result, the Company did not pay out such annual performance-based cash incentive bonuses to the Named Executive Officers for 2019.

Health and Welfare Plans, and Retirement Plans

Health and Welfare Plans. Our Named Executive Officers are eligible to participate in the Company’s standard employee benefit plans, including medical, life, and disability benefits.

Retirement Plan. We maintain a retirement plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code (our “401(k) Plan”). All regular U.S. employees who have completed at least three months of service and have attained at least age 21 are generally eligible to participate in our 401(k) Plan, including our Named Executive Officers. Participants may make pre-tax contributions to the 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. No minimum benefit is provided under the 401(k) Plan. An employee is 100% vested in his or her pre-tax deferrals when contributed and employer safe harbor matching contributions, and any other employer contributions vest ratably over four years. Our 401(k) Plan provides for employer safe harbor matching contributions equal to 100% of up to 3% of compensation plus 50% on the next 2% of compensation, and discretionary employer matching and non-elective contributions.

Outstanding Equity Awards At 2019 Fiscal Year End

The following table summarizes the outstanding equity awards held as of December 31, 2019 by each of the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date
Leonard Fluxman	—	—	2,353,780	12.99	3/26/2025
Glenn J. Fusfield	—	—	941,512	12.99	3/26/2025
Stephen B. Lazarus	—	—	1,080,599	12.99	3/26/2025

(1)

Each stock option was granted pursuant to our 2019 Equity Incentive Plan (the “2019 Plan”) that was approved by our Board on March 18, 2019 and by our shareholders on March 18, 2019. The stock options will become exercisable if and when the five-day volume weighted average price of the Company’s common shares reaches $20 per share.

Severance, Change in Control and Equity Arrangements

Severance Benefits. Each Named Executive Officer’s Employment Agreement provides that, in the event that the Named Executive Officer’s employment is terminated either by the Company without “cause” (which includes the employer’s delivery of a notice of nonrenewal of the employment term), or by the Named Executive Officer for “good reason” (in each case as such terms are defined in the employment agreements), in addition to receiving (i) any accrued but unpaid annual bonus, (ii) a pro-rata Target Annual Bonus for the year of the applicable Named Executive Officer’s termination, and (iii) a lump sum payment equal to the premiums that would be paid by the Named Executive Officer for 24 months’ of COBRA continuation coverage, the Named Executive Officer will be entitled to receive, subject to the Named Executive Officer’s execution and non-revocation of a release of claims in favor of the Company and its affiliates, (x) a lump sum cash payment equal to 2.5X for each of Messrs. Lazarus and Fusfield (3X for Mr. Fluxman) the sum of the Named Executive Officer’s base salary and Target Annual Bonus, and (y) the annual bonus for the year of the Named Executive Officer’s termination, determined based on actual achievement of the applicable performance criteria during the performance period of such annual bonus.

In the event that any payment or benefit to be made to the Named Executive Officers under the Employment Agreements in connection with a change in control would constitute a parachute payment under Section 280G of the Code, then the applicable Named Executive Officer will have such payments reduced to the largest amount that would result in no portion of such payments being subject to the excise taxes imposed by Section 4999 of the Code, unless such payments, less any excise tax which would be imposed on such payments pursuant to Section 4999 of the Code, would be greater than such reduced payments, in which case no reduction would occur.

Outstanding Equity Awards. The purpose of the 2019 Plan is to make available incentives that will assist the Company to attract, retain, and motivate employees, including officers, consultants and directors. The Company may provide these incentives through the grant of share options, share appreciation rights, restricted shares, restricted share units, performance shares and units and other cash-based or share-based awards. Awards may be granted under the 2019 Plan to OneSpaWorld employees, including officers, directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. Each Named Executive Officer is party to a Stock Option Agreement pursuant to the 2019 Plan that provides for the grant of options to purchase the Company’s common shares. If a Named Executive Officer’s employment is terminated for any reason other than for “cause” (as defined in the 2019 Plan), then the stock options will remain outstanding and may be exercised by the Named Executive Officer until the first to occur of (x) the stock option’s expiration date or (y) a “change in control” (as defined in the 2019 Plan). If the Named Executive Officer’s employment is terminated by the Company for cause, then the stock options will immediately terminate. In the event of a change in control, the acquiring or successor entity may assume or continue all or any awards outstanding or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate at the time of the change in control. The 2019 Plan also authorizes the Compensation Committee, in its discretion and without the consent of any participant, to accelerate the exercisability, vesting and/or settlement of an award in connection with a change in control upon such conditions determined by the Compensation Committee (including a termination prior to, upon or following such change in control), or cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each vested share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share in the change in control transaction over the exercise price per share, if any, under the award.

Prior Profits Interests Arrangements. In December 2015, Mr. Fluxman and Mr. Lazarus were each granted Class B Common Shares in Nemo Investor Aggregator, Limited (“Nemo”), a parent company of OSW Predecessor, which were (and are) intended to constitute profits interests of Nemo for tax purposes (the “Nemo Shares”). While Nemo is not currently an affiliate of the Company, it does have a meaningful indirect ownership stake in the Company through its holdings in Steiner Leisure. As a result, the value of the Nemo Shares held by Mr. Fluxman and Mr. Lazarus is inextricably linked to the value of the Company’s common shares, even though these shares were not granted to Mr. Fluxman or Mr. Lazarus as compensation for their services to the Company. Messrs. Fluxman and Lazarus were granted these Nemo Shares at no purchase price, and such shares were granted subject to a combination of time- and performance-based vesting conditions. The Nemo Shares represent a right to a fractional portion of the profits and distributions of Nemo in excess of a “floor amount” determined in accordance with Nemo’s operating agreement upon a sale (as specified in the applicable award agreements). Messrs. Fluxman and Lazarus each still hold their Nemo Shares, which have fully time vested, but remain subject to performance vesting conditions.

Prior Bonus Arrangements. In 2016, Mr. Fusfield entered into two bonus agreements with OneSpaWorld (Bahamas) Limited, an affiliate of the Company (“OneSpaWorld Bahamas”), that granted cash bonuses payable upon an “exit event” (as defined in the agreements), subject to certain conditions, including Mr. Fusfield’s continued employment through the exit event (except as described below). The cash bonus payment under one of the agreements (the “First Bonus”) was determined with reference to the “total enterprise value” (as defined in the agreement) of OneSpaWorld Bahamas and vested in full upon an exit event. Upon a termination of his employment without “cause” (as defined in the agreement), Mr. Fusfield remained eligible to receive all or a portion of the cash bonus for up to two years following his termination if an exit event occurred during that period. The other cash bonus payment (the “Second Bonus”) was equal to 150% of Mr. Fusfield’s annual cash bonuses from 2016 onward, and vested in 36 equal monthly installments commencing on January 31, 2017 and fully vested upon an “exit event” (as defined in the agreement) if Mr. Fusfield remained employed through the exit event. If Mr. Fusfield was terminated other than for “cause” (as defined in the agreement), he remained eligible to receive the vested bonus through such date of termination within 60 days following an exit event. The First Bonus and Second Bonus each vested and were paid out by Steiner Management Services, LLC to Mr. Fusfield upon the consummation of the Business Combination, in amounts equal to $16,706,300 for the First Bonus and $1,887,237 for the Second Bonus. Upon payment of the bonuses, Mr. Fusfield was deemed to have released OneSpaWorld and its affiliates from any and all claims relating to the bonus payments.

DIRECTOR COMPENSATION

Overview

Our Compensation Committee has the responsibility and authority to supervise and review the affairs of the Company as they relate to the compensation and benefits of our executive officers and our Board of Directors. In carrying out these responsibilities, our Compensation Committee reviews all components of executive officer and director compensation for consistency with the Company’s compensation philosophy, as in effect from time to time, and with the interests of our shareholders. Our Board of Directors, at the recommendation of our Compensation Committee, is solely responsible for determining the compensation of our Board of Directors.

Under our current director compensation program, all members of our Board of Directors who are not employees of the Company receive a yearly cash retainer equal to $50,000 and our Lead Director also receives an additional yearly cash retainer equal to $50,000, in each case, payable at the time of the director’s election around the time of the Company’s annual shareholder meeting in the form of either cash or restricted stock units. In addition, the chairperson of our Audit Committee receives an additional yearly fee of $30,000, the chairperson of our Compensation Committee receives an additional yearly fee of $25,000 and the chairperson of our Nominating and Governance Committee receives an additional yearly fee of $20,000. Each non-employee director (other than Marc Magliacano, who receives a cash payment instead) also receives a yearly grant of restricted stock units (“RSUs”) with a value equal to $100,000 (based on the closing stock price of the Company’s common shares on the date immediately preceding the date of grant). The RSUs fully vest upon the one-year anniversary of the grant date, subject to continuous service. Pursuant to the 2019 Plan, each non-employee director may voluntarily elect to defer the delivery of shares upon vesting of the RSUs generally until the earlier of the 60th day following the non-employee director’s date of their separation of service or immediately prior to a change in control. We also pay reasonable travel and accommodation expenses of the non-employee directors in connection with their participation in meetings of our Board of Directors. For the purposes of director compensation, the term “yearly” refers to a “Board Year” in which a director serves and which begins on the date of the Company’s annual shareholder meeting for such year.

2019 Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee director of our Board of Directors during 2019. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee directors of our Board of Directors. Messrs. Fluxman and Fusfield, our Executive

Chairman and President and Chief Executive Officer, respectively, receive no compensation for service as directors and, consequently, are not included in this table. The compensation received by Messrs. Fluxman and Fusfield as employees of the Company is presented in “— Summary Compensation Table”.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)		Total ($)
Marc Magliacano	150,000	—	—		150,000
Michael J. Dolan	95,000	100,012	—		195,012
Steven J. Heyer	100,000	100,012	766,904	(4)	966,916	(4)
Jeffrey E. Stiefler	50,000	100,012	—		150,012
Andrew R. Heyer	50,000	100,012	—		150,012
Maryam Banikarim	50,000	100,012	—		150,012
Walter F. McLallen	80,000	100,012	—		180,012
Stephen W. Powell	50,000	100,012	—		150,012

(1)

Reflects the cash retainer earned for each non-employee director’s board service. The following non-employee directors elected to receive RSUs in lieu of cash with a grant date fair value equal to the cash retainer amounts reflected above: Steven J. Heyer; Andrew R. Heyer; Stephen Powell; and Jeffrey Stiefler.

(2)

Represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 of each grant of RSUs under our 2019 Plan. Each non-employee director (other than Mr. Magliacano) was granted RSUs. The RSUs fully vest upon the one-year anniversary of the grant date, subject to the non-employee director’s continuous service. The following non-employee directors have voluntarily elected to defer the payment of their 2019 RSUs until the earlier of immediately prior to a change of control or the 60th day following their termination of service date: Steven J. Heyer; Andrew R. Heyer; Stephen Powell; and Jeffrey Stiefler.

(3)	As of December 31, 2019, each of our non-employee directors held the following number of stock awards and stock options outstanding:

Name	Shares subject to RSUs (#)	Shares subject to Options (#)
Marc Magliacano	—	—
Michael J. Dolan	6,411	—
Steven J. Heyer	12,821	—
Jeffrey E. Stiefler	9,616	—
Andrew R. Heyer	9,616	—
Maryam Banikarim	6,411	—
Walter F. McLallen	6,411	—
Stephen W. Powell	9,616	—

(4)

Steven J. Heyer was granted 171,184 stock options pursuant to our 2019 Plan. The options would have become exercisable upon the five-day volume weighted average price of the Company’s common shares reaching $20 per share; however, Mr. Heyer subsequently forfeited all such stock options for no consideration.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2019, the 2019 Plan is the only incentive equity plan administered by the Company. The following table provides information as of December 31, 2019 regarding common shares that may be issued under the 2019 Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	4,436,794	(1)	$12.99	2,563,206
Equity compensation plans not approved by security holders	0		$—	0

(1)	Represents 4,375,892 stock options and 60,902 RSUs outstanding that were granted under the 2019 Plan.

Compensation Committee Interlocks and Insider Participation

During fiscal 2019, our Compensation Committee consisted of Mr. Dolan (chairperson), Mr. Powell and Mr. Magliacano, and, commencing on July 30, 2019, Mr. Stiefler. None of the members of our Compensation Committee is, nor was during fiscal 2019, an officer or employee of the Company. None of the members of our Compensation Committee was formerly an officer of the Company. None of our executive officers serves, or during fiscal year 2019 served, as a member of a Board of Directors or Compensation Committee of any entity that has, or during fiscal year 2019 had, one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Mr. Magliacano was nominated to our Board of Directors by Steiner Leisure pursuant to the terms of the Director Designation Agreement. For more information, see the section entitled “Certain Relationships and Related Transactions.”

Appendix A

Confidential	April 29, 2020

OneSpaWorld Holdings Limited

c/o One Spa World LLC

770 South Dixie Highway, Suite 200

Coral Gables, Florida 33146

Ladies and Gentlemen:

OneSpaWorld Holdings Limited (the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the Special Committee (the “Special Committee”) of the board of directors (the “Board”) of the Company (solely in their capacity as members of the Board) to provide financial advice (the “Advice”) and an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the Company in the contemplated transaction described below (the “Proposed Transaction”).

Description of the Proposed Transaction

The Proposed Transaction involves a capital raise by the Company of approximately $75 million.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of this Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.	The Company’s annual report and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2019;

b.	The Company’s monthly profit and loss statements for the year-to-date periods ending February 29, 2020; December 31, 2019; and February 28, 2018;

c.	Additional financial information with respect to the Company, such as cash and debt balances as of March 31, 2020, provided by Company management;

d.	A summary of the proposals received while considering and negotiating the Proposed Transaction and their respective terms; and

e.

Documents related to the Proposed Transaction, including an amended & restated non-binding summary of proposed terms dated April 26, 2020 between the Company and Steiner Leisure Limited (together with its affiliates, “Steiner”) for the investment in the Company by Steiner and certain mutually agreed investors (the “Investment Term Sheet”);

Duff & Phelps, LLC 311 South Wacker Drive Suite 4200 Chicago, IL 60606	T F	+1 312 697 4600 +1 312 697 0112	www.duffandphelps.com

OneSpaWorld Holdings Limited

April 29, 2020

2.	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;

3.	Reviewed the historical trading price and trading volume of the Company’s common shares;

4.

Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected PIPE transactions that Duff & Phelps deemed relevant; and

5.	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

1.

Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

2.

Relied upon the fact that the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.

Assumed that any estimates and evaluations furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to the underlying assumptions;

4.	Assumed that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction;

5.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

6.

Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the information made available to Duff & Phelps by Company management, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

7.

Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Investment Term Sheet without any amendments thereto or any waivers of any terms or conditions thereof; and

8.	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

OneSpaWorld Holdings Limited

April 29, 2020

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company or the Proposed Transaction.

In January 2020, the World Health Organization declared COVID 19 to constitute a “Public Health Emergency of International Concern.” Given the uncertainty of the current situation regarding COVID-19, the duration of any business disruption and related financial impact with respect to the Company or the Proposed Transaction cannot be reasonably estimated at this time. In addition, the credit, financial and stock markets have been experiencing unusual volatility as a result of COVID-19 and other factors. Accordingly, we express no opinion or view as to any potential effects of COVID-19 or the current volatility of the credit, financial and stock markets on the Company or the Proposed Transaction.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Investment Term Sheet and the Proposed Transaction, or (iii) advise the Board of Directors or any other party with respect to alternatives to the Proposed Transaction.

Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common shares (or anything else) after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the Company in the Proposed Transaction, or with respect to the fairness of any such compensation.

This Opinion is furnished solely for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Board of Directors or any shareholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the consideration received is the best possibly attainable under any circumstances; instead, it merely states whether the consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may

OneSpaWorld Holdings Limited

April 29, 2020

depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Company dated April 4, 2020 (the “Engagement Letter”). This letter is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Board of Directors and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon the Company requesting the Opinion and Duff & Phelps’ stating to the Special Committee that it is prepared to deliver its Opinion. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has provided corporate finance advisory services to affiliates of principals in the Proposed Transaction for which Duff & Phelps received fees, in the aggregate, of approximately $1,500,000. For these prior engagements, Duff & Phelps also received customary expense reimbursement and indemnification.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the Proposed Transaction is fair from a financial point of view to Company.

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

Duff & Phelps, LLC

Appendix B

COMMONWEALTH OF THE BAHAMAS

New Providence

Company under the

International Business Companies Act 2000

THIRD AMENDED AND RESTATED

MEMORANDUM

OF ASSOCIATION

AND

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

Incorporated the 5th day of October, 2018

COMMONWEALTH OF THE BAHAMAS

THE INTERNATIONAL BUSINESS COMPANIES ACT 2000

THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

NAME

1.	The name of the company is OneSpaWorld Holdings Limited (the “Company”).

REGISTERED OFFICE

2.	The registered office of the Company will be at Shirley House, 253 Shirley Street, Nassau, New Providence, The Bahamas, the postal address of which is P.O. Box N-624, Nassau, New Providence, Bahamas.

REGISTERED AGENT

3.

The Registered Agent of the Company will be Harry B. Sands, Lobosky Management Co. Ltd., Shirley House, 253 Shirley Street, Nassau, New Providence, The Bahamas, the postal address of which is P.O. Box N-624, Nassau, New Providence, Bahamas.

OBJECTS AND POWERS

4.	The objects for which the Company is established are to engage in any act or activity that is not prohibited under any law for the time being in force in The Bahamas.

5.

The Company shall have all such powers as are permitted by any law for the time being in force in The Bahamas, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the objects or purposes of the Company.

6.

The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

7.

Any mortgage or charge of the undertaking and property of the Company shall for the purposes of Section 80 of the Act be regarded as in the usual or regular course of the business carried on by the Company.

CURRENCY

8.	Shares in the Company shall be issued in the currency of the United States of America.

AUTHORISED CAPITAL

9.	The authorised capital of the Company is US$25,000.00.

CLASSES, NUMBER AND PAR VALUE OF SHARES

10.

The authorised capital is made up of 250,000,000 common shares, par value US$0.0001 per share (the “Common Shares”) and 0 preferred shares, par value US$0.0001 per share (the “Preferred Shares”). The Common Shares shall consist of two separate classes, of which 225,000,000 shares shall be designated as Voting Common Shares (“Voting Common Shares”) and 25,000,000 shares shall be designated as Non-Voting Common Shares (“Non-Voting Common Shares”). Unless otherwise specified in the documents providing for the issuance of such Common Shares or the Investment Agreement, any Common Shares issued prior to the Closing Date (as defined in the Investment Agreement) (the “Second Amendment Date”) (or contracted prior to the Second Amendment Date to be issued on or after such date) shall be Voting Common Shares. Any Common Shares issued on or after the Second Amendment Date (or contracted on or after the Second Amendment Date to be issued on or after such date) shall specify whether such Common Shares shall be specified as Voting Common Shares or Non-Voting Common Shares.

SHARE RIGHTS AND LIMITATIONS

11.

Subject to the Governance Agreement (as defined in the Articles of Association), the following is a statement fixing certain of the designations and the powers, voting rights, preferences and relative, participating, optional and other rights of the Common Shares and the Preferred Shares, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly granted to the Board of Directors of the Company (the “Board of Directors” or the “Board”) to fix any such provisions not fixed by this Memorandum of Association, as amended, restated, and/or otherwise modified from time to time in accordance with its terms (the “Memorandum”) or the Articles of Association of the Company, as amended, restated, and/or otherwise modified from time to time in accordance with its terms (the “Articles of Association”):

(a)

The Board of Directors is hereby expressly vested with the authority to adopt a resolution or resolutions providing for the issue of authorised but unissued Preferred Shares, which shares may be issued from time to time, in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions. The powers, voting rights, designations, preferences and relative, participating, optional or other special rights, if any, of each series of Preferred Shares and the qualifications, limitations or restrictions, if any, of such preferences and/or rights (collectively, the “Series Terms”), shall be such as are stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Shares (the “Series Terms Resolution”) adopted by the Board of Directors. The powers of the Board of Directors with respect to the Series Terms of a particular series (any of which powers may, by resolution of directors, be specifically delegated to one or more of its committees, except as prohibited by law) shall include, but not be limited to, determination of the following:

(i)	The number of shares constituting that series and the distinctive designation of that series;

(ii)

The dividend rate on the shares of that series, whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends payable on such shares shall accumulate, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii)	Whether that series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(iv)

Whether that series shall have conversion privileges with respect to shares of any other class or classes of shares or of any other series of any class of shares, and, if so, the terms and conditions of such conversion upon the occurrence of such events as the Board of Directors shall determine;

(v)

Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including their relative rights of priority, if any, of redemption, the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi)	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series by the Company, and, if so, the terms and amount of such sinking fund;

(vii)

The rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series;

(viii)

The conditions or restrictions upon the creation of indebtedness of the Company or upon the issuance of additional Preferred Shares or other capital shares ranking on parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation;

(ix)

The conditions or restrictions with respect to the issuance of, payment of dividends upon, or the making of other distributions to, or the acquisition or redemption of, shares ranking junior to the Preferred Shares or to any series thereof with respect to dividends or distribution of assets upon liquidation;

(x)

Any other designations, preferences, powers and rights and any qualifications, limitations or restrictions thereon as may be fixed by resolution or resolutions of the Board of Directors under the International Business Companies Act 2000; and

(xi)

Any of the Series Terms, including voting rights, of any series may be made dependent upon facts ascertainable outside this Memorandum of Association and the Series Terms Resolution, provided that the manner in which such facts shall operate upon such Series Terms is clearly and expressly set forth in this Memorandum of Association or in the Series Terms Resolution.

(b)

Subject to the rights of the holders of any series of Preferred Shares set forth in any Series Terms Resolution, the Board of Directors may, in its discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Shares of the Company.

(c)

In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Company and the payment or setting aside for payment of any preferential amount due to the holders of any series of Preferred Shares, the holders of Common Shares, subject to the rights of the holders of any class or series of shares ranking on a parity with the Common Shares as to the payments or distributions in such event, shall be entitled to receive ratably any and all assets of the Company remaining to be paid or distributed.

(d)

Each holder of Common Shares shall be entitled to one vote for each such share held by such holder on any matter submitted to a vote or for the consent of the shareholders of the Company on which such holder is entitled to vote thereon or consent thereto, which, with respect to the Non-Voting Common Shares and for purposes of clarity, shall only apply with respect to the matters set forth in Article 11(k) below.

(e)	Unless otherwise expressly provided in this Memorandum or the Articles of Association, the holders of Common Shares entitled to vote or consent on any matter shall vote together as a single class.

(f)

Unless otherwise expressly provided in this Memorandum or the Articles of Association, each holder of Voting Common Shares, in his, her or its capacity as such, shall be entitled to vote the Voting Common Shares held by him, her or it on all matters submitted to a vote or for the consent of the shareholders of the Company.

(g)	Holders of Common Shares shall have no cumulative voting rights. Holders of Common Shares shall have no preemptive rights.

(h)

Unless otherwise provided in a Series Terms Resolution with respect to a particular series of Preferred Shares, all Preferred Shares redeemed or acquired by the Company (as a result of conversion or otherwise) shall be retired and restored to the status of authorised but unissued shares.

(i)

Unless otherwise provided with respect to a particular series of Preferred Shares in a Series Terms Resolution, no holder of capital shares of the Company shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class or series of the Company, whether now or hereafter authorised, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class or series of the Company.

Certain Provisions Regarding the Non-Voting Common Shares:

(j)

Unless otherwise required by law or as expressly provided in Article 11(k) of this Memorandum, each holder of Non-Voting Common Shares, in his, her or its capacity as such, shall have no voting power in respect of his, her or its Non-Voting Common Shares and shall not be entitled to vote the Non-Voting Common Shares held by him, her or it on any matter submitted to a vote or for the consent of the shareholders of the Company.

(k)

Notwithstanding the foregoing or anything to the contrary in this Memorandum or the Articles of Association, each holder of Non-Voting Common Shares that is a Steiner Person (as defined in the Articles of Association) shall be entitled to vote the Non-Voting Common Shares held by him, her or it on matters submitted to a vote or for the consent of the shareholders of the Company with respect to the election or removal of any director (or director position, as applicable) that the applicable Steiner Persons have the right to designate for appointment or nomination pursuant to the Governance Agreement (but not any other matters).

(l)

Unless otherwise expressly provided in this Memorandum or the Articles of Association, Non-Voting Common Shares shall rank equally, share ratably and be identical in all respects, and carry the same rights and privileges, as Voting Common Shares (including in respect of dividends and in respect of distributions upon any dissolution, liquidation or winding up of the Company) and be treated the same in all respects as Voting Common Shares (including in any merger, consolidation, share exchange, reclassification or other similar transaction, as described in Article 11(o) of this Memorandum). Without limiting the generality of the foregoing, if the Company shall in any manner split, subdivide or combine (including by way of a dividend or other distribution payable in shares of Voting Common Shares or Non-Voting Common Shares) the outstanding shares of Voting Common Shares or Non-Voting Common Shares, then the outstanding shares of the other such class of Common Shares shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share; provided, however, that no dividend or other distribution payable in Voting Common Shares shall be declared on the Non-Voting Common Shares and no dividend or other distribution payable in Non-Voting Common Shares shall be declared on the Voting Common Shares, but instead, in the case of a dividend or other distribution payable in any class of Common Shares, each class of Common Shares shall receive such dividend or other distribution in like shares.

(m)	Conversion of Non-Voting Common Shares.

(i)

Automatic Conversion of Non-Voting Shares. (A) Subject to Article 127(c) of the Articles of Association, each Non-Voting Common Share shall be automatically, without further action by the current or former holder thereof, converted into one duly authorized, validly issued, fully paid and nonassessable Voting Common Share, upon the occurrence of a Qualified Transfer of such Non-Voting Common Share and (B) with the prior consent of the Board (or any authorized committee thereof), each Non-Voting Common Share shall be automatically, without further action by any holder thereof, converted into an identical number of duly authorized, validly issued, fully paid and nonassessable Voting Common Shares at such date and time, or the occurrence of an event, specified in writing by the Steiner Representative. For purposes of this

Article 11(m), a “Qualified Transfer” shall mean a Transfer of Non-Voting Common Shares by the holder thereof (x) to a third party that is not (1) an Affiliate of such holder nor (2) a person whose ownership thereof would result in such shares being treated as constructively owned by such holder under Section 958(b) of the Code, applicable Treasury Regulations and other official guidance (a Person described in this clause (x), an “Unrelated Person”), and (y) that either complies with the Transfer Restrictions (as defined in the Articles of Association), or is permitted pursuant to Article 127 of the Articles of Association (including by giving effect to Article 127(c), if applicable).

(ii)

Elective Conversion. Upon the occurrence of a Contingent Conversion Triggering Event, a number of Non-Voting Common Shares held by the Steiner Persons that are designated in writing by the Steiner Representative (as defined in the Governance Agreement) to the Company (a “Elective Conversion Notice”) shall be converted into an identical number of duly authorized, validly issued, fully paid and non-assessable Voting Common Shares; provided, that the number of Non-Voting Common Shares so converted shall not exceed the number of Non-Voting Common Shares that, if converted, would reasonably be expected to (1) cause the Company to become a CFC (as defined in the Articles of Association) as reasonably determined in good faith by the Company, upon the advice of its legal counsel, or (2) cause the Percentage Stock Ownership (by voting power, with such determination of voting power taking into account any continuing director designation rights of the Steiner Persons pursuant to the Governance Agreement as of such time) of any Steiner Person to exceed 44.9% (as reasonably determined in good faith by the Company). The determination contemplated by the immediately preceding sentence shall be made (A) promptly and in any event within five (5) business days of written request by the Steiner Representative, and (B) after permitting the Steiner Representative and its legal and tax advisors to have a reasonable opportunity to present their views and analysis relevant to such determination, but no Steiner Director shall be entitled to vote on any such determination. Any Non-Voting Common Shares converted pursuant to this Article 11(m)(ii) shall be converted into an identical number of duly authorized, validly issued, fully paid and nonassessable Voting Common Shares as of 11:59 p.m. Eastern Time on the date the number of such Non-Voting Shares to be so converted are determined pursuant to this Article 11(m)(ii). Unless otherwise determined in an Elective Conversion Notice, any conversion of Non-Voting Common Shares held by the Steiner Persons into Voting Common Shares pursuant to this sub-clause (ii) shall be pro rata among the Steiner Persons based on the aggregate number of Non-Voting Common Shares held by each Steiner Person as of immediately prior to such Conversion Event, except to the extent otherwise required to prevent the Company from becoming a CFC. For purposes of this Article 11(m)(ii), a “Contingent Conversion Triggering Event” shall mean (1) a decrease in the number of directors that the applicable Steiner Persons have the right to designate for appointment or nomination pursuant to the Governance Agreement or a decrease in the number of directors so designated by the applicable Steiner Persons as a result of an irrevocable waiver of such rights under the Governance Agreement, (2) the Transfer of Voting Common Shares by the Co-Investors (as defined in the Investment Agreement but excluding any Co-Investor who is a member of the Board, employee of the Company, a family member of any of the foregoing, a trust for the benefit of any of the foregoing, or an Affiliate of any of the foregoing) or any of its Affiliates on or prior to the one year anniversary of the Second Amendment Date (I) to an Unrelated Person, and (II) that complies with the Transfer Restrictions, or (3) the exercise by a Steiner Person of a warrant to purchase Non-Voting Common Shares (or a warrant for which such Steiner Person has previously agreed to receive Non-Voting Common Shares upon exercise); provided that, with respect to this clause (3), the number of shares designated by the Steiner Representative for conversion shall not exceed the number of Non-Voting Common Shares received upon exercise of such warrant.

(iii)	For purposes of this Article 11(m), a “Conversion Event” shall mean the conversion of a Non-Voting Common Share into a Voting Common Share pursuant to Article 11(m)(i) or (ii).

(iv)

Each outstanding share certificate (if any) that, immediately prior to a Conversion Event, represented one or more Non-Voting Common Shares subject to such Conversion Event shall, upon such Conversion Event, be deemed to represent an equal number of Voting Common Shares, without the need for surrender or exchange thereof. The Company shall, upon surrender by such holder to the Company of the outstanding certificate(s) formerly representing such holder’s Non-Voting Common Shares (if any), issue and deliver to such holder certificate(s) representing the Voting Common Shares into which such holder’s Non-Voting Common Shares were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form upon the occurrence of such Conversion Event.

(v)	Each Non-Voting Common Share that is converted pursuant to this Article 11(m) shall thereupon be cancelled by the Company and shall not be available for reissuance.

(n)

The Company shall at all times have reserved for issuance out of its authorized but unissued shares the number of Voting Common Shares into which all outstanding Non-Voting Common Shares may be converted.

(o)

Mergers, Etc. Without limiting the generality of Article 11(l) of this Memorandum or any other provisions in this Memorandum or the Articles of Association, in the event of any merger, consolidation, business combination, share exchange, tender offer or other similar transaction, each Non-Voting Common Share shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Voting Common Shares, and the same amount per share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that each Voting Common Share is entitled to receive as a result of, or in connection with, such transaction, provided that at the election of the holder thereof, in his, her or its sole discretion, any securities issued with respect to the Non-Voting Common Shares shall be non-voting securities under the resulting person’s (as defined in the Articles of Association) organizational documents and the Company shall make appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Non-Voting Common Shares then outstanding) and take such actions necessary to ensure that holders of the Non-Voting Common Shares shall retain securities with substantially the same privileges, limitations and relative rights as the Non-Voting Common Shares. Subject to the foregoing, in the event the holders of Voting Common Shares are provided the right to convert or exchange Voting Common Shares for stock or securities, cash and/or any other property, then the holders of the Non-Voting Common Shares shall be provided the same right based upon the number of Voting Common Shares such holders would be entitled to receive if such Non-Voting Common Shares were converted into Voting Common Shares immediately prior to such offering. In the event that the Company offers to repurchase Voting Common Shares from its shareholders generally, the Company shall offer to repurchase Non-Voting Common Shares pro rata based upon the number of Voting Common Shares such holders would be entitled to receive if such shares were converted into Voting Common Shares immediately prior to such repurchase. In the event of any pro rata subscription offer, rights offer or similar offer to holders of Voting Common Shares, the Company shall provide the holders of the Non-Voting Common Shares the right to participate based upon the number of Voting Common Shares such holders would be entitled to receive if such shares were converted into Voting Common Shares immediately prior to such offering; provided that at the election of the holder thereof, in his, her or its sole discretion, any shares issued with respect to the Non-Voting Common Shares shall be issued in the form of Non-Voting Common Shares rather than Voting Common Shares.

VARIATION OF CLASS RIGHTS

12.

If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than a majority of the issued shares of that class or series and of the holders of not less than a majority of the issued shares of any other class or series of shares which may be affected by such variation.

13.

The rights conferred upon the holders of the shares of any class or series (including any class or series issued with preferred or other rights) shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking senior to or pari passu therewith.

REGISTERED SHARES

14.	Shares may be issued only as registered shares.

LIABILITY OF SHAREHOLDERS

15.	The liability of shareholders is limited to the amount, if any, unpaid on the shares respectively held by them.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

16.

The Company may amend this Memorandum and/or the Articles of Association by a resolution of shareholders or by a resolution of directors. Notwithstanding anything to the contrary in this Memorandum (including Clauses 11(m), 16 and 17 of this Memorandum), if any Steiner Person is a shareholder of the Company, the Company shall not amend, alter or repeal this Clause 16 or any of Articles 124 through 132 of the Articles of Association in manner that adversely affects any Steiner Person without the prior written consent of the Steiner Representative. Notwithstanding anything to the contrary in the Articles of Association, so long as any Steiner Person is a shareholder of the Company, the Company shall not amend, alter or repeal any of Articles 133 through 136 of the Articles of Association in a manner that adversely affects the Steiner Group or any Steiner Group Related Persons (each as defined in the Articles of Association) without the prior written consent of the Steiner Representative.

17.

In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind the Articles of Association, regulations and procedures of the Company not inconsistent with the provisions of the Transfer Restrictions for purposes of determining whether any Transfer of Company Securities would result in the Company’s (or any of its subsidiaries’) status as a CFC and for the orderly application, administration and implementation of the Transfer Restrictions.

DEFINITIONS

18.	Unless otherwise defined in this Memorandum of Association, the meanings of words in this Memorandum of Association are as defined in the Articles of Association of the Company.

Adopted: [    ], 2020

COMMONWEALTH OF THE BAHAMAS

THE INTERNATIONAL BUSINESS COMPANIES ACT 2000

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

DEFINITIONS

1.

In these Articles of Association, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words	Meaning

Act	The International Business Companies Act 2000 including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

Affiliate	The meaning set forth in Rule 12b-2 promulgated under the United States Securities Exchange Act of 1934, as amended

Articles of Association	These Articles of Association, as amended, restated and/or otherwise modified from time to time in accordance with its terms.

Auditor	The person for the time being performing the duties of auditor of the Company (if any).

Business Combination Agreement	The Business Combination Agreement, dated November 1, 2018, by and among Dory Intermediate LLC, SLL, Steiner U.S. Holdings, Inc., Nemo (UK) Holdco, Ltd., Steiner UK Limited, Steiner Management Services LLC, SLL, in its capacity as representative of Sellers, Haymaker Acquisition Corp, the Company, Dory US Merger Sub, LLC, Dory Intermediate LLC, Dory Acquisition Sub, Limited, and Dory Acquisition Sub, Inc., as amended, restated and/or otherwise modified from time to time in accordance with its terms.

capital

The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

(a)   the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

(b)   the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

cause	For removal of a director shall mean and be deemed to exist only if (a) the director whose removal is proposed has committed, been convicted of or pled guilty or nolo contendere to a criminal offence involving dishonesty or any felony by a court of competent jurisdiction, (b) such director has been found by the affirmative vote of a majority of the directors then in office at any regular or extraordinary meeting of the directors called for that purpose, or by a court of competent jurisdiction, to have engaged in conduct that constitutes fraud, gross negligence or willful misconduct in the performance of such director’s duties to the Company, (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such person’s ability to perform his or her obligations as a director, or (d) the director has engaged in conduct which constitutes a breach of his or her fiduciary duties to the Company.

Governance Agreement	The Governance Agreement, dated [ ], 2020, by and among the Company, Haymaker Acquisition Corp., a Delaware corporation, SLL and the other parties from time to time party thereto, as amended, restated and/or otherwise modified from time to time in accordance with its terms.

Investment Agreement	The Investment Agreement, dated April 30, 2020, by and among the Company, Steiner, and any other investors party thereto, as amended, restated, and/or otherwise modified from time to time in accordance with its terms.

L Catterton	Catterton Management Company, L.L.C., a Delaware limited liability company.

Memorandum	The Memorandum of Association of the Company, as amended, restated and/or other modified from time to time in accordance its terms.

person	An individual, a corporation, a limited liability company, a trust, the estate of a deceased individual, a partnership, government (or an agency or subdivision thereof) or an unincorporated association of persons.

resolution of directors

(a)   A resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain; or

b)  a resolution consented to in writing by a simple majority of all directors or of all members of the committee of directors, as the case may be;

except where a director is given more than one vote, he or she shall be counted by the number of votes he or she casts for the purpose of establishing a majority.

resolution of shareholders

(a)   A resolution approved at a duly constituted meeting of the shareholders of the Company by the affirmative vote of

(i) a simple majority of the votes of the shareholders present and entitled to vote thereon and who voted and did not abstain; or

(ii)  a simple majority of the votes of the shareholders of each class or series of shares present and entitled to vote thereon as a class or series and who voted and did not abstain and of a simple majority of the votes of the remaining shareholders present and entitled to vote thereon and who voted and did not abstain; or

(b)   a resolution consented to in writing by all of the votes of the shareholders entitled to vote thereon.

Seal	Any seal which has been duly adopted as the Common Seal of the Company.

securities	Shares and debt obligations of every kind, and options, warrants and rights to acquire shares or debt obligations.

shareholder	A person who holds shares in the Company.

SLL	Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas.

Steiner Director	Any person elected or appointed to the Board that has been designated by the applicable Steiner Persons pursuant to the Governance Agreement.

Steiner Group	Nemo Investor Aggregator, Limited, an exempted company incorporated under the laws of the Cayman Islands, L Catterton, SLL, and each of their respective Affiliates, and the respective successors of the foregoing.

Steiner Person	Any member of the Steiner Group.

surplus	The excess, if any, at the time of the determination of the total assets of the Company over the sum of its total liabilities, as shown in its books of account, plus its issued and outstanding share capital.

treasury shares	Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2.

“Written” or any term of like import includes (a) words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, telefax, telegram, or cable and (b) electronic transmission. “Electronic transmission” is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

3.	Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles of Association.

4.	Terms not defined in these Articles of Association or in the Act shall have the meaning given to them in the Memorandum.

5.	Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles of Association, it shall equally, where the context admits, include the others.

6.

The “realisable value” in relation to the assets of the Company shall mean such value as the directors may decide upon as the value of the assets, which value in the absence of fraud shall be conclusive unless a question of law is involved.

7.

A reference to money in these Articles of Association is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

REGISTERED SHARES

8.

The shares of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Subject to such conditions as the directors may reasonably determine for the issue of Certificates, every shareholder holding registered shares in the Company shall be entitled, upon the request of such shareholder, to a certificate which shall be signed by a director or officer of the Company and under the Seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be stamped thereon; provided, that the Board has not provided for such shares to be uncertificated.

9.

All certificates (including global certificates) and book-entry positions evidencing uncertificated shares issued by the Company representing Company Securities shall bear a conspicuous legend substantially in the form as follows:

“THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO SIGNIFICANT OWNERSHIP AND TRANSFER RESTRICTIONS PURSUANT TO THE SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF ONESPAWORLD HOLDINGS LIMITED (THE “COMPANY”), AS SUCH ARTICLES OF ASSOCIATION MAY BE AMENDED, RESTATED, OR OTHERWISE MODIFIED FROM TIME TO TIME (THE “ARTICLES OF ASSOCIATION”). THE COMPANY WILL FURNISH A COPY OF THE ARTICLES OF ASSOCIATION TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON A WRITTEN REQUEST ADDRESSED TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

10.

The Company shall have the power to make appropriate notations upon its share transfer records and instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of the Transfer Restrictions for any uncertificated Company Securities or Company Securities held in an indirect holding system.

11.

Any shareholder receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares be worn out or defaced, the directors may upon surrender thereof for cancellation issue a new one in its stead and if it be lost or destroyed, the directors may upon the loss or destruction being established to their satisfaction and upon such indemnity being given to the Company as it by resolution of directors may determine issue a new one in its stead.

12.	If several persons are registered as holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

SHARES, AUTHORISED CAPITAL AND CAPITAL

13.

Subject to the provisions of these Articles of Association, the Memorandum and to any resolution of shareholders, the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

14.

Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

15.

Shares in the Company may be issued for such amount of consideration as the Company may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares with par value constitutes capital to the extent of the par value and the excess constitutes surplus.

16.

A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

17.	Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles of Association) as the Company may by resolution of directors determine.

18.

The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

19.

Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorised capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors shall designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

20.

The Company may purchase, redeem or otherwise acquire and hold its own shares but no purchase, redemption or other acquisition shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account.

21.	A determination by the directors under the preceding Article is not required where shares are purchased, redeemed or otherwise acquired:

(a)	pursuant to a right of a shareholder to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

(b)	in exchange for newly issued shares in the Company;

(c)	by virtue of the provisions of Section 81 of the Act; or

(d)	pursuant to a court order.

22.

Shares that the Company purchases, redeems or otherwise acquires pursuant to Article 20 may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital pursuant to Section 32 of the Act in which case they shall be cancelled.

23.

Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, the shareholders of the Company shall not be entitled to vote in respect of such shares or to have dividends paid thereon and such shares shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

LIEN ON SHARES

24.

The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a shareholder, whether singly or jointly with any other person or persons, for all the debts and liabilities of such shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such shareholder or his estate and any other person, whether a shareholder of the Company or not. The Company’s lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

25.

In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as it may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

26.

The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the binding obligation in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. In order to give effect to any such sale, the Board may authorise an agent to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares and such holder shall not be bound to see to the application of the purchase money, nor shall such holder’s title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

TRANSFER OF SHARES

27.	Subject to the Transfer Restrictions, all transfers of shares may be effected by transfer in writing in the usual common form, or in such other form as the Board of Directors may accept.

28.

The instrument of transfer of a share shall be signed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Shareholders in respect thereof.

29.

The Company or any transfer agent, on the application of the transferor or transferee of a share in the Company, shall enter in the share register the name of the transferee of the share except that (a) the Board or the transfer agent may decline to register a transfer of shares unless the instrument of transfer is accompanied by the certificate or certificates for the shares, if any, and such other evidence as the Board or the transfer agent may reasonably require to show the right of the transferor to make the transfer and (b) the registration of transfers may be suspended and the share register closed at such times and for such periods as the Board may from time to time determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months. Notwithstanding the foregoing, the Company or any transfer agent shall not be required to transfer shares that are subject to restrictive legends unless the conditions to transfer have been satisfied.

TRANSMISSION OF SHARES

30.

The executor or administrator of a deceased shareholder, the guardian of an incompetent shareholder or the trustee of a bankrupt shareholder shall be the only person recognized by the Company as having any title to his or her share but they shall not be entitled to exercise any rights as a shareholder of the Company until they have proceeded as set forth in the following three Articles.

31.

The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as personal representative of a deceased shareholder or of the appointment of a guardian of an incompetent shareholder or the trustee of a bankrupt shareholder shall be accepted by the Company even if the deceased, incompetent or bankrupt shareholder is domiciled outside The Bahamas if the document evidencing the grant of probate or letters of administration, confirmation as personal representative, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

32.

Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any shareholder may be registered as a shareholder upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a shareholder shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt shareholder and the directors shall treat it as such.

33.

Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any shareholder may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

34.	What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

REDUCTION OR INCREASE IN AUTHORISED CAPITAL

35.

The Company may by resolution of directors amend the Memorandum to increase or reduce its authorised capital and in connection therewith the Company may in respect of any unissued shares, increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

36.	The Company may amend the Memorandum to

(a)	divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

(b)	combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series;

provided, however, that where shares are divided or combined under (a) or (b) of this Article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

37.	The capital may by a resolution of directors be increased by transferring an amount out of the surplus of the Company to capital.

38.	Subject to the provisions of the two (2) next succeeding Articles, the capital may by resolution of directors be reduced by:

(a)	returning to shareholders any amount received by the Company upon the issue of any of its shares, the amount being surplus to the requirements of the Company,

(b)	cancelling any capital that is lost or not represented by assets having a realisable value or

(c)	transferring capital to surplus for the purpose of purchasing, redeeming or otherwise acquiring shares that the directors have resolved to purchase, redeem or otherwise acquire.

39.

No reduction of capital shall be effected that reduces the capital to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

40.

No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realisable value of the assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company, and its remaining issued and outstanding share capital.

MEETINGS AND CONSENTS OF SHAREHOLDERS

41.	Annual meetings of the shareholders shall be held during each fiscal year of the Company. The date, time and place of annual meetings of shareholders shall be as determined by resolution of directors.

42.

The directors of the Company may convene special meetings of the shareholders of the Company at such times and in such manner and places within or outside The Bahamas, or by means of remote communication, as the directors consider necessary or desirable.

43.

Upon the written request of shareholders holding not less than a majority of the outstanding Voting Common Shares in the Company, the directors shall convene a meeting of shareholders. If a special meeting is requested by such shareholders, a written request, specifying the business proposed to be transacted, shall be delivered personally or sent by first class mail, by express delivery or electronic transmission, to the Secretary of the Company. Upon receipt of such a request, the Secretary shall cause notice of such meeting to be given, within 45 days after the date the request was delivered to the Secretary, to the shareholders entitled to vote on such proposal, in accordance with the provisions of these Articles of Association. Except as provided below, if the notice is not given by the Secretary within 45 days after the date the request was delivered to the Secretary, then the person or persons requesting the meeting may specify the time and place of the meeting and give notice thereof; provided, however, that at least 10 days’ notice of such meeting is required to be given to the shareholders.

44.

In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or consent to any matter by unanimous written consent, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the directors may fix, but shall not be required to so fix, a record date; provided, however, that such record date shall not precede the date upon which the action of the directors fixing such record date is taken.

45.

Notice of the place (if any), date, hour, the record date for determining the shareholders entitled to vote at the meeting (if such date is different from the record date for shareholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of shareholders shall be given by the Company not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by the Act) to every shareholder entitled to vote at the meeting as of the record date for determining the shareholders entitled to notice of the meeting. Notice of any meeting need not be given to any shareholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given. Attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully convened.

46.	A meeting of shareholders may be held in contravention of the requirement to give notice if shareholders holding not less than ninety (90) percent of;

(a)	the total number of shares of the shareholders entitled to vote on all matters to be considered at the meeting, or

(b)	the votes of each class or series of shares where shareholders are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes,

have waived notice of the meeting; and for this purpose presence at the meeting shall be deemed to constitute waiver.

47.	The inadvertent failure of the directors to give notice of a meeting to a shareholder, or the fact that a shareholder has not received notice, shall not invalidate the meeting.

48.

If a quorum pursuant to Article 55 is present at any meeting, (a) in all matters other than the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, and (b) directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of the applicable directors, unless a different vote is required by these Articles of Association or the Memorandum or under applicable law, in which case such express provision shall govern and control the decision of such question. Shareholders may act only at meetings duly called and shareholders may not act by written consent or otherwise outside of such meeting. Only those matters set forth in the notice of a special meeting may be considered or acted upon at that meeting, unless otherwise required by law.

49.

If shareholder approval is required (a) for the adoption of any agreement for the merger of the Company with or into any other entity or for the consolidation of the Company with or into any other entity or (b) to authorise any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any person, the affirmative vote of at least 66 2/3% of the shares entitled to vote thereon is required to approve such transaction; provided, however, that if such transaction is approved in advance by the directors, such transaction may be approved by the affirmative vote of a majority of the shares entitled to vote thereon.

50.

A shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder including otherwise than on a poll and that proxy need not to be a shareholder.

51.	An instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

52.

An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the shareholder appointing the proxy. Only shareholders who are individuals may appoint proxies.

53.	The following shall apply in respect of co-ownership of shares:

(a)	if two (2) or more persons hold shares together each of them may be present in person or by proxy at a meeting of shareholders and may speak as a shareholder;

(b)	if only one of them is present in person or by proxy such person may vote on behalf of all of them, and

(c)	if two (2) or more are present in person or by proxy they must vote as one.

54.

A shareholder shall be deemed to be present at a meeting of shareholders if such shareholder participates by telephone or other electronic means and all shareholders participating in the meeting are able to hear each other.

55.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy shareholders representing not less than fifty (50) percent of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by the proxy form or a copy thereof shall constitute a valid resolution of shareholders. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the chair of the meeting or the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Article 57, until a quorum shall be present or represented.

56.

At every meeting of shareholders, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the shareholders present shall choose some one of their number to be the chairman. If the shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of Voting Common Shares present in person or appointed under an instrument of proxy in prescribed form at the meeting shall preside as chairman failing which the oldest individual shareholder or representative of a shareholder present shall take the chair.

57.

Any meeting of the shareholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for shareholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

58.

If within one hour from the time appointed for the meeting a quorum is not present or represented, the meeting, if convened upon the requisition of shareholders, shall be dissolved; in any other case it may be adjourned in accordance with Articles 55 and 57 until a quorum is present or represented.

59.

At any meeting of the shareholders, the chairman shall be responsible for deciding in such manner as he or she shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he or she shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

60.

Any person other than an individual shall be regarded as one shareholder and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any shareholder.

61.	Directors of the Company may attend and speak at any meeting of shareholders of the Company and at any separate meeting of the holders of any class or series of shares of the Company.

62.

Any person other than an individual which is a shareholder of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of shareholders of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which such representative represents as that person could exercise if it were an individual shareholder of the Company.

63.

The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a copy of such proxy or authority authenticated by the certificate of a Notary Public which shall be produced within seven (7) days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

64.	Reserved.

65.

Any action required or permitted to be taken by the shareholders of the Company may be effected at either a duly called meeting of the shareholders of the Company or by any unanimous consent of the shareholders entitled to so vote thereon.

66.

At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other applicable requirements, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors, (b) brought before the meeting by or at the direction of the directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary and be present at the meeting. To be timely for the first annual meeting of shareholders after the Company’s initial public offering of its shares, a shareholder’s notice must be received at the corporate office of the Company not later than the later of (a) the 75th day prior to the scheduled date of the annual meeting and (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. For all subsequent annual meetings, a shareholder’s notice shall be timely if received by the Company at its corporate office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the “Anniversary Date”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a notice shall be timely if received by the Company at its corporate office not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such annual meeting or (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at such annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, (d) the names of any other beneficial owners of such shares, (e) any material interest of the shareholder in such business and (f) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal and the class and numbers of shares beneficially owned by such shareholders. Notwithstanding anything in these Articles of Association to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article 66. If the directors or a designated committee thereof determines that any shareholder proposal was not made in a timely fashion in accordance with the procedures of this Article 66 or that the information provided in a shareholder’s notice does not satisfy the information requirements of this Article 66 in any material respect (a “Non-Compliance Determination”), such proposal shall not be presented for action at the annual meeting in question. If neither the directors nor such committee makes a determination as to the validity of any shareholder proposal in the manner set forth above, the presiding officer of an annual meeting shall determine whether the shareholder proposal was made in accordance with the terms of this Article 66. If such presiding officer makes a Non-Compliance Determination with respect to such proposal, such proposal shall not be presented for action at the annual meeting in question. If the directors, a designated committee thereof or the presiding officer determines that a shareholder proposal was made in accordance with the requirements of this Article 66, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

DIRECTORS

67.

The directors shall be elected by the shareholders or the directors for such term as the shareholders or the directors, as the case may be, determine, subject to the terms of these Articles of Association, the Governance Agreement, and the Business Combination Agreement (as defined in Article 125(c)).

68.

The minimum number of directors shall be one (1) and the maximum number shall be ten (10), and the number of directors shall be determined from time to time by the directors. The directors shall be divided into three (3) classes designated as Class A, Class B and Class C, respectively. At the first annual meeting of the Company the term of office of the Class A Directors shall expire and Class A Directors shall be elected for a full term of three (3) years. At the succeeding annual meeting of the Company, the term of office of the Class B Directors shall expire and Class B Directors shall be elected for a full term of three (3) years. At the third annual meeting of the Company, the term of office of the Class C Directors shall expire and Class C Directors shall be elected for a full term of three (3) years. At each succeeding annual meeting of the Company, directors shall be elected for a full term of three (3) years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this Article 68, each director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the directors shall shorten the term of any incumbent director.

69.

Each director shall hold office for the term, if any, fixed by resolution of shareholders or by resolution of directors, as the case may be, or until his earlier death, resignation or removal, or in the case of a company upon the making of an order for the winding up or dissolution of the company or upon the removal of a defunct company by the Registrar otherwise than pursuant to a winding up order.

70.

Subject to any rights of the holders of Preferred Shares, if and when issued, to elect directors and to remove any directors whom the holders of any such shares have the right to elect, any director of the Company may be removed from office (a) with or without cause by a vote of a majority of the directors then in office or (b) with cause by shareholder resolution.

71.

A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

72.	A vacancy in the Board of Directors may be filled by a resolution of shareholders or by a resolution of a majority of the remaining directors.

73.	The directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

74.	A director shall not require a share qualification, and may be an individual or a company.

75.	Articles 67 through 74 shall be subject to the Governance Agreement in all respects.

POWERS OF DIRECTORS

76.

The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles of Association required to be exercised by the shareholders of the Company, subject to any delegation of such powers as may be authorised by these Articles of Association and to such requirements as may be prescribed by a resolution of shareholders; but no requirement made by a resolution of shareholders shall prevail if it be inconsistent with these Articles of Association nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

77.

The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company and the directors may remove any such person so appointed.

78.

Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles of Association or in the resolution of directors appointing the officer or agent but the directors may revoke or vary such powers. No officer or agent has any power or authority with respect to matters requiring a resolution under this Article or under Articles 73, 77 and 81.

79.

Any director which is a body corporate may appoint in writing any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors and the person so appointed shall be entitled to exercise the same powers on behalf of such body corporate as the body corporate could exercise if it were an individual director.

80.

The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles of Association as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of shareholders.

81.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

PROCEEDINGS OF DIRECTORS

82.

The directors or any committee thereof may meet at such times and in such manner and places within or outside The Bahamas, or by means of remote communication, as the directors may determine to be necessary or desirable; however, the directors shall hold an annual meeting each year as soon as practicable after the annual meeting of the shareholders.

83.

A director shall be deemed to be present at a meeting of directors if he or she participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

84.

A director shall be given not less than forty-eight (48) hours’ notice of meetings of directors, but a meeting of directors held without forty-eight (48) hours’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part.

85.

A meeting of directors is duly constituted for all purposes if there are present not less than one half of the total number of directors, unless there are only two (2) directors in which case the quorum shall be two (2). Where any director is participating in a meeting in accordance with the provisions of Article 83 he or she shall be counted for the purpose of determining whether the meeting is duly constituted.

86.

If the Company shall have only one (1) director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company. In all matters as are not by the Act or the Memorandum or these Articles of Association required to be exercised by the shareholders of the Company, in lieu of minutes of a meeting such sole director shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

87.

At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or the Chairman of the Board of Directors is not present at the meeting, the directors present shall choose some one of their number to be chairman of the meeting.

88.

An action that may be taken by the directors or a committee of directors at a meeting may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

89.	The directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of directors, shareholders, committees of directors, committees of officers and committees of shareholders;

(b)	copies of all resolutions consented to by directors, shareholders, committees of directors, committees of officers and committees of shareholders; and

(c)	such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

90.	The books, statutory registers, records and minutes shall be kept at the registered office of the Company.

91.	Subject to the provisions of the Governance Agreement, the directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

92.

Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles of Association, to appoint directors, fix the emoluments of directors, or to appoint officers or agents of the Company.

93.

The meetings and proceedings of each committee of directors consisting of two (2) or more directors shall be governed mutatis mutandis by the provisions of these Articles of Association regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

OFFICERS

94.

The Company may by resolution of directors appoint officers of the Company at such time as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

95.

The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of shareholders, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and shareholders and to manage the day to day affairs of the Company, and the other officers to perform such duties as may be delegated to them by the directors or the Chairman of the Board.

96.	The emoluments of all officers shall be fixed by resolution of directors.

97.

The officers of the Company shall hold office until their successors are duly elected, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of the remaining directors.

CONFLICT OF INTERESTS

98.

No contract or other transaction between the Company and one or more interested directors shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorises, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

(a)

The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorises, approves or ratifies the contract or transactions by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;

(b)	the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorise, approve or ratify such contract or transaction by vote or written consent; or

(c)	the contract or transaction is fair and reasonable as to the Company at the time it is authorised by the board, a committee or the shareholders.

99.	A director who has an interest in any particular business to be considered at a meeting of directors or shareholders may be counted for purposes of determining whether the meeting is duly constituted.

LIMITATION OF LIABILITY OF DIRECTORS; INDEMNIFICATION

100.

No person who may be entitled to indemnification hereunder (a “Covered Person”) shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions as a director, officer, employee or agent of the Company (or, to the extent requested to be performed by the Company, their functions as an officer director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) unless that liability arises through the actual fraud or willful misconduct by such person. No person shall be found to have committed actual fraud or willful misconduct under the Indemnification Provisions (as defined below) unless or until a court of competent jurisdiction shall have made a finding to that effect. Each shareholder agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any director or officer of the Company on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud or willful misconduct which may attach to such director or officer.

101.

The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law (as now or, to the extent providing greater benefit to any Covered Person, as hereafter in effect) any person (other than any Auditor) who was or is a party or witness to (or is threatened to be made a party or witness to) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) directly or indirectly by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or, while serving as a director, officer, employee or agent of the Company, is or was serving (at the request of the Company) any other corporation, partnership, joint venture, trust or other enterprise in any capacity, against all liabilities, damages, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, in no event shall any person be entitled to be indemnified, held harmless or advanced any amounts hereunder in respect of any liability, damage, cost, expense, judgment, fine or amount paid in settlement (if any) that such person may incur by reason of their own actual fraud or intentional misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding this Article 101 or the provisions of Article 102 hereof, except as otherwise provided in Article 106 hereof, the Company shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorised in the specific case by the directors.

102.

The Company shall indemnify and hold harmless to the fullest extent permitted by applicable law (as now or, to the extent providing greater benefit to any Covered Person, as hereafter in effect) any person (other than any Auditor) who was or is a party or witness to (or is threatened to be made a party or witness to) any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or, while serving as a director, officer, employee or agent of the Company, is or was serving (at the request of the Company) another corporation, partnership, joint venture, trust or other enterprise in any capacity against all liabilities, damages, costs, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defence or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

103.

Any indemnification under Articles 101 or 102 (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Articles 101 or 102. Such determination shall be made, with respect to a person who is a director, officer, employee or agent at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the shareholders.

104.

Expenses incurred by any Covered Person, officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Company to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorised in these Articles of Association. Any such expenses incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate. Without duplication of the foregoing, to the extent that a present or former director, officer, employee or agent of the Company shall be successful on the merits or otherwise in defence of any action, suit or proceeding referred to in Articles 101 or 102, or in defence of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. If it shall be determined by a final judgment or other final adjudication that any such indemnified person was not entitled to indemnification with respect to or advancements of such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the indemnified person.

105.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Indemnification Provisions shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may at any time be entitled under any other Article, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The provisions of the Indemnification Provisions shall not be deemed to preclude the indemnification of (or advancement of expenses to) any person who is not specified in Article 101 or 102 but whom the Company has the power or obligation to indemnity under the provisions of applicable law or otherwise.

106.

If a claim for indemnification (following the final disposition of a proceeding) or advancement of expenses under the Indemnification Provisions is not paid in full within 90 days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

107.

The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles of Association.

108.

Neither the repeal nor modification of any Article of these Articles of Association under the heading Limitation of Liability of Directors; Indemnification (the “Indemnification Provisions”), nor the adoption of any provision in these Articles of Association or in the Memorandum inconsistent with any of the Indemnification Provisions, shall adversely affect any right or protection afforded to any person described in Article 100 by any of the Indemnification Provisions prior to such repeal, modification or adoption of an inconsistent provision.

109.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Indemnification Provisions shall, unless otherwise provided when authorised or ratified, be contract rights and continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request another corporation, partnership, joint venture, trust or other enterprise in any capacity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust or other enterprise.

110.

The directors may authorise the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the directors so determine, greater than those provided in the Indemnification Provisions.

111.

For the purposes of the Indemnification Provisions, (a) references to (i) the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the Indemnification Provisions with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued, (ii) “other enterprises” shall include employee benefit plans, (iii) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan, and (iv) “serving at the request of the Company” shall include service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and (b) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Company” as referred to in the Indemnification Provisions.

SEAL

112.

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or an officer or any other person so authorised from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a stamp of the Seal and of the signature of any director, officer or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

DIVIDENDS

113.

The Company may by a resolution of directors declare and pay dividends in money, shares, or other property. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, a fair and proper value for the assets to be so distributed.

114.	The directors may from time to time pay to the shareholders such interim dividends as appear to the directors to be justified by the profits of the Company.

115.

The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

116.

No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its issued and outstanding share capital.

117.

Notice of any dividend that may have been declared shall be given to each shareholder in manner hereinafter mentioned and all dividends unclaimed for three (3) years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

118.

No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than fifty (50) percent of the vote in electing directors.

119.	A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

120.

In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

121.

In the case of a dividend of authorised but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors shall designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

122.

A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value shall not constitute a dividend of shares.

123.	The record date for shareholders entitled to receive dividends shall be established in accordance with Article 41.

RESTRICTIONS ON TRANSFER AND OWNERSHIP

124.

Purpose. It is in the best interests of the Company and its shareholders that certain restrictions on the Transfer of Company Securities (each defined below) be established, as more fully set forth in these Articles of Association under the heading Restrictions on Transfer and Ownership (the “Transfer Restrictions”), as any such Transfer may threaten the preservation of certain tax attributes of the Company and its subsidiaries.

125.

Definitions. The following capitalized terms shall have the following respective meanings (and any references to any portions of the Code or the Treasury Regulations thereunder shall include any amendment thereto and any successor provisions):

(a)

“Acquire” means the acquisition, directly or indirectly and including by operation of law, of ownership of Company Securities by any means, including, without limitation: (i) the acquisition of any option, warrant, convertible security, pledge or other security interest or similar right to acquire Company Securities or the exercise of such an existing right that results in an acquisition of Company Securities; (ii) the entering into of any swap, hedge or other arrangement that results in the acquisition of any of the economic benefits of ownership of Company Securities from the owner of such Company Securities; or (iii) any other direct or indirect acquisition (including the direct or indirect acquisition of an ownership interest in a Prohibited Transferee) resulting in the direct, indirect, or constructive ownership of such Company Securities under Section 958 of the Code. The terms “Acquires” and “Acquisition” shall have the same meaning, mutatis mutandis.

(b)	“Beneficial Ownership,” “Beneficially Owned” and “Beneficially Owns” have the meanings specified in Rule 13d-3 promulgated under the United States Securities Exchange Act of 1934, as amended, including the provision that any member of a “group” will be deemed to have beneficial ownership of all securities beneficially owned by other members of the group, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided, however, that a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any Person or (y) securities directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock of such Person.

(c)

“CFC” shall mean a foreign corporation that is a “controlled foreign corporation” within the meaning of Section of 957 of the Code for purposes of Section 863(d) of the Code and the Treasury regulations promulgated thereunder, determined without regard to any attribution under Section 958 of the Code of stock of such foreign corporation to any subsidiary of the Company.

(d)	“Closing Date” shall have the meaning ascribed to it in the Business Combination Agreement.

(e)	“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” means the Board, or a committee of the Board to which the Board has delegated authority with respect to the Transfer Restrictions.

(g)

“Company Securities” means: (i) Common Shares; (ii) Preferred Shares; (iii) any other interests that would be treated as “stock” of the Company for purposes of Section 958 of the Code, including pursuant to Treasury Regulation Section 1.958-2(e); and (iv) warrants, rights or options to acquire shares or interests described in clauses (i)-(iii) and “Company Security” shall have a corresponding meaning.

(h)

“Disposition” means, with respect to any Person other than the Company, the sale, transfer, exchange, assignment, conveyance, pledge, distribution, contribution, or other disposition of such Company Securities by such Person. A “Disposition” also shall include the issuance or grant of a warrant, right or option to acquire Company Securities held by such Person.

(i)	“Ownership Cap” means 9.99%.

(j)

“Percentage Stock Ownership” means, with respect to any Person, such Person’s percentage stock ownership of Company Securities as determined under Section 958 of the Code, applicable Treasury Regulations and other official guidance.

(k)

“Person” means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization or entity within the meaning of Section 958 of the Code and applicable Treasury Regulations.

(l)	“Prohibited Transferee” means a Person whose Percentage Stock Ownership is in excess of the Ownership Cap.

(m)	“Signing Date” means the date of the execution of the Business Combination Agreement.

(n)	“Transfer” means any Acquisition or Disposition of Company Securities.

(o)	“Treasury Regulation” means any Treasury regulation, in effect from time to time, promulgated under the Code.

(p)	“United States” means the United States of America.

(q)	“United States Person” means any United States person within the meaning of Section 7701(a)(30) of the Code.

126.	Transfer Limitations.

(a)

Except as otherwise provided in Article 126(b) or Article 127, no Person shall be permitted to make a Transfer, whether in a single transaction (with any transactions occurring on the same day being treated as a single transaction) or series of related transactions, and any such purported Transfer will be void ab initio, (i) if and to the extent that, after giving effect to such purported Transfer, the purported transferee (or any other Person by reason of the purported transferee’s Acquisition) would become a Prohibited Transferee; or (ii) if the purported transferee is a Prohibited Transferee or the purported Transfer would increase the Percentage Stock Ownership of any Prohibited Transferee (any such purported Transfer described in this Article 126(a), a “Prohibited Transfer”).

(b)

The restrictions set forth in Article 126(a) shall not apply to a proposed Transfer, and the proposed Transfer shall not be treated as a Prohibited Transfer hereunder, if the transferor or the transferee obtains approval of the proposed Transfer by the Committee (at a meeting of the Committee or by written consent of the Committee). As a condition to granting its approval pursuant to this Article 126(b), the Committee may, as determined in its sole discretion, require and/or obtain (at the expense of the transferor and/or transferee) such documentation, information and action, if any, as it determines, including, without limitation, representations and warranties from the transferor and/or transferee, such opinions of counsel to be rendered by counsel selected by (or acceptable to) the Committee, and such other advice, in each case as to such matters as the Committee determines in its sole discretion is appropriate. Any such approval, once granted, shall be irrevocable, provided that such information, documentation and representations and warranties upon which such approval was based remain true, accurate and complete prior to the applicable Transfer.

(c)

The restrictions set forth in Article 126(a) shall not preclude the settlement of any transaction in the Company Securities through the facilities of The Depository Trust Company (or any successor or similar settlement service), it being understood, however, that any such settlement shall not negate or otherwise affect the treatment of a Transfer as a Prohibited Transfer hereunder.

127.	Exceptions to Transfer Limitations.

(a)

The Transfer of Company Securities to any Steiner Person pursuant to the Business Combination Agreement or the Investment Agreement (or, in each case, any related agreement) shall not be treated as a Prohibited Transfer and such Steiner Person(s) shall not be considered to be a Prohibited Transferee for purposes of such Transfer;

(b)

Any Transfer of Company Securities by or to a Steiner Person that, based on the facts and information available to the Company, (i) would not result in an increase in the total combined Percentage Stock Ownership (by vote) of Prohibited Transferees that are United States Persons, (ii) would not reasonably be expected to cause the Company to become a CFC as reasonably determined in good faith by the Company, upon the advice of its legal counsel, and (iii) would not cause the Percentage Stock Ownership (by voting power, with such determination of voting power taking into account any continuing director designation rights of the Steiner Persons pursuant to the Governance Agreement as of such time) of any Steiner Person to exceed 44.9% of the total voting power (as reasonably determined in good faith by the Company) shall not be treated as a Prohibited Transfer, and neither the transferor nor the transferee thereof shall be considered a Prohibited Transferee for purposes of any such Transfer. In making the determination described in clauses (i), (ii) and (iii) of the preceding sentence, the Steiner Representative and its legal and tax advisors shall have a reasonable opportunity to present their views and analysis relevant to such determination, but no Steiner Director shall be entitled to vote on any such determination. Any determination pursuant to clause (i), (ii) or (iii) of the second preceding sentence shall be made by the Company within five (5) business days of written request by the Steiner Representative.

(c)

Notwithstanding anything to the contrary in the Memorandum or these Articles of Association, in the event that a Transfer would not be described by the first sentence of Article 127(b) as a result of the conversion of Non-Voting Common Shares to Voting Common Shares pursuant to Article 11(m)(i)(A) of the Memorandum but would satisfy the requirement in clause (ii) of Article 127(b) taking into account Percentage Stock Ownership (by value), then the number of Non-Voting Common Shares that so convert upon Transfer thereof shall be automatically decreased to the extent required for such Transfer to be described by the first sentence of Article 127(b) (with any such determination, for the avoidance of doubt, being made in accordance the second and third sentences of Article 127(b)).

(d)

Any Transfer of Company Securities by any Steiner Person (i) to an underwriter or similar financial institution not purchasing such Common Shares for investment purposes or (ii) through a brokered transaction on a securities exchange in which the identity of the transferee is not known to the transferring Steiner Person(s), shall not be treated as a Prohibited Transfer and the applicable transferee shall not be considered to be a Prohibited Transferee for purposes of such Transfer.

128.	Treatment of Excess Securities.

(a)

(i)

No employee or agent of the Company shall record any Prohibited Transfer, and the purported transferee of a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Company for any purpose whatsoever in respect of the Company Securities that are the subject of the Prohibited Transfer (the “Excess Securities”). The Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities, to receive dividends or distributions, whether liquidating or otherwise, in respect thereof and to effect any Transfer thereof. Once the Excess Securities have been acquired in a Transfer that is in accordance with this Article 128 and is not a Prohibited Transfer, such Company Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Article 128 shall also be a Prohibited Transfer.

(ii)

The Company may require, including, but not limited to, as a condition to the registration of the Transfer of any Company Securities or the payment of any dividend or distribution on any Company Securities, that the proposed transferee or payee furnish to the Company all information reasonably requested by the Company with respect to all the direct or indirect ownership interests in such Company Securities. The Company may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Committee to be necessary or advisable to implement this Article 128, including, without limitation, authorizing such transfer agent to require an affidavit from a proposed transferee or payee regarding such Person’s direct, indirect, and constructive ownership of stock and other evidence that a Transfer will not be prohibited by the Transfer Restrictions as a condition to registering any Transfer or paying any dividend or distribution.

(b)

(i)

If a Prohibited Transfer has occurred: (1) the Prohibited Transfer and, if applicable, the registration of such Prohibited Transfer, shall be void ab initio and have no legal effect; and (2) upon written demand by the Company, the Purported Transferee (if identified by the Company or otherwise) shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Company with respect to the Excess Securities (the “Prohibited Distributions”), to an agent designated and controlled by the Committee (the “Agent”).

(ii)

If a Prohibited Transfer has occurred, the Agent shall thereupon sell to a buyer or buyers the Excess Securities transferred to it pursuant to this Article 128(b)(ii) in one or more arm’s-length transactions (including over a national securities exchange on which the Company Securities may be traded, if possible); provided, however, that the Agent, in its sole discretion, shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s sole discretion, such sale or sales would disrupt the market for the Company Securities or otherwise would adversely affect the value of the Company Securities; provided further that any such sale by the Agent must not constitute a Prohibited Transfer. If the Purported Transferee has resold the Excess Securities before receiving the Company’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale (in the form received, i.e., whether in cash or other property), and the Agent shall thereupon identify and sell any non-cash consideration to a buyer or buyers in one or more arm’s-length transactions (including over a national securities exchange, if possible), except to the extent the Company grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Article 128(c) if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

(c)

Except for Prohibited Distributions that are to be returned to the Purported Transferor in accordance with Article 128(b)(ii), the Agent shall apply any proceeds or any other amounts received by it by and in accordance with this Article 128 as follows:

(i)	first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;

(ii)

second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Prohibited Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer); and

(iii)

third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code selected by the Committee; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a Percentage Stock Ownership interest in the Company greater than the Ownership Cap, then such remaining amounts shall be paid to two or more unrelated organizations qualifying under Section 501(c)(3) of the Code selected by the Committee, such that no organization qualifying under Section 501(c)(3) of the Code shall possess Percentage Stock Ownership in the Company in excess of the Ownership Cap.

(iv)

The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (ii) above. Except to the extent used to cover the reasonable and documented out-of-pocket costs and expenses incurred by the Agent in performing its duties hereunder, in no event shall the proceeds of any sale of Excess Securities pursuant to this Article 128 inure to the benefit of the Company.

(d)

If the Purported Transferee or the Purported Transferor fails to surrender the Excess Securities (as applicable) or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Company makes a demand pursuant to Article 128(b), then the Company shall, in such manner and at such time, as determined by the Committee, use its best efforts to enforce the provisions hereof, which may include the institution of legal proceedings to compel the surrender. Nothing in this Article 128(d) shall (i) be deemed inconsistent with any Prohibited Transfer of the Excess Securities provided in the Transfer Restrictions being void ab initio or (ii) preclude the Company in its discretion from immediately bringing legal proceedings without a prior demand.

(e)

In the event of any Prohibited Transfer that does not involve a transfer of Company Securities within the meaning of the Act, the application of Article 128(b)-(d) shall be modified as described in this Article 128(e). In such case, no such Purported Transferee shall be required to dispose of any interest that is not a Company Security, but such Purported Transferee and/or any Person whose ownership of Company Securities is attributed to such Purported Transferee (such Purported Transferee or other Person, a “Remedial Holder”) shall be deemed to have disposed of and shall be required to dispose of sufficient Company Securities (which Company Securities shall be disposed of in the inverse order in which they were acquired) to cause such Purported Transferee, following such disposition, not to be in violation of the Transfer Restrictions. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Company Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Article 128(b)-(d), except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the Prohibited Transfer. A Remedial Holder shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Company, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, following the time of the Prohibited Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due to such Remedial Holder. The purpose of this Article 128(e) is to extend the restrictions in Article 128(b)-(d) to situations in which there is a Prohibited Transfer without a direct Transfer of Company Securities, and this Article 128(e), along with the other provisions of the Transfer Restrictions, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Company Securities.

129.

Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of the Transfer Restrictions who knowingly violates the provisions of the Transfer Restrictions shall be liable to the Company for, and shall indemnify and hold the Company and its subsidiaries harmless against, any and all damages suffered by the Company or its subsidiaries as a result of such violation, including, but not limited to, United States federal, state or local taxes, together with any interest, penalties and additions to tax, imposed on the Company or any of its subsidiaries as a result of the Company or any of its subsidiaries being treated as a CFC and attorneys’, accountants’ and auditors’ fees incurred in connection with such violation.

130.	Compliance.

(a)

The Committee shall have the power to, in good faith, decide all matters necessary for determining compliance with the Transfer Restrictions, including, without limitation, determining (A) the identification of Prohibited Transferees, (B) whether a Transfer is a Prohibited Transfer, (C) whether to exempt a Transfer, (D) the Percentage Stock Ownership of any Prohibited Transferee or other Person, (E) whether an instrument constitutes a Company Security, (F) the amount (or fair market value) due to a Purported Transferee or Purported Transferor pursuant to the Transfer Restrictions, (G) to interpret any provision of the Transfer Restrictions, and (H) any other matter that the Committee determines to be relevant. The good faith determination of the Committee, upon the advice of outside counsel, on such matters shall be conclusive and binding on all persons and entities for the purposes of the Transfer Restrictions.

(b)

Without affecting or limiting any of the rights of SLL under the Business Combination Agreement, nothing contained in the Transfer Restrictions shall limit the authority of the Committee to take such other action to the extent permitted by law as it deems reasonably necessary or advisable to assist the Company and its shareholders in preventing the Company or any of its subsidiaries from being treated as a CFC. Without limiting the generality of the foregoing but subject to the rights of SLL under the Business Combination Agreement, in the event of a change in law making one or more of the following actions reasonably necessary or desirable, the Committee may, by adopting a written resolution, (A) modify the ownership interest percentage in the Company or the Persons covered by the Transfer Restrictions, (B) modify the definitions of any terms set forth in the Transfer Restrictions or (C) modify the terms of the Transfer Restrictions as appropriate, in each case, in order to prevent the Company or any of its subsidiaries from being treated as a CFC, as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Committee shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to prevent the Company or any of its subsidiaries from being treated as a CFC or that the continuation of these restrictions is no longer reasonably necessary to prevent the Company or any of its subsidiaries from being treated as a CFC.

(c)

In the case of an ambiguity in the application of any of the provisions of the Transfer Restrictions, including any definition used herein, the Committee shall have the power to, determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event the Transfer Restrictions require an action by the Committee but fails to provide specific guidance with respect to such action, the Committee shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of the Transfer Restrictions. All such actions, calculations, interpretations and determinations that are done or made by the Committee shall be conclusive and binding on the Company, the Agent, and all other parties for all other purposes of the Transfer Restrictions.

131.

Severability. If any provision or provisions of the Transfer Restrictions shall be held invalid, illegal or unenforceable as applied to any person or entity or circumstances for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of the Transfer Restrictions (including, without limitation, each portion of any sentence of the Transfer Restrictions containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

132.

The restrictions on transfer and ownership imposed by the Transfer Restrictions will expire on the close of business on the date the Committee publicly announces that it has determined that such restrictions are no longer necessary or desirable to prevent the Company or any of its subsidiaries from being treated as a CFC.

BUSINESS OPPORTUNITIES

133.

In recognition and anticipation of the facts that: (a) directors, managers, officers, shareholders, partners, managing members, employees and/or agents of the Steiner Group (each of the foregoing, a “Steiner Group Related Person”) may serve as directors, officers, employees and agents of the Company or one or more of its subsidiaries); and (b) the Steiner Group engages, and shall continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company or any of its subsidiaries, directly or indirectly, may engage, the provisions of Articles 133 through 137 are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the shareholders and the Steiner Group Related Persons, and the powers, rights, duties and liabilities of the Company and its officers, directors and shareholders in connection therewith.

134.

To the fullest extent permitted by applicable law, the Steiner Group and the Steiner Group Related Persons shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest, duty or expectancy of the Company or any of its subsidiaries in, or in being offered an opportunity to participate in, or being presented with, any potential transaction or matter which may be a corporate opportunity for either the Steiner Group or any Steiner Group Related Person, on the one hand, and the Company and its subsidiaries, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law (including the Statute), the Steiner Group and the Steiner Group Related Persons shall have no duty to communicate or offer any such corporate opportunity to the Company or any of its subsidiaries and shall not be liable to the Company, any of its subsidiaries or any of their respective equityholders for breach of any fiduciary or other duty (of whatever nature) as a director, officer, employee, equityholder or agent of the Company or any of its subsidiaries by reason of the fact that such party directly or indirectly pursues, exploits or acquires such corporate opportunity for the Steiner Group, itself, himself or herself, directs such corporate opportunity to another person (including any Steiner Group member or any Steiner Group Related Person), or does not communicate information regarding such corporate opportunity to the Company.

135.

Except as provided elsewhere in these Articles of Association, the Company, on behalf of itself and its subsidiaries, hereby renounces any interest or expectancy of the Company or any of its subsidiaries in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company or any of its subsidiaries and the Steiner Group, about which a director and/or officer of the Company who is also a Steiner Group Related Person acquires knowledge.

136.

To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in these Articles of Association to be a breach of duty to the Company, its subsidiaries or any of their equityholders, the Company, on behalf of itself and its subsidiaries, hereby waives, to the fullest extent permitted by applicable law, any and all claims and causes of action that the Company or any of its subsidiaries may have for such activities. To the fullest extent permitted by applicable law, the provisions of these Articles of Association apply equally to activities conducted in the future and that have been conducted in the past.

FISCAL YEAR

137.	The fiscal year of the Company shall be determined by the Board of Directors.

BOOKS AND RECORDS

138.

The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to inspection by the shareholders not being directors, and no shareholder (not being a director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the directors.

NOTICES

139.

Any notice, information or written statement to be given by the Company to shareholders shall be in writing and delivered personally or mailed to the shareholders at their address appearing on the books of the Company. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice, information or written statement may be given to shareholders by means of electronic transmission in accordance with the Act.

VOLUNTARY WINDING UP AND DISSOLUTION

140.	The Company may voluntarily commence to wind up and dissolve by resolution of shareholders or by resolution of directors.

141.

If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a resolution of shareholders, divide among the shareholders in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he or she deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

CONTINUATION

142.

The Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside The Bahamas in the manner provided under those laws.

GOVERNING LAW

143.	Except as otherwise specifically provided for herein, Bahamian law shall govern all aspects of these Articles of Association.

COMMONWEALTH OF THE BAHAMAS

New Providence

Company under the International Business

Companies Act 2000

THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

AND

SECOND AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ONESPAWORLD HOLDINGS LIMITED

Incorporated the 5th day of October, 2018

Prepared by:

Harry B. Sands, Lobosky Management Co. Ltd.

Shirley House

253 Shirley Street

Nassau, New Providence

Bahamas

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet QUICK EASY IMMEDIATE 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 9, 2020. INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: http://cstproxy.com/onespaworld/2020 PLEASE DO NOT RETURN THE PROXY CARD your IF YOU ARE VOTING ELECTRONICALLY. MAIL Mark, sign and date proxy card and return it in the postage-paid envelope provided. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY Please mark your votes X like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND A VOTE “FOR” PROPOSALS 2, 3 AND 4. 1. Election of Directors: 3. Approval of the Private FOR AGAINST ABSTAIN Placement (as defined in the FOR AGAINST WITHHOLD proxy statement) for purposes of (1) Steven J. Heyer Nasdaq Listing Rule 5635: (2) Andrew R. Heyer 4. Approval of the adoption of our FOR AGAINST ABSTAIN (3) Leonard Fluxman Amended Articles (as defined in the proxy statement) to, among 2. Ratification of the appointment FOR AGAINST ABSTAIN other things, authorize a new of Ernst & Young LLP as the class of Non-Voting Common Company’s independent Shares, par value $0.0001 per registered public accounting firm share: for the year ending December 31, 2020. CONTROL NUMBER Signature Signature, if held jointly , 2020 Note: Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title.

16007 OneSpaWorld Proxy Card REV4 Back Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders To view the 2020 Proxy Statement, 2019 Annual Report and to attend the Annual Meeting, please go to: https://www.cstproxy.com/onespaworld/2020 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OneSpaWorld Holdings Limited For the Annual Meeting of Shareholders to be held on Wednesday, June 10, 2020, at 12:30 p.m., Eastern Daylight Time By signing this proxy, you revoke all prior proxies and appoint Glenn J. Fusfield and Stephen B. Lazarus, and each of them with full power of substitution, to represent and to vote, as designated on the reverse hereof, all of the common shares of OneSpaWorld Holdings Limited held of record by you at the close of business on May 5, 2020 at the Annual Meeting of Shareholders of OneSpaWorld Holdings Limited to be held on June 10, 2020, and at any postponement or adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. (Continued and to be marked, dated and signed, on the other side)